Exhibit 96.1

Technical Report:

Revised Assessment of the

Don Diego West Phosphorite Deposit,

Mexican Exclusive Economic Zone (EEZ)

Prepared for

Oceanica Resources S. de R.L.

Panama

Effective Date

June 30, 2014

Prepared by:

Henry J. Lamb, P.G.

Mineral Resource Associates

501 North Church Avenue

Mulberry, Florida 33860

(863) 425-4092

Preliminary Assessment of the West Don Diego Phosphorite Deposit

June 2014

TABLE OF CONTENTS

1.0	ITEM 3: EXECUTIVE SUMMARY		11
	1.1	LOCATION	11
	1.2	OWNERSHIP	11
	1.3	GEOLOGY AND MINERALIZATION	11
	1.4	EXPLORATION CONCEPT	12
	1.5	EXPLORATION, DEVELOPMENT AND OPERATION STATUS	13
	1.6	CONCLUSIONS OF THE QUALIFIED PERSON	13
	1.7	RECOMMENDATIONS OF THE QUALIFIED PERSON	14
2.0	ITEM 4: INTRODUCTION		15
	2.1	SPONSOR AND REPORT PURPOSE	15
	2.2	INFORMATION SOURCES	15
	2.3	PROPERTY INSPECTION	15
3.0	ITEM 5: RELIANCE ON OTHER EXPERTS		16
4.0	ITEM 6: PROPERTY DESCRIPTION AND LOCATION		17
	4.1	PROPERTY AREA	17
	4.2	PROPERTY LOCATION	17
	4.3	MINERAL TENURE	18
	4.4	TITLE, INTEREST, RIGHTS AND OBLIGATIONS	18
		4.4.1 Title	18
		4.4.2 Interest	18
		4.4.3 Rights and Obligations	20
	4.5	LOCATION OF PROPERTY BOUNDARIES	21
	4.6	LOCATION OF ADJACENT MINERALIZATION, RESOURCES, RESERVES, WORKINGS AND FACILITIES	21
	4.7	ROYALTIES, BACK-IN RIGHTS, PAYMENTS, AGREEMENTS, AND ENCUMBRANCES	21
	4.8	ENVIRONMENTAL LIABILITIES	22
	4.9	PERMITS	22
5.0	ITEM 7: ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY		23
	5.1	TOPOGRAPHY, ELEVATION AND VEGETATION	23
	5.2	PROPERTY ACCESS	23
	5.3	POPULATION CENTERS AND TRANSPORT	24
	5.4	CLIMATE AND OPERATING SEASON	24
	5.5	INFRASTRUCTURE	25
6.0	ITEM 8: HISTORY		26
	6.1	PRIOR OWNERSHIP	26
	6.2	PRIOR EXPLORATION	26
	6.3	HISTORICAL RESOURCE AND RESERVE ESTIMATES	26
	6.4	PRODUCTION HISTORY	26
7.0	ITEM 9: GEOLOGICAL SETTING		27
	7.1	REGIONAL GEOLOGY	27
	7.2	LOCAL GEOLOGY	27
	7.3	PROPERTY GEOLOGY	28
		7.3.1 Don Diego West Phosphorite Deposit	28
		7.3.2 Hardbottom Outcrop	28
		7.3.3 Don Diego East Phosphorite Occurrence	29
8.0	ITEM 10: DEPOSIT TYPES		30
	8.1	MARINE SEDIMENTARY PHOSPHORITES	30
	8.2	IGNEOUS APATITES	30
	8.3	DON DIEGO PHOSPHORITES	31

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9.0	ITEM 11: MINERALIZATION		32
	9.1	GEOLOGIC STRUCTURE	32
	9.2	STRATIGRAPHY	32
	9.3	TEXTURE	32
	9.4	MINERALOGY	32
10.0	ITEM 12: EXPLORATION		34
	10.1	LITERATURE SEARCH AND ANALYSIS	34
	10.2	EARLY EXPLORATION (LEGS 1 AND 2)	35
		10.2.1 Leg 1	35
		10.2.2 Leg 2	36
		10.2.3 Leg 3	38
		10.2.4 Leg 4	39
11.0	ITEM 13: DRILLING		41
	11.1	ROSSFELDER VIBRACORE	41
	11.2	DRILLING ATTITUDE	42
	11.3	FUTURE DRILLING PROCEDURES	42
12.0	ITEM 14: SAMPLING METHOD AND APPROACH		43
	12.1	DESCRIPTION OF SAMPLING METHODS	43
		12.1.1 Piston Core and One-Pass Samples	43
		12.1.2 Rossfelder Core Samples	43
		12.1.3 ROV Samples	43
	12.2	DRILLING, SAMPLING, AND RECOVERY FACTORS	43
	12.3	SAMPLE QUALITY	44
	12.4	GEOLOGIC CONTROLS FOR SAMPLING	44
	12.5	SUMMARY OF RELEVANT SAMPLES AND COMPOSITES	44
13.0	ITEM 15: SAMPLE PREPARATION, ANALYSES AND SECURITY		45
	13.1	SAMPLE PREPARATION	45
	13.2	ANALYSIS - PISTON CORE SAMPLES	45
	13.3	ANALYSIS - ROSSFELDER VIBRACORE SAMPLES	45
		13.3.1 Chemical Analyses	45
		13.3.2 Ore Characterization	45
		13.3.3 Chemical Analysis	52
		13.3.4 Amine Flotation Tests	52
		13.3.5 Gravity Separation Tests	53
	13.4	SAMPLE SECURITY	53
	13.5	QP STATEMENT	53
14.0	ITEM 16: DATA VERIFICATION		54
	14.1	QUALITY CONTROL AND DATA VERIFICATION	54
	14.2	VERIFICATION BY THE QUALIFIED PERSON	54
		14.2.1 Physical Data	54
		14.2.2 Chemical Data	55
	14.3	VERIFICATION PROCEDURES AND LIMITATIONS	57
	14.4	FAILURE TO VERIFY	57
15.0	ITEM 17: ADJACENT PROPERTIES		58
	15.1	SANTO DOMINGO PHOSPHORITE DEPOSIT AND MINE	58
	15.2	SANTO DOMINGO EXPLORATION CONCESSIONS	58
	15.3	PHOSMEX	59
16.0	ITEM 18: MINERAL PROCESSING AND METALLURGICAL TESTING		60
	16.1	MINERAL BENEFICIATION PROCEDURES	60
		16.1.1 Metallurgical Procedures	60
		16.1.2 Analytical Procedures - Flotation Tests	61
		16.1.3 Results	61
	16.2	REPRESENTATIVE SAMPLES	65
		16.2.1 Ore Characterization	65
		16.2.2 Mineral Beneficiation	65

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17.0	ITEM 19: MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES		66
	17.1	CONDITIONS FOR REPORTING MINERAL RESOURCE ESTIMATES	66
	17.2	ESTIMATED MINERAL RESOURCES FOR THE DON DIEGO WEST PHOSPHORITE DEPOSIT	66
		17.2.1 Measured Phosphorite Resources	66
		17.2.2 Indicated Phosphorite Resources	66
		17.2.3 Inferred Phosphorite Resources	67
	17.3	KEY ASSUMPTIONS, PARAMETERS AND METHODS FOR ESTIMATING PHOSPHORITE RESOURCES	69
		17.3.1 Raw Data and Strata Calculation Procedures	69
		17.3.2 Hole Composite Calculation Procedures	69
		17.3.3 Resource Calculation Procedures	69
	17.4	RELEVANT ENVIRONMENTAL, PERMITTING, LEGAL, TITLE, TAXATION, SOCIO-ECONOMIC, MARKETING AND POLITICAL FACTORS	70
	17.5	RELEVANT TECHNICAL FACTORS INFLUENCING THE PHOSPHORITE RESOURCES AND RESERVES	70
		17.5.1 Geologic and Geographical Configuration	71
		17.5.2 Mining	71
		17.5.3 Metallurgical Processing	71
		17.5.4 Infrastructure	72
	17.6	ECONOMIC EVALUATION	72
	17.7	QUALITY AND QUANTITY OF THE MINERAL RESOURCES	73
	17.8	POLYMETALLIC MINERAL RESOURCES	73
18.0	ITEM 20: OTHER RELEVANT DATA AND INFORMATION		74
	18.1	MINING LAW AND ROYALTY	74
	18.2	OTHER ISSUES	74
19.0	ITEM 21: INTERPRETATION AND CONCLUSIONS		75
	19.1	INTERPRETATION	75
	19.2	CONCLUSIONS	75
20.0	ITEM 22: RECOMMENDATIONS		76
	20.1	EXPLORATION AND SAMPLE ANALYSIS	76
	20.2	MARKET ANALYSIS	76
	20.3	RESOURCE ESTIMATE UPDATE	76
	20.4	RESERVES AND MINE PLANNING	76
	20.5	PHOSPHORIC ACID TESTING	76
	20.6	BUSINESS DEVELOPMENT MODEL	77
	20.7	FEASIBILITY STUDY	77
21.0	ITEM 23: REFERENCES		78
22.0	ITEM 24: DATE AND SIGNATURE PAGE		80
	22.1	STATEMENT OF CERTIFICATION BY THE PRINCIPAL AUTHOR AND EDITOR	80
23.0	ITEM 25: ADDITIONAL REQUIREMENTS FOR TECHNICAL REPORTS ON DEVELOPMENT PROPERTIES AND PRODUCTION PROPERTIES		82
	23.1	MINING OPERATIONS	82
		23.1.1 Mining	82
		23.1.2 Metallurgical Processes	82
		23.1.3 Production Forecast	82
	23.2	RECOVERABILITY	82
	23.3	MARKETS	83
	23.4	CONTRACTS	83
	23.5	ENVIRONMENTAL CONSIDERATIONS	83
	23.6	TAXES, ROYALTIES AND OTHER GOVERNMENTU LEVIES	83

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	23.7 CAPITAL AND OPERATING COST ESTIMATES	83
	23.8 ECONOMIC ANALYSIS	83
	23.9 PAYBACK	83
	23.10 MINE LIFE	84
24.0	ITEM 26: ILLUSTRATIONS	85
25.0	APPENDIX A: HAYS SHIPS LOCATION LETTER	86
26.0	APPENDIX B: DON DIEGO MINERAL LICENSE	87
27.0	APPENDIX C: REPORT CONTRIBUTORS	90
	27.1 DR. BRIAN PARSONS	90
	27.2 MARK MUSSETT	90
	27.3 JOHN OPPERMANN	90
	27.4 DAVID KRONENFELD	91
	27.5 MELINDA J. MACCONNEL	91
28.0	APPENDIX D: LABORATORY PROCEDURES	92
29.0	APPENDIX E: LIST OF PHYSICAL CHARACTERISTICS BY SAMPLE INTERVAL	95
30.0	APPENDIX F: LIST OF FIPR CHEMICAL ASSAYS FOR THE ORE CHARACTERISTICS SAMPLES	113
31.0	APPENDIX G: LIST OF DUPLICATE, BLANK AND STANDARDS CHEMICAL ASSAYS FOR QUALITY CONTROL	114
	31.1 DUPLICATE STATICTICS, ASSAYS AND CHARTS	114
	31.2 BLANK ASSAYS	129
	31.3 CHECK SAMPLE	134
32.0	APPENDIX H: STRATA CALCULATION PROCEDURE AND REPORTS	139
33.0	APPENDIX I: HOLE COMPOSITE CALCULATION PROCEDURE AND REPORTS	140
34.0	APPENDIX J: RESOURCE CALCULATION PROCEDURES AND TABLES	141

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LIST OF TABLES

Table 4-1	Vertices defining the Don Diego Mineral Concession Boundary	17
Table 4-2	Vertices Defining the Out Parcels Boundary	17
Table 4-3	Ownership of Oceanica Resources S. de R.L.	19
Table 4-4	Don Diego Mineral License Rent Schedule	22
Table 9-1	Preliminary Don Diego West Phosphorite XRD Mineralogy	33
Table 10-1	Contracted Services	34
Table 10-2	Drilling Summary for Legs 1-3	37
Table 13-1	Listing of Holes and Sample Intervals Defining the Don Diego West Phosphorite Deposit	47
Table 13-2	Chemical Analyses for Ore Characterization	52
Table 14-1	Duplicate Sample Assays	56
Table 16-1	Chemical Analyses for Flotation Test Samples	61
Table 17-1	Measured Resources for the Don Diego West Phosphorite Deposit	67
Table 17-2	Indicated Resources for the Don Diego West Phosphorite Deposit	67
Table 17-3	Inferred Resources for the Don Diego West Phosphorite Deposit	67

LIST OF FIGURES

Figure 1-1	Location of the Don Diego Phosphate Project	11
Figure 4-1	Configuration of the Don Diego Mineral Concession	18
Figure 4-2	Corporate Structure	19
Figure 7-1	Location of the Don Diego West Phosphorite Deposit Relative to the Hardbottom Outcrop	29
Figure 8-1	Principal Phosphate Rock Deposits	30
Figure 10-1	Leg 1 Summary Location Map	36
Figure 10-2	Legs 1 and 2 Multibeam Mapping of the Hardbottom (Black Line)	38
Figure 10-3	Core Locations for Legs 1, 2 and 3	39
Figure 10-4	Multibeam and Coring Locations for Legs 1, 2, 3 and 4	40
Figure 11-1	The Rossfelder Vibracore on the M/V Dorado Discovery Stern	41
Figure 14-1	Correlation between the Ore Bulk Density and the Fine Waste Size Fraction of the Don Diego West Phosphorite Ore	54
Figure 14-2	Correlation between the Ore Bulk Density and the Flotation Feed Size Fraction of the Don Diego West Phosphorite Ore	55
Figure 14-3	Comparison of Original and Duplicate Ore Head P2O5 Assays	56
Figure 16-1	Normalized Phase Diagram for the Ore Assays from 48 Flotation Tests	62
Figure 16-2	Normalized Phase Diagram for the Oversize Waste Assays from 48 Flotation Tests	63
Figure 16-3	Normalized Phase Diagram for the Fine Waste Assays from 48 Flotation Tests	63
Figure 16-4	Normalized Phase Diagram for the Float Feed Assays from 48 Flotation Tests	64
Figure 16-5	Normalized Phase Diagram for Concentrate Assays from 48 Flotation Tests	64
Figure 17-1	Outline of the Don Diego West Phosphorite Deposit (white area)	68
Figure 17-2	Drill Hole Locations (green dots)	68

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CAUTIONARY NOTE TO US INVESTORS:

The United States Securities and Exchange Commission (the “SEC”) limits disclosure for reporting purposes to mineral deposits that a company can economically and legally extract or produce. Certain terms are used in this report, such as “reserves,” “resources,” “geologic resources,” “proven,” “probable,” “measured,” “indicated,” or “inferred,” which may not be consistent with the reserve definitions established by the SEC.

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DISCLAIMER

Mineral Resource Associates (MRA) has prepared this NI 43-101 Technical Report for the Don Diego Phosphate Project. The project location has not been inspected by MRA. MRA has reviewed technical data, reports, and studies produced by others as well as information provided by Oceanica Resources, S. de R.L. and its affiliates. The review was conducted on a reasonableness basis and MRA has noted herein where such provided information engendered questions. Except for the instances in which we have noted questions and after verification, where possible, MRA has relied upon the information provided as being accurate and suitable for use in this report.

MRA assumes no liability for the accuracy of the information provided. We retain the right to change or modify our conclusions if new, or undisclosed information, is provided which might change our opinion.

MRA does not accept any liability other than its statutory liability to any individual, organization, or company and takes no responsibility for any loss or damage arising from the use of this report, or information, data, or assumptions contained therein. With respect to this Technical Report and use thereof by Oceanica Resources, S. de R.L. and its affiliates, each entity agrees to indemnify and hold harmless Mineral Resource Associates, its shareholders, directors, officers, and associates from any and all losses, claims, damages, liabilities or actions to which they or any of them may become subject under any securities act, statute or common law and will reimburse them on a current basis for any legal or other expenses incurred by them in connection with investigating any claims or defending any actions.

ELECTRONIC DISCLAIMER

Electronic mail copies of this report are not official unless authenticated and signed by MRA and are not to be modified in any manner without MRA’s expressed written consent.

UNITS OF MEASUREMENT AND CURRENCY

Measurement units used in this report are in the metric system. The currency is United States (US) dollars unless specifically stated otherwise.

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GLOSSARY OF TERMS AND ABBREVIATIONS

apatite	A group of variously colored hexagonal minerals consisting of calcium phosphate together with fluorine, chlorine, hydroxyl, or carbonate in various amounts. Also any mineral of the apatite group such as fluorapatite, chloroapatite, hydroxylapatite, carbonate-apatite and francolite.

beneficiation

Ore dressing, a series of unit operations to liberate and then separate ore minerals from gangue minerals. The products of beneficiation are referred to as:

Concentrates:     enriched in ore minerals

Tailings:             depleted of ore minerals

Slimes:               fine particles rejected by washing

bulk density	In situ specific gravity (or specific weight in place, undisturbed) of identified types of rock or burden, including natural moisture

calcite	Common rock-forming mineral: CaCO3.

CAPEX	Capital Expenditures

desalination	The process of removing dissolved salt and other minerals from seawater to create freshwater.

dilution	The excavation in mining of minor amounts of waste material with ore, specifically at the ore/waste contacts, which results in decreasing the quality of ore and increasing the mined quantity from estimations based on geological plans.

dolomite	Widely occurring rock formed from limestone by the replacement of calcium by magnesium as carbonate of calcium and magnesium, CaMg(CO3)2.

flotation	A process in which a prepared mixture of minerals is conditioned with reagents and subjected to agitation and aeration to cause those minerals rendered hydrophobic to float and the other minerals to sink.

flowsheet	A diagram showing relationships between process units, or process areas, and process streams. May be in the form of a block diagram or a symbol diagram.

fluorapatite	A form of apatite in which fluorine predominates over chlorine.

FOB	Freight on Board

francolite	A variety of carbonate fluorapatite occurring in most commercial phosphate rocks of sedimentary origin. The mineral may have a high degree of anion and cation substitution in the fluorapatite structure.

hardbottom	Exposed areas of rock or consolidated sediments, distinguished from surrounding unconsolidated sediments, which may or may not be characterized by a thin veneer of live or dead biota, generally located in the ocean rather than in the estuarine system.

Hydrocyclone	A classifier used to separate a pulp into coarse/heavier product and a fine/lighter product. The pulp takes a circular path in a cone-shaped device where centrifugal forces act to separate the feed to the device into a coarse fraction that is discharged at the apex of the cone and a finer fraction removed by a vortex finder.

JORC	Internationally accepted code for Reporting of Mineral Resources and Ore Reserves, Australasian Joint Ore Reserves Committee.

M/V Dorado Discovery	The Research Vessel Dorado Discovery is the mineral exploration platform used during the Don Diego Phosphorite Project.

OPEX	Operating Expenditure

Ore	Material qualified as ore contains phosphorite in sufficient quantity and quality to be proven economical to mine, within the perspective of the mining plan designed for the entire project scope

Overburden	Sedimentary rock composed predominantly of carbonates, which overlies the phosphorite layers of the resource

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GLOSSARY OF TERMS AND ABBREVIATIONS
Phosphate	A compound characterized by a tetrahedral ionic group of phosphorous and oxygen (PO4)3. Used by industry to loosely indicate the apatite group of minerals (phosphate) or deposits of apatite minerals (phosphate deposits). Used in this study with reference to phosphorite beds (reserves).

Phosphorite	A sedimentary rock composed principally of phosphate minerals. Most commonly, it is a bedded, marine rock composed of microcrystalline carbonate-fluorapatite in the form of laminae, pellets, oolites, nodules, and skeletal and shell fragments. Used in this study to descriptively designate correlatable zones of substantial amounts of phosphate minerals (resources).

Pilot plant	An installed prototype of a process in which each of the processing units are replicated at a reduced scale to permit operation on a semi-continuous basis under a controlled environment where measurements and efficiencies can be observed and measured.

ROI	Return on Investment

Slimes	Fine particulate material that can interfere with flotation due to excessive reagent consumption, excessive frothing, or slimes coatings. Frequently, the fine gangue material is removed from ore by washing and size classification.

Stripping	Removal of overburden to expose ore body.

Stripping ratio	The ratio of waste material to phosphorite material removed in the mine plan. This ratio is expressed on a weight basis in this report (tonnes of waste to one tonne of phosphorite).

Surficial	Of, relating to, or occurring on or near the surface of the earth

Tailings	Waste material removed from sized ore in the beneficiation flotation process.

Waste	Rock within the designed mine plan which contains insufficient economical quantity, or no measured quantity of phosphorite. It is basically sterile rock material, which is required to be removed to access economical phosphorite, designated as ore.

GLOSSARY OF CHEMICAL ABBREVIATIONS
acid insoluble residue	(A.I. and/or A.I.R.) The material remaining after samples have been digested for chemical analysis. This material is essentially inert in the manufacture of phosphoric acid.

Al2O3	A commonly used term for expressing aluminum content in phosphate rock ore and products as well as phosphate-based fertilizer products.

CaO	Calcium oxide, lime, or quicklime. Also the analytical format for expressing calcium analysis.

Cd	Cadmium. A heavy metal that may exist as trace quantities (ppm) in phosphate rock.

Fe2O3	Ferric oxide or hematite; the analytical format for expressing iron analysis.

MgO	Magnesium oxide or magnesia, the analytical format for expressing magnesium analysis.

P	Phosphorous element

P2O5	Phosphorus pentoxide. A term commonly used to denote the phosphorus (P) content or grade, expressed as a percent. Also the analytical format for expressing phosphorus analysis of fertilizers.

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GLOSSARY OF MEASUREMENT ABBREVIATIONS
°C	Degree Celsius

ha	A hectare is an unit of surface or land equivalent to 10,000 square meters or 2.471 acres.

k	Kilo, 1,000 (thousand)

kg	Abbreviation for kilograms (1,000 grams), equivalent to 2.205 pounds.

kg/cm2	Gauge pressure

kw	Abbreviation for kilowatt, equivalent to 1.341 horsepower (HP)

kwh	Kilowatt Hour

L	Abbreviation for liter, equivalent to 0.254 US liquid gallons

m	A meter, equivalent to 39.37 inches

m2	Square meter

m3	Cubic meter

m3/h	Cubic meter per hour

micron	A unit of length equal to one millionth of a meter.

mm	Millimeter (0.0001 m)

MW	Megawatt

Mwh	Megawatt Hour

ppm	Parts per million

psu	The Practical Salinity Scale defines salinity in terms of the conductivity ratio of a sample to that of a solution of 32.4356 grams of KCl at 15°C in a 1 kilogram solution. A seawater sample at 15°C with a conductivity equal to this KCl solution has a salinity of exactly 35 practical salinity units (psu).

tonne	A metric tonne, equal to 2,204.62 pounds

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1.0     ITEM 3:    EXECUTIVE SUMMARY

1.1     LOCATION

The Don Diego Phosphate Project involves those activities associated with the exploration and development of a seafloor sedimentary marine phosphorite located primarily in the Mexican Exclusive Economic Zone (EEZ) offshore Baja California Sur, Mexico in the Pacific Ocean. See Figure 1-1.

Figure 1-1     Location of the Don Diego Phosphate Project

1.2     OWNERSHIP

The Don Diego Mineral Concession was granted to Exploraciones Oceanicas, S. de R.L. de C.V. by the Secretaria de Economia, Coordinacion General de Mineria, Direccion General de Minas on June 28, 2012, and is valid for 50 years. The granting document is entitled, “Titulo de Concesion Minera Numero 240744.”

1.3     GEOLOGY AND MINERALIZATION

The Don Diego Phosphorite Deposit is a marine sedimentary pelletal phosphorite and appears to conform to the classical description for the geologic origin of such deposits. The deposit has been known for about 50 years with the first scientific report being an unpublished PhD Dissertation by D’Anglejan (1965).

D’Anglejan (1967) described the regional deposit as a bedded phosphorite facies found within recent continental shelf sediments off the west coast of Baja California Sur between 24º and 26º N latitude. Conditions appeared to conform to the geological and marine environment for large-scale phosphorite formation including a shallow platform along a trough restricted by submarine banks with local seasonal upwelling marine currents laden with phosphorus. The lithological description is a

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carbonate-fluorapatite with opaline silica and reducing fine mud. The phosphorite occurs as black to dark brown, well-sorted, sand to fine sand particles hosted in a fine sand to silt/clay matrix, black to dark greenish black in color. The carbonate content of the fluorapatite pellets was determined to be 1.25% to 1.75% CO2, comparable to the Permian phosphorites of Wyoming and the fluoride content was assayed at 2.8% F.

D’Anglejan continued and reported types of phosphate particles:

•	Black ovoidal structureless pellets; and

•	Biogenous particles in the coarser fraction, the majority of which are platy, lamellar and appear to be derived from a phosphatic brachiopod valve (Discinicus cumingli).

The primary weakness of the D’Anglejan reports and subsequent reports referring to his reports is the lack of penetration into the phosphorite bed. During Legs 3 and 4 of its exploration program, the Project team applied a vibracore drilling technique that achieved sampling depth of up to 6 meters, significantly deeper that the maximum 1.2 meters achieved in the 1960s. Additionally, the drilling grid was significantly closer-spaced initially approximating a 5-km grid followed by infill drilling in the primary target area.

As a result of this core drilling activity, the exploration program identified two types of phosphorite deposits. The first type is a shoreward, “plateau” deposit containing a 5% to 15% P2O5, gray, sand to silty-sand, loose, unconsolidated, saturated phosphorite composed primarily of quartz sand, black pelletal phosphorite and sea shells (whole and fragments). The second and potentially more economically significant is a seaward, upper continental shelf deposit with a low-angle slope to the west with an enriched phosphorite bed typically containing 15% to 25% P2O5, black phosphorite pellets, quartz silt and sand, black to dark greenish black silty clay, saturated, soft to ooze-like, with mollusk shells and shell fragments.

The simple mineralogy of the three major mineral components (phosphorite pellets, quartz and shells) appear to lend the phosphorite ore to a simple, low-cost beneficiation process. Ore characterization tests indicate that the shells and shell fragments are principally coarser than 212 microns (65 Tyler Mesh) with the majority of the shell weight being +853 microns (+20 Tyler Mesh). The quartz sand and silt begins to increase at -212 microns (-65 Tyler Mesh) with the majority of the quartz particles being less than 104 microns (-150 Tyler Mesh). The pelletal phosphorite dominates in the -853 +104 micron size fraction with P2O5 grades typically being in the range of 18% to 25% P2O5. The shells and shell fragments are more dominate in the uppermost meter and generally become finer and less abundant at depth.

A conceptual, bench-scale flowsheet for sample testing has been prepared with the intent of producing a minimum 30% P2O5 phosphate rock concentrate to be used for the manufacturing of phosphoric acid using the wet process methods.

This Technical Report focuses on the stratigraphically thicker and higher ore grade phosphorite deposit located on the upper continental slope and herein referred to as the Don Diego West Phosphorite Deposit (DD West).

1.4     EXPLORATION CONCEPT

The exploration program for the Don Diego Mineral Concession is the most detailed phosphorite production-based exploration program to be executed in the Offshore Baja California Phosphorite District. The exploration concept was to explore the area using known technologies applied to the marine environment to locate a suitable phosphorite deposit capable of sustaining the production of 3.0 to 3.5 million tonnes per year of phosphate rock concentrates with suitable chemical characteristics for the production of phosphoric acid using one of the established wet processes for a period of not less than 20 years.

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1.5     EXPLORATION, DEVELOPMENT AND OPERATION STATUS

The Don Diego Phosphorite Project is in the exploration stage with sufficient data to confirm the geology continuity of the deposit and the initial estimation of measured, indicated and inferred resource tonnes of marketable quality phosphate rock concentrates.

Bench scale testing of each core in the principal mineralized zone, known as the Don Diego West Phosphorite Deposit, defined the ore characteristics and provided material for testing optional mineral beneficiation processes. A conceptual mining process has been defined and an experienced dredging company has been approached to provide contracted dredging services to recover the phosphorite ore.

The project is in a mature exploration stage and progressing toward being reclassified as an early stage development project.

1.6     CONCLUSIONS OF THE QUALIFIED PERSON

The Don Diego Mineral Concession contains an enriched, sedimentary marine phosphorite with the potential to yield a commercial phosphate rock concentrate using known procedures for mining (dredging) and mineral processing (washing, sizing, attrition, flotation and density separation).

The measured phosphorite resource for the Don Diego West Phosphorite Deposit is estimated at 106.9 million ore tonnes at 18.44% P2O5 contained within an area of 27.83 km2. The average overburden thickness is 1.04 meters overlying an average of 2.75 meters of phosphorite. While the deposit is continuous, additional drilling will be required to link the areas containing measured resources.

The indicated phosphorite resource for the Don Diego West Phosphorite Deposit is estimated at 220.3 million ore tonnes at 18.71% P2O5 contained within an area of 55.49 km2. The average overburden thickness is 1.16 meters overlying an average of 2.82 meters of phosphorite.

The inferred phosphorite resource for the Don Diego West Phosphorite Deposit is estimated at 166.4 million ore tonnes at 18.89% P2O5 contained within an area of 40.74 km2. The average overburden thickness is 1.34 meters overlying an average of 2.97 meters of phosphorite.

The overall dimensions of the Don Diego West Phosphorite trend is estimated at 124 km2 within the Don Diego Mining License. Legal counsel for Exploraciones Oceanicas has stated that the company has applied for additional mining licenses along the trend to the northwest and to the southeast of the current Don Diego Mining License boundaries and is awaiting approval. By acquiring this additional area and performing sufficient core drilling, sampling and testing, there is a significant potential to increase its phosphorite resources.

The geologic boundaries of the Don Diego West Phosphorite Deposit appear to be open to the northwest, to the southeast, at depth and to the west. Future drilling results coupled with appropriate sampling and laboratory testing has the potential to further define the geologic continuity of the deposit and increase the mineral resource estimate.

Preliminary assaying and metallurgical testing of the core samples at approximately one meter intervals indicates the potential to produce a phosphate rock concentrate at 28% to 30% P2O5 with a favorable CaO/P2O5 ratio of 1.5 to 1.55 and a Minor Element Ratio (MER) of 0.07 to 0.08. The chemical analysis suggests that the concentrate would be suitable for the production of phosphoric acid using the wet process methods.

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1.7     RECOMMENDATIONS OF THE QUALIFIED PERSON

The QP recommends the following:

•	Implement a drilling, sampling and testing program when the additional mining licenses are granted;

•	Update and revise the phosphate rock concentrate resources with the additional data from the new mining licenses;

•	Complete a continuous wet process phosphoric acid pilot plant test using a representative bulk sample of the Don Diego Phosphate Rock Concentrate;

•	Apply for additional mining licenses within the Done Diego Mineral License for those areas that have been abandoned by other parties;

•	Commission a market analysis for the project and investigate the opportunities for off-take agreements;

•	Develop a conceptual 20-year mine plan with a supporting production schedule;

•	Begin a basic engineering assessment (FEL 3) of the project using a third-party engineering company experienced in marine mining and phosphorite mineral processing;

•	Develop reliable capital and operating cost estimates; and,

•	Develop a Financial/Economic model.

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2.0     ITEM 4:     INTRODUCTION

2.1     SPONSOR AND REPORT PURPOSE

This Technical Report was prepared for Oceanica Resources, S. de R.L. (Oceanica), whose office is located at 5215 West Laurel Street, Tampa, Florida 33607.

The report provides a framework for the status of the DD West Phosphorite Deposit for Oceanica’s management, provides guidance for future project tasks in order to develop a NI 43-101 style document stating the proven and probable mineable reserves, and may be used to introduce or update private investors to the Don Diego Phosphorite Project (Project).

2.2     INFORMATION SOURCES

Information and data sources contained in this technical report and used in its preparation include those published and unpublished documents listed in Section 21 as references. In addition, the report relies heavily upon core drilling, sampling and testing of the phosphorite ore performed under the direction of the Project staff and consultants. Testing included ore assays; physical testing to determine moisture content, bulk density, and grain size distribution; mineralogy; ore chemistry; metallurgical beneficiation options; product yields and chemistry; and, beneficiation process losses. The laboratory testing was performed by the Florida Industrial and Phosphate Research Institute (FIPR) with flotation tests performed by Ed Finch and Associates, LLC. Initial testing procedures were planned and directed by the Project staff in consultation with the FIPR staff. The ore characterization and beneficiation testing procedures were defined by Mineral Resource Associates (MRA) in consultation with the FIPR staff and approved by the Project staff. Data analysis, calculation procedures and resource estimates were prepared by MRA.

2.3     PROPERTY INSPECTION

The Don Diego Phosphorite Deposit is a seafloor occurrence of phosphate rock located in the Pacific Ocean offshore from the Baja Peninsula of Mexico. The phosphorite mineralization is exposed on the seafloor surface or covered by a thin layer (1 to 2 meters) of lower grade, phosphatic quartz sands at water depths generally ranging from 70 to 90 meters.

Mr. Henry J. Lamb, the principal author and editor for this report, has not visited the site. Due to the lack of direct access to the mineralization, for this specific deposit not visiting the site is not a material deviation from the requirements of a NI 43-101 Technical Report.

The exploration vessel was contracted by the Project and under the command of an independent Captain. Appendix A contains a letter signed by Torguil MacGregor, Operations Manager for Hays Ships, stating that while under the command and control of a Captain and crew contracted by Hayes Ships Ltd that the Research Vessel Dorado Discovery was on-site and engaged in multibeam sonar mapping and seabed coring at the Don Diego Mineral Concession from October 11, 2012, to March 1, 2013. Additional verification is available by inspecting the Ship’s Log Book held on the Bridge of the Dorado Discovery.

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3.0     ITEM 5:     RELIANCE ON OTHER EXPERTS

During the preparation of this report, the qualified person has relied upon reports, opinions and statements from the following persons:

Dr. Brian Parsons, a geologist, provided draft text to those subsections related to the shipboard exploration activities. The text was edited by the QP prior to inclusion in the report. He was interviewed by the QP during the document preparation.

Mr. Francisco Xavier Manzanero Escutia, a licensed attorney in Mexico and affiliated with Hamdan, Manzanero y Asociados, S.C. , has provided a legal opinion as to the status of the mineral exploration leases held by Odyssey or its affiliates.

Mr. David Kronenfeld, the Associate General Counsel for Odyssey Marine Exploration has provided information related to Subsections 1.2, 4.4 and 4.9. He reviewed the material included from a Baker & McKinsey publication pertaining to Mining Law in Mexico.

Mr. Mark Mussett, a geologist, provided draft text for subsections 4.1, 4.2, 4.3, 4.5, 5.1, 5.2, 5.3, 5.4, 5.5, 6.2, 7.1 and 7.2.

Ms. Melinda J. MacConnel, Executive Vice President, Secretary and General Counsel for Odyssey Marine Exploration, provided corporate structure information used to prepare Subsection 4.4, Table 4-1, and Figure 4-1.

Additional information about these individuals is contained in Appendix B.

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4.0     ITEM 6:     PROPERTY DESCRIPTION AND LOCATION

4.1     PROPERTY AREA

The Don Diego Phosphorite Deposit lies within the confines of the Don Diego Mineral Concession, a property consisting of 268,235 contiguous hectares.

4.2     PROPERTY LOCATION

The subject property is located using a multi-point polygonal property demarcation bounded by latitudes 26.1°, 25.60°, and longitudes -112.12°, -112.80° WGS 1984. It is plotted and recorded in NAD27 for Mexican governmental documentation. Table 4-1 is a listing of the Don Diego Mineral Concession vertices and Table 4-2 is a vertices listing defining the out parcels boundary as shown in Figure 4-1.

TABLE 4-1 VERTICES DEFINING THE DON DIEGO MINERAL CONCESSION BOUNDARY
Vertices	Latitude	Longitude	Vertices	Latitude	Longitude
1	26.100	-112.800	18	26.068	-112.560
2	25.600	-112.800	19	26.068	-112.590
3	25.600	-112.200	20	26.086	-112.590
4	25.750	-112.200	21	26.086	-112.667
5	25.750	-112.120	22	26.000	-112.667
6	25.805	-112.120	23	26.000	-112.767
7	25.805	-112.200	24	25.955	-112.767
8	25.900	-112.200	25	25.955	-112.717
9	25.900	-112.300	26	25.914	-112.717
10	25.960	-112.300	27	25.914	-112.667
11	25.960	-112.350	28	25.862	-112.667
12	26.033	-112.350	29	25.862	-112.504
13	26.033	-112.290	30	26.058	-112.504
14	26.057	-112.290	31	26.058	-112.290
15	26.057	-112.504	32	26.100	-112.290
16	26.029	-112.504	33	26.100	-112.800
17	26.029	-112.560
TABLE 4-2 VERTICES DEFINING THE OUT PARCELS BOUNDARY
Vertices	Latitude	Longitude	Vertices	Latitude	Longitude
1	25.81	-112.12	9	26.10	-112.29
2	25.81	-112.20	10	26.10	-112.80
3	25.90	-112.20	11	25.60	-112.80
4	25.90	-112.30	12	25.60	-112.20
5	25.96	-112.30	13	25.75	-112.20
6	25.96	-112.35	14	25.75	-112.12
7	26.03	-112.35	15	25.81	-112.12
8	26.03	-112.29

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Figure 4-1     Configuration of the Don Diego Mineral Concession

4.3     MINERAL TENURE

The mineral tenure, officially recorded as ‘Don Diego’, consists of a Title of Mineral Concession, Number 240744 and is administered by the Secretary of the Economy, Coordinacion General de Mineria, Direccion General de Minas. The sub-agency drafting the title is ‘La Paz, Baja California Sur’. The title is valid for a period of 50 years from June 28, 2012, through June 27, 2062.

A copy of the Don Diego Title of Mineral Concession is included as Appendix C.

4.4     TITLE, INTEREST, RIGHTS AND OBLIGATIONS

4.4.1	Title

The Don Diego Mineral Concession was granted to Exploraciones Oceanicas, S. de R.L. de C.V. by the Secretaria de Economia, Coordinacion General de Mineria, Direccion General de Minas on June 28, 2012, and is valid for 50 years. The granting document is entitled, “Titulo de Concesion Minera Numero 240744.”

4.4.2	Interest

The concession owner, Exploraciones Oceanicas, S. de R.L. de C.V., is owned 99.998% by Oceanica Resources S. de R.L. and 0.002% by Daniel De Narvaez McAllister.

In turn, Oceanica Resources S. de R.L is a Panamanian entity with Odyssey Marine Enterprises, Ltd. being the principal shareholder. Table 4-3 outlines the Oceanica Resources ownership. Odyssey

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Marine Enterprises, Ltd., a 100% owned subsidiary of Odyssey Marine Exploration, Inc. (Odyssey), owns 54.0449% of Oceanica Resources S. de R.L. Figure 4-2 illustrates the legal relationship among the various entities.

TABLE 4-3 OWNERSHIP OF OCEANICA RESOURCES S. DE R.L.
Partner	% Ownership
Odyssey Marine Enterprises, Ltd.	54.0460
DNA LTD, Inc.	18.3816
Mako Resources, LLC	23.9760
DFC Inversions SAPI de C.V.	1.4985
Hamdan y Manzanero SAPI de C.V.	1.4985
St. Vincent Bay Exploration Projects, Ltd.	0.4995
Subsea Minerals, Ltd.	0.0999

Total	100.0000

Figure 4-2    Corporate Structure

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4.4.3	Rights and Obligations

The following description of rights and obligations is taken from a publication prepared by Baker & McKinsey, a leading international legal firm with significant background in Mexican Mining Law. Baker & McKinsey state:

Pursuant to the amendment of the Law of April 28, 2005, there is currently no distinction between the exploration and exploitation of mining concessions. The amendment to the designation of a single type of mining concession (exploration and exploitation) in the Law was conditioned to the publication in the FOG of the amendment to the Federal Fees Law (Ley Federal de Derechos) in connection to fees payable by mining concessions holders, such amendment was published in the FOG last December 21, 2005.

The Law currently provides the existence of mining concessions which allow the owner to perform:

•

exploration works on the ground with the purpose of identifying mineral deposits and quantifying and evaluating economically usable reserves and accordingly perform work to prepare and develop areas containing mineral deposits:, and

•	exploitation works to detach and extract mineral products from such deposits.

Mining concessions have a duration of 50 years from the date of their recording in the Registry. They may be extended for an equal term if:

•	the holder does not cause cancellation of the concession by any act or omission sanctioned by the Mining Law; and

•	the holder requests an extension within five years prior to the expiration date.

Mining concessions licenses do not grant rights comparable to a freehold or leasehold, given that they do not confer direct property rights to the parcel of land involved, except for the rights to:

•	carry out works of concessions or exploitation within the mining lot covered by the concession;

•	dispose of mineral products obtained from such works during the term of the concession;

•	dispose of the debris within the area covered by the concession, unless it originates in another concession in force;

•

obtain the expropriation, temporary occupation or establishment of an easement on the lands required to carry out the works of exploration, exploitation and processing, as well as the disposal of debris, rocks, clinker and slag heaps, and to establish underground right of way easements;

•

obtain certain water rights related to the concession for the exploration, exploitation and processing of minerals and substances obtained and for the domestic use of the same for the employees of the mines;

•	obtain preference on the concessions from the water of the mines for any use different from the foregoing, in accordance with the terms of the applicable law;

•	transfer title to the concession or assign rights thereunder to persons legally permitted to receive such rights;

•	segregate or consolidate mining lots;

•	waive title and rights derived from mining concessions; and,

•	obtain the extension of the mining concessions for a subsequent 50-year term.

The Mining Law imposes the following obligations on concessionaires:

•

Start operations of the exploration or exploitation 90 days following the date on which the concession is recorded before the Registry, and incur and evidence certain minimum investment or obtain economically useful minerals in the amounts provided under the Regulations;

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•	Pay mining concession fees;

•	Comply with technical safety and environmental standards;

•	Maintain in place permanent fortification works, shoring and other installations necessary for the stability and safety of the mines;

•	Maintain the landmarks in the same place and in good condition;

•	Provide the Ministry with statistic, technical and accounting reports in terms of the Regulations and Law;

•	Allow inspection visits from the Ministry;

•	Provide the Ministry with geological-mining reports when the mining concession is cancelled due to expiration, abandonment, substitution or reduction, sanction or judicial resolution;

•

Provide the Mexican Geological Service, in case of mining concessions granted through a bid process, semi-annual reports of the works carried out and the production obtained from the lot covered by the concession for payment control of the finders’ fee or other economic fees provided in favor of such organism; and

•	File checking reports before the Ministry every May and shall refer to works carried out from January to December of the preceding year.

MRA has not reviewed the 2013 Mining Law. MRA has requested comments from Oceanica or its legal counsel regarding changes in legislation that may impact the Don Diego Phosphorite Project.

4.5     LOCATION OF PROPERTY BOUNDARIES

The coordinates for the Don Diego Mineral Concession boundary were established by means compliant with corporate governance and through corporate legal counsel, Hamdan, Manzanero y Asociados, S.C. Counsel selected, Ing. Francisco Javier Lopez Olivas, a licensed mining surveyor approved by the Direccion General de Minas to install three distinct, land-based monuments and using those monuments, as reference points, to establish the concession boundary.

The property boundaries as defined by Ing. Olivas were charted using ESRI ArcMap 10.0 by the Odyssey staff for use during the field work activities and for preparation of project maps. MRA has used the data to develop working maps for the assignment of polygonal areas of influence for each drill hole.

4.6     LOCATION OF ADJACENT MINERALIZATION, RESOURCES, RESERVES, WORKINGS AND FACILITIES

There are no known mineralized zones, mineral resources, mineral reserves and mine workings, existing tailing ponds, waste deposits and important natural features and improvements, adjacent and relative to the outside property boundaries. The Santo Domingo Phosphate Mine, located near shore and to the southeast, was operated by ROFOMEX, a company owned by the Government of Mexico, from circa 1981 to 1985.

4.7     ROYALTIES, BACK-IN RIGHTS, PAYMENTS, AGREEMENTS, AND ENCUMBRANCES

The property is subject to rents, fees and other payments to the Government of Mexico or its designated government ministry or agency. The anticipated annual obligations for the first five years of the mineral license are listed in Table 4-1.

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TABLE 4-4 DON DIEGO MINERAL LICENSE RENT SCHEDULE
	Area	Semi-Annual Rent (Pesos)		Semi-Annual Rent (US$)
Year	(Hectares)	First Half	Second Half	First Half	Second Half
2012	268,238	0	1,528,958		$113,907
2013	268,238	1,528,958	1,528,958	$113,907	$113,907
2014	268,238	2,285,389	2,285,389	$170,261	$170,261
2015	268,238	2,285,389	2,285,389	$170,261	$170,261
2016	268,238	4,726,356	4,726,356	$352,114	$352,114

In a letter from Hamdan, Manzanero y Asociados, S.C., legal counsel for Exploraciones Oceanicas, S. de R.L. de C.V., dated June 19, 2014, it is stated “that all the reports and mining fees pertaining thereto have been filed and paid properly and on time.” The mining fees are current through the first semester of 2014. The letter further states “that EXO is the legal holder of the Mining Concession Number 240744 named Don Diego, which at the present time is in full force and effect and will expire on June 27, 2062.”

In October 2013, the Mexican Senate passed legislation that included a 7.5% profits tax on mining products.

Odyssey has not disclosed any back-in rights, payments, agreements or encumbrances related to the Don Diego Phosphate Project.

4.8     ENVIRONMENTAL LIABILITIES

Currently, there are no pre-existing environmental liabilities to which the property is subject. There are no facilities located on the property and no prior activity related to mining other than those activities of core hole drilling and sampling normally associated with mineral exploration.

4.9     PERMITS

Oceanica is completing a review of its Environmental and Social Impact Assessment (ESIA) prior to filing with the Department of the Environment and Natural Resources (Semarnat). Given approval of the ESIA, Oceanica will finalize a list of required permits and will begin to file the necessary applications.

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5.0     ITEM 7:     ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

5.1     TOPOGRAPHY, ELEVATION AND VEGETATION

The Don Diego Mineral Concession is located on the seafloor off the west coast of Baja California Sur, Mexico. In general the seafloor topography within the concession area is a described as the leading edge of the continental margin and continental shelf bathymetry. The site bathymetry was determined using a shipboard multibeam sonar. Reliance on available pre-existing bathymetry indicates a general seaward-deepening shelf progression. Within the DD West Phosphorite Deposit, the seafloor slopes with depths of approximately 70 meters along the shoreward extent to about 90 meters along the seaward extent. Bathymetric profiles strike NW-SE isobathycally, dipping NE-SW at slope angles representative of shelf margin characteristics.

Subject to confirmation by additional and deeper drilling, the DD West Phosphorite Deposit may be a synclinal bathymetry feature within a paleo-coastal ridge and runnel system trending axially along a meandering NW-SE directional bearing. The ridge and runnel system does not accurately parallel the coastline, ranging from approximately 10 nautical miles from shore in the south to 20 nautical miles in the north. Seaward of the deposit, a bathymetric high consisting of sandy shoals may be a key factor in influencing oceanographic circulation contributing to the deposit formation. The deposit lies on a normal sloping segment of the Pacific leading edge of the continental margin, in water depths of 70 to 90 meters, bounded on the seaward side by gradually increasing water depths up to 100 meters until contacting an offshore bathymetric high with minimum depths of about 50 meters. Landward of the deposit, an intermediate boundary with a hardbottom feature consisting of outcropping sedimentary rock typifies the deposit contact. Shoreward of the hardbottom feature, the margin gradually slopes with decreasing depths landward until the littoral environment is encountered. Immediately shoreward of the hardbottom a separate potential phosphorite deposit, of lower ore grade, has been located.

The vegetation is non-existent for emergent or submergent vegetation in that portion of the surveyed property. Phytoplankton is present in surficial waters and studies of the biomass of planktonic/nektonic organisms are part of the environmental assessment.

5.2     PROPERTY ACCESS

Access to the site is by sea-going vessels dispatched from various ports with San Diego, California being the primary port for logistical and operating support. Additional facilities are available at Lázaro Cardenas, Mexico, La Paz, Mexico and Long Beach, United States. Puerto San Carlos, the closest port facility, has been considered for crew and equipment logistics; however, the Project team evaluated the environmental conditions and working restrictions near Bahia Magdalena and chose to minimize activities in this area.

Offloading of all core samples collected during drilling programs occurred at the Port of San Diego under the auspices of United States Customs.

Airstrips exist at Adolfo Lopez Mateos (50 km) south-southeast of the concession and at Las Barrancas on the shoreline adjacent to the tenement. Aerial photographs indicate that both airstrips are poorly suited for commercial traffic.

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5.3     POPULATION CENTERS AND TRANSPORT

The Pacific coastline near the Don Diego Mineral Concession is sparsely populated with a few small villages, towns and individual houses. These small population centers are associated with the fishing and agriculture industries and offer limited support for a mining operation.

Comondú is a municipality (county) in the state of Baja California Sur and the nearest municipality to the Don Diego Mineral Concession. It reported a population of 70,816 inhabitants in the 2010 census and has a land area of 16,858.3 km2. The municipal seat is located in Ciudad Constitución.

Survey monuments have been constructed on the Mexican coastline from which the tenement has been surveyed. The central survey monument lies adjacent to the Puerto San Andresito lighthouse. No sophisticated port facilities exist at this location.

Principal towns near the survey monument at Puerto San Andresito are inland and include Francisco Villa and La Poza Grande. Francisco Villa is about 9 kilometers S88.4°E of the nearest survey marker. The town juxtaposes Highway 53 and lies on the approximate latitude of the survey monument. Access to the survey monument location and Puerto San Andresito via a secondary, unnamed road.

La Poza Grande Villa, population of approximately 500, is about 10 kilometers S60.55°E of the nearest survey marker. This village is southwest of Francisco Villa, west of Highway 53 and is connected to the survey monument location as well as Puerto San Andresito via a secondary, unnamed road.

Access to the Don Diego Phosphorite Deposit from listed population centers would be by sea-going vessel with the exception of two sites in the proximity of Puerto San Andresito and La Bocana where the concession includes terrestrial property. Direct visitation to the phosphate mineralized portion of the property would be by a sea-going vessel or flyover.

5.4     CLIMATE AND OPERATING SEASON

The region is subject to seasonal monsoon conditions and the El Nino/La Nina Southern Oscillations. Pending seasonal weather intrusions, no prohibitive weather window has been delineated. Surface currents in and adjacent to the Don Diego Mineral Concession range from approximately 0.3 to 0.6 knots, setting in a south-southeast direction. Similar current speeds are modeled for a 20-m depth but the currents set in a more southerly direction. At a 50-m depth currents slacken, ranging from about 0.1 to 0.2 knots, with set ranging from southeast-by-east to south, becoming more southerly in shoreward positions. Currents at 100 and 200 meters adjacent to the deposit area range from about 0.0 to 0.1 knots with a variable set ranging from east-northeast to south. Salinity at the surface ranges from about 33.9 to 34 practical salinity units (psu), with similar properties at depth. The SST (Sea Surface Temperature) may exhibit some seasonal variation and is influenced by El Nino oscillations. Generally, surface temperatures are on the order of 17°C, decreasing in the water column to a temperature on the order of 12°C at 100 meters.

Waves are influenced by seasonal monsoon activity. In non-monsoon events, wave heights on the order of 1 to 2 meters exist, setting in a southeasterly direction with a period ranging from 12 to 20 seconds.

During monsoon events wind, wave height and wave period can be variable. Wave heights on the order of three meters are to be expected. The period fluxuates pending storm location and energy. Wind speed and direction can be variable and may exceed forty knots. The area has experienced direct influence from tropical monsoon activity as many as six times in one season (records are available since 1949), though the average occurrences per year effecting the property average less than two events.

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Conceptually, mining will be planned for 315 days per year allowing sufficent time for vessel and equipment maintenance, logistical considerations, and some allowance for weather interference. If possible, scheduled allotments of non-operational days may fall within the months of July, August, September and October in order to account for the greatest likelihood of severe weather impediments to operations.

5.5     INFRASTRUCTURE

There is no infrastructure available within the Don Diego Mineral Concession other than an abundance of sea water which may be used for offshore mineral processing.

It will be necessary to incorporate the infrastructure development into the mine development plan. The Project team has been engaged with marine mining engineers and an internationally experienced dredging company to conceptually define the mining and infrastructure requirements.

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6.0     ITEM 8:     HISTORY

6.1     PRIOR OWNERSHIP

The mineral concession granted by the Government of Mexico to Exploraciones Oceanica, S. de R.L. de C.V, a partly-owned (54.0449%) subsidiary of Odyssey Marine Exploration, Inc., for the Don Diego Mineral License in June 2012, is believed to be the first for the subject property.

Nearby concessions have been granted to Innophos and PhosMex that are adjacent to and are a window within the Don Diego Mineral Concession. Oceanica believes that portions of these prior concessions have been abandoned and Oceanica may file the appropriate documents to include any areas found to be abandoned and thereby expand its current holdings.

6.2     PRIOR EXPLORATION

Prior exploration work, that resulted in the PhD dissertation of B. F. D’Anglejan (1965), was regional in scope with a wide-spaced, 8 by 16-km grid, sampling program consisting of 2-inch gravity cores to depths of 1 to 1.5 meters, dredge hauls and grab samples providing superficial coverage of the seafloor.

There is no evidence of significant mineral exploration activities within the concession area held by PhosMex.

Innophos may have conducted an exploration program on its adjacent property of an estimated 13,474 hectares. However, the details and any findings have not been distributed in the public domain.

6.3     HISTORICAL RESOURCE AND RESERVE ESTIMATES

In 1967, D’Anglejan extrapolated a regional deposit mass of 1.5 to 3.0 billion tonnes of P2O5. This is a historical, scientific estimate for a regional occurrence and does not conform to reporting requirements for NI 43-101 documents.

6.4     PRODUCTION HISTORY

The DD West Phosphorite Deposit has undergone a detailed mineral exploration and evaluation program. There is no historical production from this property.

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7.0     ITEM 9:     GEOLOGICAL SETTING

7.1     REGIONAL GEOLOGY

The regional geology pertaining to the offshore Baja California phosphorites was most extensively researched by D’Anglejan (1967) who published the following summary.

“A bedded phosphoric facies, found within recent continental shelf sediments off the west coast of Baja California (Mexico), between 24º and 26º N latitude, was investigated. Local conditions appear to conform closely with the environmental prerequistes to large-scale phosphate deposition as inferred from observation on ancient marine phosphorites. The deposit occurs on a shallow platform marginal to a trough restricted by submarine banks. Local seasonal upwelling supplies dissolved phosphate to the shelf at an estimated rate of 70 · 1015 tons P2O5/year and effective biological factors are observed to concentrate and deliver yearly at least 3 · 103 tons P2O5 to the bottom sediments.

From extrapolations based on measured concentrations at the sediment surface, the mass of the deposit is estimated at 1.5-3 x 109 tons P2O5. At least 0.5-1 million years is required for the deposit to accumulate. Such an intreval of time for a deposit accumulating at shallow depth allows for profound mixing during transgressive-regressive cycles. Surface concentrations and size distribution of the phosphorite grains, pellets and bioclastic fragments are found to be related to the detrital part of the sediments and influenced by the same mechanical processes. Recent mineralization, if it occurs, has to be synchronous with reworking and is concealed.

Lithologically, the observed association of the carbonate fluorapatite with opaline silica and reducing fine muds evokes the well-known chert-carbonaceous shales-phosphorite association of ancient rocks. Evidence of current mineralization is rare; few cases of transitions from calcite to dolomite to carbonate-apatite are observed.

Absolute age determinations were attempted on the lattice-bound carbonate of the carbonate-fluorapatite. The dating of fossil apatite brachiopod valves shows that this structural carbonate is not subsequently exchanged once the mineral is formed. The observed carbon activities, corresponding to apparent ages between 10,000 and 27,000 years, may indicate the some apatite mineralization has taken place recently. Direct observations of the deposit suggest, however, that it is in part older than any carbon date obtained. The 238U/230Th ratios measured on two size fractions of the same sample correspond to an age of about 2 · 105 years but the applicability of this dating method to marine phosphorites is uncertain.”

7.2     LOCAL GEOLOGY

The phosphorites of the Don Diego Mineral Concession are described in Section 7.3. The primary deposit is identified as the Don Diego West Phosphate Deposit and is an unconsolidated bed of phosphate pellets, quartz sand and silt, varying amount of clay, and mollusk shells and fragments. The phosphorite bed is exposed at the ocean floor surface to the East, and to the West is covered by a thin layer (1 to 2 meters) of quartz sand and silt. The phosphorite bed appears to slope at a low angle to the West (seaward) but additional exploration may identify a trough-like structure. Folding and faulting is absent within the phosphorite bed and subsequent to its deposition. The average thickness of the phosphorite bed is about three meters and locally exceeds six meters. The P2O5 content averages about 19%. The primary ore zone trends NW-SE over a distance of 50 km and ranges from 0.5 to 5 km in width representing an estimate mineralized area of 124 km2, more or less.

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7.3     PROPERTY GEOLOGY

The geologic knowledge of the Don Diego Mineral Concession has been greatly advanced by the scientific investigations performed by the Project staff. However, that knowledge is limited to the stratigraphy, lithology, mineralogy, and structure near the seafloor surface. As shown in Figure 7-1, the geology consists of three major components:

•	DD West Phosphorite Deposit;

•	Hardbottom Outcrop; and

•	Don Diego East Phosphorite Occurrence.

7.3.1	Don Diego West Phosphorite Deposit

The DD West Phosphorite Deposit, where the highest visual phosphorite concentrations were found, trends NW-SE and is west of the hardbottom outcrop. The phosphorite bed outcrops on the sea floor and may extend to a depth of more than six meters. This deposit was comprised of medium to fine-grained phosphate pellets and quartz grains with varying quantities of mollusk shells and shell fragments as well as clay minerals.

The shells and shell fragments are more dominant in the +0.853 millimeters (+20 mesh) size fraction of the ore and in the uppermost one meter interval. Progressing stratigraphically downward the abundance of shell and shell fragments decrease and quartz sand to silt size grains become more dominant. The phosphate pellets dominate the -20+150 mesh size fraction of the ore. Erosion features such as stream channels may be related to lower sea level during periods of advanced glaciation.

The general ore character of the DD West Phosphorite Deposit is superior to other phosphorite occurrences found within the Don Diego Mining License and is the focus of this Technical Report.

7.3.2	Hardbottom Outcrop

The hardbottom, a seafloor exposure of cemented clastics and carbonates, appears to act as a physical barrier to the eastward deposition of the Don Diego West Phosphorite Deposit.

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Figure 7-1     Location of the Don Diego West Phosphorite Deposit Relative to the Hardbottom Outcrop

7.3.3	Don Diego East Phosphorite Occurrence

The Don Diego East Phosphorite Occurrence lies east of the hardbottom, has visually low to moderate concentrations of phosphorite pellets in a quartz sand/silt host containing an abundance of mollusk shell fragments and complete shells with varying amounts of clay minerals.

Clay/silt sediments have very little to no visual phosphorite pellets located within the matrix. At several locations gravels dominated the facies. The gravels were located in poorly-sorted beds indicative of antecedent stream channels. Very little to no phosphorites were observed visually in the gravel facies.

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8.0     ITEM 10:     DEPOSIT TYPES

Marketable phosphate rock is mined and produced from two principal types of deposits: 1) marine sedimentary phosphorites; and, 2) igneous apatite. The historical production from guano deposits and phosphate rock formed by limestone replacement have significantly declined and now represents less than 1% of world production. Phosphate rock is a commercial term defining the phosphate mineral beneficiated to a product that is suitable for the production of wet process phosphoric acid. Figure 8-1 illustrates the location the major phosphate rock deposits around the world.

Figure 8-1     Principal Phosphate Rock Deposits

8.1     MARINE SEDIMENTARY PHOSPHORITES

Phosphorite is a general term that describes naturally occurring mineral assemblages containing a high concentration of phosphate minerals and typically deposited in a marine sedimentary environment. These deposits provide 80% to 90% of the world production of phosphate rock concentrates. They occur in formations of widely varying geological ages, exhibit a range of chemical compositions and physical forms, often occur as relatively flat-lying, thick beds, and underlie varying thicknesses of overburden. Those deposits accounting for most of world phosphate rock production are in Morocco and other North African countries, the United States, the Middle East and China. Most sedimentary deposits contain a carbonate-fluorapatite called francolite.

8.2     IGNEOUS APATITES

Igneous deposits provide about 10% to 20% of world production. Common subtypes of igneous phosphate deposits are associated with carbonatites and magnetite-apatite-ilmenite complexes. Such deposits are exploited in Russia, Canada, South Africa, Brazil, Finland, and Zimbabwe and undeveloped deposits occur in the producing countries as well as in Uganda, Malawi, Sri Lanka and several other locations.

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Igneous apatite deposits are hosted by wide range of rock types. These deposits usually contain varieties of fluorapatite with the calcium phosphate mineral hydroxy-fluorapatite being the principal phosphate mineral. Francolite (carbonate-fluorapatite) occurs predominantly as a secondary mineral in weathering or leached zones. Most deposits occur in plug-like and curved bodies forming rounded, intrusive masses or ring complexes generally of relatively small size and with steeply dipping or vertical walls. Associated plutonic rocks consist predominantly of nepheline-syenites, carbonatite, and alkaline ultramafic assemblages. At least six well-defined apatite associations are recognized, the most commercially prominent is the ijolite-urtite rocks of the Khibiny Complex in Russia. Others of economic importance include apatite-olivine and apatite-olivine-magnetite (phoscorite) assemblages, apatite-bearing mica pyroxenites, apatitic-carbonatites and their weathering derivatives.

8.3     DON DIEGO PHOSPHORITES

The Don Diego Phosphorite Deposits are classified as a submerged marine phosphorite of relatively recent geologic age. With the exception of being submerged, the exploration and sampling techniques utilized for the Don Diego Phosphorites are similar to those applied to land-based phosphorites.

The Don Diego Mineral Concession contains two identified phosphorites referred to as the DD West Phosphorite Deposit and the Don Diego East Phosphorite Occurrence separated by the hardbottom feature.

Initial drilling, sampling, testing and analysis confirm that the DD West Phosphorite Deposit has a more significant opportunity for development and is the focus of this technical report. The deposit consists of a single, marine sedimentary bed known to be up to six meters thick in a sandy clay to clayey sand matrix, medium to fine grain, black to dark green in color and with phosphorite pellets, quartz and calcite as sea shells and fragments forming the main mineral components.

The DD West Phosphorite Deposit is not unique to the phosphate rock industry. At least two other seafloor phosphorites, Chatham Rise offshore New Zealand and Sandpiper offshore Namibia, are at various stages of exploration and development. In addition to the Sandpiper Phosphorite Deposit, smaller deposits are being investigated offshore Namibia. Seafloor phosphorites occurrences are also known to exist offshore South Africa, India, Peru and in the United States offshore California, North Carolina, Georgia and Florida.

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9.0     ITEM 11:     MINERALIZATION

9.1     GEOLOGIC STRUCTURE

The Don Diego Phosphorite Deposit is a seafloor occurrence and is a member of the family of marine sedimentary phosphorites.

The geologic structure for this deposit is a monoclinal, sedimentary bed dipping at a low angle, westward toward the open ocean. The deposit appears to be unaffected by fracturing, faulting, and folding and has not been subjected to metamorphism.

9.2     STRATIGRAPHY

The stratigraphy of the Don Diego West Phosphorite is extremely simple. The eastern portion of the deposit is exposed on the sea floor, appears to be partly eroded and therefore thinning to the east. The outcropping band is about two kilometers wide and west of the hardbottom feature.

To the west the deposit is overlain by a thin bed of unconsolidated, weakly phosphatic, quartz sand to clayey sand forming a protective overburden.

The maximum thickness of the phosphorite bed is unknown but is known to exceed six meters in individual drill holes. The upper and lower contacts with non-phosphatic material are relatively sharp.

9.3     TEXTURE

The phosphorite is an unconsolidated phosphatic sand, dark gray to black in color, that is well sorted with varying amounts of phosphatic pellets, quartz sand and silt, mollusk shells and shell fragments, and clay minerals in a clayey sand to sandy clay matrix.

The texture, being unconsolidated, is a key factor in the mineral beneficiation process and allows for a low cost washing and screening at 853 microns (20 mesh) to separate the majority of the coarse, +853 micron shells and shell fragments followed by scrubbing and a hydrocyclone separation at 104 microns (150 mesh) to remove the fine quartz, shell fragments and clay minerals.

9.4     MINERALOGY

Examination of the phosphorite ore under a binocular microscope identified three primary components: 1) phosphate rock pellets; 2) quartz; and, 3) mollusk shells and shell fragments. The phosphorite contains lesser quantities of clay minerals and may contain small quantities of heavy minerals.

D’Angeljan (1967) states that the phosphorites of Baja California occur as well-sorted, sand-size particles dominantly calcium phosphate in composition, within a fine sand to silt matrix. The calcium phosphate is present as a carbonate-rich apatite known as carbonate-fluorapatite.

As part of a worldwide investigation of subsea marine phosphorites, Dr. James R. Hein of the United States Geological Survey, was provided several samples of the Don Diego West Phosphorite Ore and overburden for an X-Ray Diffraction (XRD) mineralogy analysis. Table 9-1 provides the conclusions for those tests.

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TABLE 9-1 PRELIMINARY DON DIEGO WEST PHOSPHORITE XRD MINERALOGY
Sample	Major	Moderate	Minor
RC-218 (0.00-1.00)	Aragonite	Feldspar, Quartz, CFA, Calcite	Amphibole
RC-218 (1.00-2.00)	CFA	Quartz, Feldspar	Illite
RC-218 (2.00-3.00)	CFA	Feldspar, Quartz	Calcite
RC-218 (3.00-4.00)	CFA	Quartz, Feldspar	Calcite
RC-218 (4.00-5.00)	CFA	Quartz, Feldspar, Dolomite	—
RC-218 (5.00-5.70)	Quartz, Feldspar	CFA, Pyroxene	Amphibole
RC-297 (3.00-4.00)	CFA	Feldspar, Quartz	—
RC-314 (2.00-3.00)	CFA	Quartz, Feldspar	Calcite
RC-329 (1.00-1.65)	CFA	Feldspar, Quartz, Calcite	Kaolinite, Smectite?
RC-329 (4.00-5.00)	CFA	Quartz, Feldspar	Calcite
RC-330 (4.00-4.30)	CFA	Feldspar, Quartz	Calcite
RC-331 (3.50-4.59)	CFA	Feldspar, Quartz	Calcite, Ankerite, Kaolinite
RC-332 (4.00-4.41)	CFA	Feldspar, Quartz, Calcite	Mica, Smectite, Zeolite
RC-334 (2.00-3.00)	CFA	Quartz, Feldspar	Calcite
RC-335 (1.00-2.00)	CFA	Quartz, Feldspar	Zeolite, Ilmenite?
RC-336 (0.00-1.00)	CFA	Feldspar, Aragonite, Quartz, Calcite	Zeolite, Amphibole
RC-340 (1.00-2.00)	CFA	Aragonite, Quartz, Feldspar	Calcite
RC-381 (2.40-3.60)	CFA	Quartz, Feldspar	Calcite
RC-383 (0.00-1.20)	CFA, Quartz, Feldspar	—	Smectite, Amphibole
RC-420 (2.40-3.40)	CFA	Feldspar, Quartz	Calcite
RC-451 (0.00-1.20)	CFA, Aragonite	Feldspar, Quartz, Calcite	Amphibole
RC-732 (1.00-2.00)	CFA	Quartz, Feldspar	Zeolite
RC-743 (0.00-1.00)	Quartz, Feldspar	CFA, Calcite	Amphibole
RC-743 (1.00-2.00)	CFA	Quartz, Feldspar	Calcite, Illite
RC-743 (2.00-3.00)	CFA	Feldspar, Quartz	—
RC-743 (3.00-4.00)	CFA	Feldspar, Quartz	Dolomite
RC-743 (4.00-5.00)	CFA	Feldspar, Quartz	—
RC-743 (5.00-5.70)	CFA	Feldspar, Quartz	Calcite
Major = >25%; Moderate = 5-25%; Minor = <5%
CFA = carbonate fluorapatite, the main phosphate mineral; Minerals are listed in decreasing abundance within categories
Source: Dr. James R. Hein, United States Geological Survey.

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10.0     ITEM 12:     EXPLORATION

Oceanica has relied upon the expertise, experience and equipment owned or leased by Odyssey during the exploration phase of the Don Diego Phosphorite Project. Odyssey is actively engaged in the marine exploration for mineral deposits and has an interest in concession positions for submerged massive sulfides, polymetallic nodules and phosphorites. Prior to the Don Diego Phosphate Project, Odyssey was retained by Chatham Rock Phosphates to conduct a mineral exploration sampling program at the Chatham Rise Phosphorite Deposit, offshore New Zealand.

All exploration work has been performed according to plans developed by the Project staff with integration of recommendations by Mineral Resource Associates for Legs 3 and 4. Shipboard exploration activities were supervised and managed by Odyssey personnel including independent contract geologists. The services listed in Table 10-1 were contracted.

TABLE 10-1 CONTRACTED SERVICES

Contractor	Service
Hays Ships Ltd.	M/V Dorado Discovery, Captain and crew
Gregg Drilling	Drilling equipment and staff
Florida Industrial and Phosphate Research Institute	Chemical and Metallurgical Laboratory and staff
Dr. Brian Parsons	Contract geologist

10.1     LITERATURE SEARCH AND ANALYSIS

Prior to identifying and mobilizing exploration assets to the Don Diego Mineral Concession, initial exploration for the Don Diego Phosphorite Deposit was based on a thorough literature search and analysis that anticipated the identification of an unbedded, fine-grained, sand phosphorite deposit commencing at the interstitial seabed layer. The most informative and significant literature sources were D’Anglejan (1965, 1967).

The literature investigation provided a basis for identifying approximate locations within the Don Diego Mineral Concession where high levels of phosphatic sediment were anticipated.

Publically available literature was primarily comprised of published and thesis level documents pertaining to a Scripps Oceanographic Institute scientific cruise taking place in the 1960s. Generalized information regarding the potential for the presence of phosphatic material off the Mexican Pacific coastline was additionally available in various published sources and is included in Section 21 of this report. Oceanographic assessment included examining circulation patterns, potential for upwelling and assessment of bathymetric and coastal morphology to determine if and where conditions were favorable for phosphatization and deposition. The presence of seaward bathymetric highs and anomalies contributed to the confidence that modern and relict phosphatization in association with various episodes of sea level rise and subsidence could exist. The possibility that defined periods of phosphatization and deposition could have occurred in the proposed survey area was supported by the dynamics of sea level low stand fluvial impact and transport of shoreward sediments, the potential for shoreward lagoonal phosphatization during intermediate sea level stands and higher sea level stands allowing for the induction of nutrient-rich upwelled water to a constricted bathymetric setting associated with dynamic current movement.

Based on literature assessment and oceanographic information, initial survey area parameters were identified and legal rights to the Don Diego Mineral Concession were secured.

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10.2     EARLY EXPLORATION (LEGS 1 AND 2)

Conceptual investigation and surveying priorities remained dynamic during the early exploration stage. Correlating the bathymetric profile to establish a potential depositional trend formulated the foundation of preliminary survey priorities in Legs 1 and 2. Early exploration was a combined effort to locate marine phosphorites and to identify the most applicable exploration equipment. Multiple sampling techniques were tested and evaluated.

10.2.1	Leg 1

Initial on-site surveys were conducted from October 4 to November 4, 2012, and are referred to as “Leg 1”. Activities consisted of ROV (Remote Operated Vehicle) deployment to observe seafloor conditions, Multibeam sonar surveys to determine bathymetry, and Piston Core drilling to obtain samples; all of which were performed from the deck of the M/V Dorado Discovery. Twinned coring occurred where two piston core samples on the order of one meter were collected at each sampling location. One core from each location was opened aboard ship for description by the geology team and the other core was labeled and stored for shipment, upon the conclusion of Leg 1 operations, to a third-party laboratory for analysis. Multibeam sonar mapping via a Reson 8160 ship-mounted multibeam provided a detailed bathymetric map. Analysis of isobathic levels, visual ROV inspection, and selected coring, guided the Project team to specific depths and areas where good core recovery and phosphatic content could be expected. The results of Leg 1determined the survey plan for a second cruise, “Leg 2”. Upon the conclusion of Leg 1, one collected core from each geographic point was shipped to the Florida Industrial and Phosphate Research Institute (FIPR) located in Bartow, Florida.

Six priority areas were identified and mapped using the 8160 multibeam. Over eighteen hundred (1819.2) line kilometers were completed with a coverage of 458.2 km2. A ROV was used to ground-truth the multibeam and to provide a reconnaissance sediment sample prior to coring. Twelve dives collected 40 seafloor sediments that were described onboard by the geology group. Seventy-seven sites were selected for piston coring where 155 cores were collected representing 102 meters. At each core location, twin cores were collected with one core being split and logged by the geology group, recorded using LogPlot software and the other core was labeled and archived for shipment to the FIPR laboratory. The piston corer did not provide sufficient penetration to gain a true understanding of the ore body.

The samples collected during Leg 1 were within the DD East Phosphorite Deposit, added to the understanding of the local geology but are not related to the DD West Phosphorite Deposit resource estimate.

Figure 10-1 shows the location of six priority areas with multibeam coverage and piston core locations. The purple shading is the high-priority area interpreted from D’Anglejan (1965).

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Figure 10-1     Leg 1 Summary Location Map

10.2.2	Leg 2

The Leg 2 objectives were to:

•	Establish the lateral continuity of the hardbottom in the north-south direction as well as the east-west direction;

•	Expand the spatial extent of sampling and insight into the deposit; and

•	Define the vertical extent of the phosphorite.

The first phase of Leg 2 was executed from November 7 to 15, 2012. This segment was a continuation of Leg 1 focusing on additional multibeam benthic mapping and ROV ground-truthing of the expected seabed conditions as interpreted from the sonar data. The visual ROV inspection emphasized the “hardbottom” outcrop striking NW-SE through the Don Diego Mineral Concession as well as observing the in situ phosphorite sediment. Twin Piston Core sampling was directed by the Project staff at multiple sites and were processed in a manner similar to Leg 1.

Concurrent with Phase 1 of Leg 2, chemical analysis of the samples collected during Leg 1 commenced at FIPR. Analytical assays were delivered to the Project team routinely. Analysis of the 1-m piston cores included grab sampling and compositing from the bottom, top, and midpoint of each core. The sediment was dried, ground, digested and assayed for P2O5, Insol, Fe2O3, Al2O3, MgO and CaO.

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Phase 2 of Leg 2 occurred from November 15 to December 7, 2012. Vibracoring equipment was utilized to undertake a 5-km, grid-spaced, coring campaign. Twenty-four (24) vibracore cores were collected at distinct geographic locations. On-board the cores were described, cut into 1-m sections, labeled and packed for shipment. Multibeam and ROV operations continued.

Upon conclusion of Leg 2, the undisturbed twin piston cores and vibracore samples were shipped to FIPR.

Concurrent with the Leg 2 operations and FIPR laboratory analysis, the Project engaged Henry Lamb of Mineral Resource Associates (MRA) as the Technical Advisor specializing in phosphate project development. On December 17, 2012, MRA provided initial findings from review of the FIPR ore assessment as well as findings from testing conducted by MRA. Initial laboratory analysis was positive and suggested that the phosphorite ore could be beneficiated to industry standards and that the Project had a potential for economic viability. This supported the need for additional sample collection followed by an organized procedure for chemical and metallurgical laboratory testing. A subsequent survey cruise, “Leg 3”, was planned where vibracoring would take place proximal to the trend within which maximum phosphorite core recovery was achieved in Leg 2 and then to proceed throughout the mineral concession on a 5-km N-S, E-W sampling grid.

During Leg 2, the M/V Dorado Discovery returned to San Diego to mobilize equipment (Alpine vibracore, One Pass Seafloor Drill and Rossfelder Vibracore) from Gregg Drilling that would improve efficiency and allow deeper continuous sampling as well as cover more geographical distance. Table

10-2 summarizes the relative success of drilling equipment and methodology.

TABLE 10-2 DRILLING SUMMARY FOR LEGS 1-3
		Depth (meters)
Equipment	Drill Holes	Average	Maximum	Comments
Piston Core	183	0.65	1.80	2 attempts with no recovery
Gravity Core	1	0.20	0.20	6 attempts with no recovery
Alpine Vibracore
One-Pass Seafloor Drill	11	1.72	3.00	1 attempt with no recovery
Rossfelder Vibracore	24	3.17	5.11

Multibeam coverage mapped out the lateral extent of hardbottom outcrop as indicated by the black line in Figure 10-2. It became obvious that there were at least two distinct phosphorite deposits. One was the surficial (“shoal”; one meter or less) coarse grained shell layers with phosphorites found to the east of the hardbottom, and the second was the western, thicker, well-sorted black sands found a water depths of 70 to 90 meters. The second was ranked as the most promising to meet the target of at least 100 million tonnes of phosphate rock concentrate resources and is herein identified as the DD West Phosphorite Deposit.

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Figure 10-2     Legs 1 and 2 Multibeam Mapping of the Hardbottom (Black Line)

10.2.3	Leg 3

Success of the Rossfelder Vibracore test during Leg 2 greatly influenced the Leg 3 objectives:

•	to complete a systematic vibracore drilling and sampling program based on a wide spaced, 5.0-km grid for the Don Diego Mineral Concession where the water depth was between 50 and 110 meters;

•

to conduct a systematic vibracore drilling and sampling plan for a 2.5-km grid along the trend identified as the DD West Phosphorite Deposit along a northerly-southerly axis as well as an easterly-westerly transverse axis; and,

•	to vibracore drill and sample at a 0.5-km interval transverse to the trend of the black sands in order to assess the vertical and horizontal extent of the Don Diego West Phosphorite Deposit.

Leg 3 operations were conducted aboard the M/V Dorado Discovery from January 6 to 30, 2013. During Leg 3, 138 Rossfelder Vibracore holes, ranging from 3.15 to 6 meters in depth, resulted in the collection of hundreds of core intervals for laboratory testing.

Based on observed and analyzed sediment samples plus the success of the Rossfelder Vibracore, a revised drilling pattern for Legs 3 and 4 was adopted to better define the phosphorite boundaries. The more constricted axial sampling pattern and a tightly spaced transaxial coring aided in defining the mineralization boundaries.

Conceptual investigation and surveying priorities remained dynamic. Correlating the bathymetric profile to establish a potential depositional trend defined the preliminary survey priorities. Based on core sample observations and laboratory test results, a more refined sampling pattern was adopted to

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identify approximate boundaries of identified deposits given the limitations of sampling equipment. A more constricted axial sample collection pattern and a tightly space transaxial coring program were undertaken to better define geographic deposit boundaries.

Core samples collected during Leg 3 were shipped to FIPR. After completing Leg 3, plans for additional vibracoring in a subsequent cruise were outlined to incorporate additional transects of 0.5-km spaced drill holes, with a 2.5-km axial spacing between transects.

Concurrent to Leg 3, laboratory analysis of Leg 2 cores was on-going. The test results received early January were compelling and supportive of the vibracore drilling and sampling method. During this time, MRA was constructing, in collaboration with FIPR and the Project team, a laboratory procedure for ore characterization analysis for each core interval. Applying these procedures (see Appendix D), FIPR began assessment of select cores.

Figure 10-3     Core Locations for Legs 1, 2 and 3

10.2.4	Leg 4

Leg 4 was conducted from January 30 through March 6, 2013 aboard the M/V Dorado Discovery. Vibracore drilling sites at a 0.5-km interval were spaced perpendicular (transects) to the long axis of the deposit trend at a 2.5-km interval. Multibeam sonar data collection continued within the concession as well as in the water adjacent to the concession in order to more fully understand the deposit potential. Sediment samples from Leg 4 were shipped to FIPR.

Concurrent to Leg 4, size fraction analysis of preliminarily selected cores was conducted by FIPR under the terms of the approved procedures (Appendix D). Upon the conclusion of testing these select cores, additional cores acquired during Legs 2 and 3 operations were selected for testing using the same procedures.

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Objectives for Leg 4 were to:

•	continue to fill-in transects to define the DD West Phosphorite Deposit;

•	fill in additional 5-km stations to the east of the hardbottom; and,

•	survey northwest and southeast for potential tenement extensions.

Figure 10-4     Multibeam and Coring Locations for Legs 1, 2, 3 and 4

Twenty 500-m spacing drill hole transects were conducted to establish the lateral extent of the Don Diego Phosphorite Deposit. Initial cores were collected in the central region with the vessel moving 500 meters to the NE until two cores were collected without a significant phosphorite intersection. The vessel returned to the central location and continued in a step out manner to the southeast collecting cores every 500 meters until two successive cores void of the phosphatic sands were recorded. The mineralized width as determined by visual inspection of the core ranged from 2.5 to 5.0 kilometers.

Cores were collected east of the hardbottom finishing out the 5.0-km grid pattern as well as 2.5-km infill cores.

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11.0     ITEM 13:     DRILLING

During the early exploration phase, the Project staff evaluated four core drilling units commonly applied in shallow and deep seafloor sampling projects including:

•	Piston Core;

•	Gravity Corer;

•	One-Pass Drill; and,

•	Rossfelder Vibracore.

This equipment was tested and evaluated resulting in the identification of system weaknesses and strengths. Issues of concern included core recovery, penetration depth, control of the drilling angle and operational control of the equipment.

None of the samples from the piston core, the gravity corer or the one-pass drill were used in the estimation of the resources. These instruments did not sufficiently penetrate the full thickness of the phosphorite deposit.

11.1     ROSSFELDER VIBRACORE

The Rossfelder underwater P-5 vibracorer is designed to obtain long, well-preserved cores in unconsolidated seabed sediments. Two electric vibrating motors combine with gravity to drive a 10.16-cm core barrel up to 6 meters into the seabed. The sediment sample is retained in a 9.75-cm inside diameter butyrate liner barrel. Motors and the core barrel are attached to a support guide and seabed frame. The assembly was deployed from the stern A-frame of the M/V Dorado Discovery. Upon recovery, the liner was removed; the core was described and processed for transport to a land based laboratory for analysis.

Figure 11-1     The Rossfelder Vibracore on the M/V Dorado Discovery Stern.

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Good results were achieved using the Rossfelder Vibracore, with consistent recovery of hard clay and dense sand/silt material. Size and weight of the vibracore assembly allowed for relatively easy deployment and recovery. The Rossfelder Vibracore was provided by Seafloor Geotec LLC, a joint venture between Gregg Marine, Inc. and Fugro, who also provided an operating team of professional drillers and assistants.

The Rossfelder Vibracore was utilized initially to obtain core samples on a 5-km spacing to cover a broad geographic range before returning to port in December 2012. One vibracore sample per sampling location was collected. Due to the absence of a redundant core and to preserve core integrity, cores were not split and described on deck. The vibracore tubes, approximately six meters in length, were cut into 1-m sections for easier handling and shipment.

For shipboard geologic analysis including a descriptive baseline for core logging, scoop samples at the sectional cut points as well as on the top and bottom of the core were utilized. Descriptive results were entered into LogPlot data files. In previous operations all piston cores and one-pass cores were logged stratigraphically on a bed-scale; by contrast, the scoop samples collected where cores were cut using the vibracore are considered to be point-samples, and provided an important reference to describing the various sedimentary features. However, the scoop sample data entered into LogPlot and all LogPlot files from vibracores may not represent the continuous stratigraphic column. Point sampling the Rossfelder Vibracore cores allowed for qualitative analysis of phosphatic content for shipboard data sets and effective modification of the daily drilling plan. As with prior coring equipment, the greatest concentrations of phosphorites were observed proximal to the 80 and 90-m isobaths. Twenty-four vibracores were collected during the initial cruise in which the equipment was employed. The Rossfelder Vibracore recovery revealed visually high concentrations of phosphorite pellets in sandy beds.

11.2     DRILLING ATTITUDE

The DD West Phosphorite Deposit is a relatively flat-lying, marine sedimentary phosphorite that appears to be unimpacted by tectonic forces associated with fracturing, faulting and folding. Transverse cross-sections of the deposit indicate a low-angle dip to seaward (westward) that is measured in terms of two to four meters per kilometer.

The Rossfelder Vibracore drilling system was vertically stable. Given the low-angle dip of the phosphorite beds and the short length of the Rossfelder Vibracore core barrel (six meters), the Qualified Person believes that any difference in the relationship between the core length and the true thickness of the mineralization is not material in the estimation of phosphorite ore and phosphate rock concentrate resources.

11.3     FUTURE DRILLING PROCEDURES

Previous drilling efforts clearly demonstrated the superior performance of the Rossfelder Vibracore with respect to core recovery and penetration depth. Future drilling will utilize this equipment and methodology with the potential to extend the drilling depth, penetrate the phosphorite bed and the opportunity to terminate the core in underlying non-phosphatic material.

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June 2014

12.0     ITEM 14:     SAMPLING METHOD AND APPROACH

12.1     DESCRIPTION OF SAMPLING METHODS

12.1.1	Piston Core and One-Pass Samples

For each location two piston cores were collected, one was archived while the other was split, photographed and described.

The one-pass core barrel did not have liners; therefore, the material was hydraulically extruded into a core tray. For each one-pass core, the core was photographed and described.

For both types of samples, visual descriptions used a 10-power hand lens and grain size card to determine grain size, sorting, roundness, presence of pelletal phosphorite, and shell fragment size. Colors were determined using Munsell soil color charts. Benthic infauna found within the samples were photographed, measured and identified. The archived core liner was capped and secured on both ends and labeled with appropriate identification. The archived piston core tubes, containing the undisturbed samples, were stored until returning to port (San Diego, California) where the samples were securely packaged, with a chain of custody identifying the contents of each package, and shipped by a commercial carrier to the Florida Industrial and Phosphate Research Institute (FIPR) laboratory in Bartow, Florida.

12.1.2	Rossfelder Core Samples

Due to the recovery length, the Rossfelder core liners, containing the recovered samples, were cut into 1.0 to 1.2-m sections and point sampled. Visual descriptions used a 10-power hand lens and grain size card to determine grain size, sorting, roundness, presence of pelletal phosphorite, and shell fragment size. Colors were determined using Munsell soil color charts. Benthic infauna found within the samples were photographed, measured and identified. The 1-m core liner sections were capped and secured on both ends, labeled with appropriate identifiers, and shipped by a commercial carrier to the FIPR laboratory.

Only the samples from the Rossfelder Vibracore were used in the preparation of the DD West Phosphorite Deposit resource estimate.

12.1.3	ROV Samples

Visual descriptions used a 10-power hand lens and grain size card to determine grain size, sorting, roundness, presence of pelletal phosphorite, and shell fragment size. Colors were determined using a Munsell soil color charts. Any benthic infauna found within the samples were photographed, measured and identified. No ROV samples were archived.

12.2     DRILLING, SAMPLING, AND RECOVERY FACTORS

The Rossfelder Vibracore was the best drilling technology for coring and sampling the Don Diego Phosphorite Deposits and achieved good penetration given the core barrel length and resulted in maximum recovery. There is minimal indication of material core loss. The core barrel liner and core catcher preserved the integrity of the sample during extraction, storage and transportation to the laboratory. The limitation was the 6-m core barrel length in a deposit that shows evidence that the total thickness of the phosphorite bed may not have been fully penetrated and sampled. Consequently, the maximum thickness of the phosphorite layer has not been determined at many drill sites.

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June 2014

12.3     SAMPLE QUALITY

The samples from the piston and one-pass coring programs have been used to understand the local geologic environment and ore characteristics of the phosphorites within the overall concession area.

The sample quality of the Rossfelder Vibracore is superior to the tested alternatives with respect to penetration of the phosphorite bed, protection of the core during drilling, extraction, and core protection during storage and transportation to the FIPR laboratory. Only the results from the Rossfelder Vibracore drilling program that have been included in the estimating the phosphate rock resources of the DD West Phosphorite Deposit.

12.4     GEOLOGIC CONTROLS FOR SAMPLING

An understanding of the NW-SE trend along the upper continental shelf containing the DD West Phosphorite Deposit and its general geographic relationship to the “hardbottom” zone provided guidance for locating drill holes during Legs 3 and 4.

With some exceptions, the Rossfelder Vibracore core was sampled in 1-m sections starting at the seafloor surface and extending downward. The primary exception was where the lowermost interval of the core was less than 0.5-meters and was included in the overlying section thus creating a longer than normal sample interval. Similarly, shorter than normal sample intervals occurred when the lowermost section was longer than 0.5-meters and was thus sampled separately. In a few cases, it appears that the site geologist selected samples based on physical features of the core such as color, texture, moisture or pelletal phosphorite content. This resulted in more samples per drill core but significantly reduced the material available for laboratory testing.

It is the conclusion of the Qualified Person that there is no material advantage to stratigraphic sampling. The consequence of core samples less than 1-m in length is that there would be an insufficient phosphorite for ore characterization, physical testing, and bench scale mineral beneficiation process testing. Similarly, the geologic concern that a 1-m sample may mask the upper or lower phosphorite contact, is not material as such imperfections will tend to simulate dredge performance with respect to phosphorite ore dilution. The Qualified Person also recognizes that the phosphorite ore is not a directly sellable product and must be processed through a mineral beneficiation plant capable of receiving and processing a range of ore grades in order to achieve a marketable product.

12.5     SUMMARY OF RELEVANT SAMPLES AND COMPOSITES

Table 13-1 is a listing of the relevant samples used in the preparation of this Technical Report.

44	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

13.0     ITEM 15:     SAMPLE PREPARATION, ANALYSES AND SECURITY

13.1     SAMPLE PREPARATION

Core samples from the four drilling Legs were labeled, packaged, offloaded and shipped by a commercial carrier or were driven by Project personnel from San Diego, California to the laboratory at the Florida Industrial and Phosphate Research Institute (FIPR) in Bartow, Florida. Upon arrival the packages were opened, the contents were checked against the manifest and the core tubes were photographed.

13.2     ANALYSIS - PISTON CORE SAMPLES

The core tube samples from Legs 1 and 2 were sampled by compositing a portion from each end of the core tube, cutting the tube approximately in half and adding a portion from the middle of the core to the end portions. Testing was limited to ore assays for P2O5, SiO2, Fe2O3, Al2O3, MgO and CaO. No physical tests were performed. All samples were prepared and assayed by FIPR.

13.3     ANALYSIS - ROSSFELDER VIBRACORE SAMPLES

13.3.1	Chemical Analyses

The sample and test procedures discussed in this subsection were applied to the Leg 2, 3, and 4 core vibracore samples.

As on June 30, 2014, 761 sample intervals from 199 drill holes have been tested for Ore Characteristics and Ore Chemical Analysis. Two-holes (OP-192 and RC-284), were duplicated and both holes were removed from the resource database. The database drill holes and sample intervals are listed in Table 13-1. Beginning chronologically with RC-364 (1.78-2.78) the size distribution intervals were modified with the -65+100 mesh and -100+150 mesh intervals being consolidated into a single -65+150 mesh interval. Likewise, the bottom interval was redefined for -270 mesh to -200 mesh. These changes were based on the results from multiple tests that revealed no significant impact on the data quality for resource estimation.

13.3.2	Ore Characterization

Ore characterization of an unconsolidated marine phosphorite is an important first step to understanding the mineral beneficiation options and factors effecting mine and plant design. The principal factors are determination of the ore in-situ bulk density, the ore moisture, and the ore size distribution. Mineral Resource Associates (MRA) provided a Proposed Laboratory Procedure that in consultation with the Project team and FIPR was modified and approved. A copy of the final procedure is included as Appendix D. All samples were prepared and characterized by tests performed at FIPR.

13.3.2.1	Bulk Density

Determining the bulk density of a sediment is, at best, a difficult procedure. Several methods have been applied in the phosphate industry with the most basic being the “packing” of a known volume container with the loose sediment. This method has been applied to each sample interval (strata) within each hole. The calculation of phosphorite ore tonnage for each strata employed the specific strata bulk density.

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June 2014

As of June 30, 2014, the Bulk Density Procedure specified in Appendix D has been applied to 582 samples that were used in the resource estimate. The resulting values range from 0.51 to 2.00 tonnes per cubic meter and the arithmetic average is 1.39 tonnes per cubic meter (86.6 pounds per cubic foot) with a standard deviation of ±0.25 tonnes per cubic meter. These results are similar to the results of bulk density tests for other unconsolidated marine phosphorite deposits around the world. All bulk density samples were prepared and tested by FIPR.

46	Mineral Resource Associates

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June 2014

TABLE 13-1 LISTING OF HOLES AND SAMPLE INTERVALS DEFINING THE DON DIEGO WEST PHOSPHORITE DEPOSIT

Hole ID	Number of Samples	Sample Intervals
RC-208	5	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-5.0	5.0-5.67
RC-209	5	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-4.79
RC-211	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-3.32
RC-214	2	0.0-1.0	1.0-2.05
RC-218	6	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-5.0	5.0-5.7
RC-224	6	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-5.0	5.0-5.7
RC-240	5	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-4.6
RC-242	3	0.0-1.0	1.0-2.0	2.0-2.8
RC-246	3	0.0-1.0	1.0-2.0	2.0-2.28
RC-251	3	0.0-1.0	1.0-2.0	2.0-2.65
RC-260	6	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-5.0	5.0-5.44
RC-262	3	0.0-1.0	1.0-2.0	2.0-2.63
RC-280	2	0.0-1.0	1.0-2.12
RC-281	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-3.8
RC-282	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0
RC-283	3	0.0-1.0	1.0-2.0	2.0-3.04
RC-285	3	0.0-1.0	1.0-2.0	2.0-2.88
RC-286	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.16
RC-287	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.19
RC-288	6	0.0-0.75	0.75-1.75	1.75-2.75	2.75-3.75	3.75-4.75	4.75-5.07
RC-290	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-3.8
RC-291	3	0.0-1.0	1.0-2.0	2.0-2.95
RC-292	5	0.0-1.0	1.0-1.9	2.1-3.0	3.0-4.0	4.0-5.1
RC-294	5	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-4.8
RC-295	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-3.48
RC-297	5	0.0-1.0	1.0-1.94	1.94-3.0	3.0-4.0	4.0-4.88
RC-299	4	0.0-1.12	1.12-2.0	2.0-3.0	3.0-4.13
RC-301	2	0.0-1.0	1.0-1.45
RC-307	4	0.0-1.0	1.0-2.2	2.2-3.0	3.0-3.81
RC-308	2	0.0-1.0	1.0-1.6
RC-310	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0
RC-312	4	0.0-0.76.0	0.76-1.0	1.0-2.0	2.0-3.15
RC-314	5	0.0-1.1	1.1-2.0	2.0-3.0	3.0-4.0	4.0-5.2
RC-321	5	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-4.66
RC-322	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.07
RC-323	3	0.0-1.17	1.17-2.19	2.19-2.52
RC-324	6	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-5.0	5.0-6.0
RC-325	5	0.0-1.1	1.1-2.24	2.24-3.0	3.0-4.0	4.0-5.12
RC-328	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.13
RC-329	8	0.0-1.0	1.0-1.65	1.65-2.0	2.0-3.0	3.0-3.65	3.65-4.0	4.0-5.0	5.0-6.0
RC-330	5	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-4.3
RC-331	5	0.0-1.0	1.0-2.0	2.0-2.41	2.5-3.5	3.5-4.59
RC-332	5	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-4.41
RC-333	6	0.0-1.0	1.0-2.0	2.0-2.65	2.65-3.0	3.0-4.0	4.0-4.32
RC-334	5	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-4.7
RC-335	6	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-5.0	5.0-5.75
RC-336	5	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-4.51
RC-337	4	0.0-1.0	1.0-2.0	2.0-3.0	3.2-4.12
RC-338	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-3.95
RC-339	2	0.0-1.0	1.0-2.14

47	Mineral Resource Associates

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June 2014

Table 13-1 Listing of Holes and Sample Intervals Defining the Don Diego West Phosphorite Deposit

Hole ID	Number of Samples	Sample Intervals
RC-340	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-3.68
RC-341	6	0.0-0.68	0.68-1.36	1.36-2.36	2.36-3.36	3.36-4.36	4.36-4.89
RC-342	5	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-4.55
RC-343	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-3.57
RC-344	5	0.0-1.14	1.14-2.28	2.28-3.2	3.4-4.4	4.4-5.0
RC-345	5	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-4.69
RC-346	5	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-4.9
RC-347	5	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-4.39
RC-347	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.2
RC-350	6	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-5.0	5.0-5.35
RC-351	6	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-5.0	5.0-5.55
RC-352	6	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-5.0	5.0-5.59
RC-353	5	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-4.4
RC-355	6	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-5.0	5.0-5.5
RC-356	6	0.0-1.0	1.0-1.73	1.73-2.8	2.8-3.6	3.6-4.6	4.6-5.5
RC-357	3	0.0-1.0	1.0-2.0	2.0-3.0
RC-358	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0
RC-359	6	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-5.0	5.0-5.71
RC-360	5	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-4.6
RC-361	6	0.0-0.73	0.73-1.39	1.39-2.39	2.39-3.39	3.39-4.39	4.39-5.39
RC-362	7	0.0-0.37	0.37-1.0	1.0-1.88	1.88-2.35	2.35-3.35	3.35-4.27	4.27-5.16
RC-363	8	0.0-0.8	0.8-1.54	1.54-1.94	1.94-2.73	2.73-3.28	3.28-3.85	3.85-4.64	4.64-5.56
RC-364	7	0.0-0.78	0.78-1.78	1.78-2.78	2.78-3.78	3.78-4.14	4.14-4.88	4.88-5.86
RC-366	3	0.0-1.2	1.2-2.4	2.4-3.55
RC-367	4	0.0-1.2	1.2-2.4	2.4-3.4	3.4-4.24
RC-370	5	0.0-1.2	1.2-2.4	2.4-3.6	3.6-4.8	4.8-5.73
RC-371	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-3.76
RC-372	3	0.0-1.0	1.0-2.0	2.0-2.82
RC-373	4	0.0-1.2	1.2-2.4	2.4-3.4	3.4-4.33
RC-374	5	0.0-1.2	1.2-2.4	2.4-3.6	3.6-4.8	4.8-5.37
RC-378	2	0.0-1.2	1.2-2.0
RC-383	2	0.0-1.2	1.2-2.4
RC-384	3	0.0-1.0	1.0-2.0	2.0-2.58
RC-379	5	0.0-1.2	1.2-2.4	2.4-3.6	3.6-4.8	4.8-6.0
RC-380	4	0.0-1.2	1.2-2.4	2.4-3.5	3.5-4.53
RC-381	5	0.0-1.2	1.2-2.4	2.4-3.6	3.6-4.3	4.3-4.97
RC-383	2	0.0-1.2	1.2-2.4
RC-384	3	0.0-1.0	1.0-2.0	2.0-2.58
RC-394	4	0.0-1.2	1.2-2.4	2.4-3.6	3.6-4.34
RC-395	4	0.0-1.2	1.2-2.4	2.4-3.6	3.6-4.51
RC-396	4	0.0-1.2	1.2-2.4	2.4-3.6	3.6-4.1
RC-397	3	0.0-1.0	1.0-2.0	2.0-2.84
RC-398	4	0.0-1.2	1.2-2.4	2.4-3.6	3.6-4.6
RC-400	3	0.0-1.0	1.0-2.0	2.0-2.58
RC-401	2	0.0-1.0	1.0-1.64
RC-414	4	0.0-1.2	1.2-2.4	2.4-3.6	3.6-4.44
RC-415	3	0.0-1.0	1.0-2.0	2.0-2.9
RC-418	3	0.0-1.2	1.2-2.4	2.4-3.21
RC-419	4	0.0-1.1	1.27-2.4	2.4-3.6	3.6-4.57
RC-420	4	0.0-1.2	1.2-2.4	2.4-3.4	3.4-3.97

48	Mineral Resource Associates

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June 2014

Table 13-1 Listing of Holes and Sample Intervals Defining the Don Diego West Phosphorite Deposit

Hole ID	Number of Samples	Sample Intervals
RC-421	2	0.0-1.0	1.0-1.85
RC-422	2	0.0-1.0	1.0-1.61
RC-423	3	0.0-1.2	1.2-2.2	2.2-2.54
RC-424	3	0.0-1.2	1.2-2.4	2.4-3.6
RC-425	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-3.9
RC-426	3	0.0-1.2	1.2-2.4	2.4-3.58
RC-427	2	0.0-1.0	1.0-1.93
RC-428	2	0.0-1.2	1.2-2.4
RC-429	2	0.0-1.2	1.2-2.37
RC-430	2	0.0-1.2	1.2-2.4
RC-431	1	0.0-1.2
RC-432	4	0.0-1.2	1.2-2.4	2.4-3.6	3.6-4.71
RC-434	3	0.0-1.0	1.0-2.0	2.0-2.83
RC-435	3	0.0-1.0	1.0-2.0	2.0-2.8
RC-436	3	0.0-1.2	1.2-2.4	2.4-3.6
RC-437	2	0.0-1.2	1.2-2.4
RC-438	2	0.0-1.1	1.1-2.0
RC-439	2	0.0-1.2	1.2-2.4
RC-440	3	0.0-1.0	1.0-2.0	2.0-3.02
RC-441	3	0.0-1.0	1.0-2.0	2.0-2.7
RC-442	2	0.0-1.0	1.0-2.02
RC-443	3	0.0-1.0	1.0-2.0	2.0-2.94
RC-444	2	0.0-1.0	1.0-2.0
RC-445	3	0.0-1.0	1.0-2.0	2.0-2.6
RC-447	3	0.0-1.2	1.2-2.4	2.4-3.6
RC-448	4	0.0-1.2	1.2-2.4	2.4-3.6	3.6-4.33
RC-449	3	0.0-1.0	1.0-2.0	2.0-3.02
RC-451	4	0.0-1.2	1.2-2.4	2.4-3.4	3.4-4.14
RC-452	4	0.0-1.2	1.2-2.4	2.4-3.6	3.6-4.63
RC-453	3	0.0-1.2	1.2-2.4	2.4-3.56
RC-455	5	0.0-1.2	1.2-2.4	2.4-3.6	3.6-4.6	4.6-5.23
RC-456	5	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-5.2
RC-457	3	0.0-1.0	1.0-2.0	2.0-2.98
RC-458	5	0.0-1.0	1.0-1.94	1.94-3.0	3.0-4.0	4.0-5.16
RC-459	4	0.0-1.04	1.04-2.2	2.2-3.4	3.4-4.61
RC-460	5	0.0-1.13	1.13-2.0	2.0-3.0	3.0-4.0	4.0-5.02
RC-461	5	0.0-1.0	1.0-2.07	2.07-3.0	3.0-4.0	4.0-5.0
RC-462	3	1.2-2.4	2.4-3.6	3.6-4.8
RC-463	3	1.0-2.2	2.2-3.4	3.4-4.63
RC-464		0.0-1.0	1.0-2.23	2.23-3.0	3.0-4.0	4.0-4.77
RC-515	3	0.0-1.2	1.2-2.4	2.4-3.52
RC-516	4	0.0-1.2	1.2-2.4	2.4-3.4	3.4-4.27
RC-517	3	0.0-1.2	1.2-2.4	2.4-3.55
RC-519	2	0.0-1.0	1.0-1.97
RC-533	3	0.0-1.2	1.2-2.4	2.4-3.61
RC-534	2	0.0-1.0	1.0-1.86
RC-535	4	0.0-1.2	1.2-2.4	2.4-3.4	3.4-4.14
RC-536	1	0.0-1.2
RC-538	5	0.0-1.2	1.2-2.4	2.4-3.6	3.6-4.8	4.8-5.41
RC-539	3	0.0-1.0	1.0-2.0	2.0-3.04

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Table 13-1 Listing of Holes and Sample Intervals Defining the Don Diego West Phosphorite Deposit
Hole ID	Number of Samples	Sample Intervals
RC-540	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-3.96
RC-542	2	0.0-1.0	1.0-1.94
RC-543	3	0.0-1.2	1.2-2.4	2.4-3.24
RC-545	3	0.0-1.0	1.0-2.0	2.0-2.83
RC-546	2	0.0-1.2	1.2-2.13
RC-562	2	0.0-1.0	1.0-1.8
RC-563	3	0.0-1.2	1.2-2.2	2.2-3.19
RC-590	5	0.0-0.75	0.75-1.95	1.95-2.95	2.95-3.95	3.95-4.9
RC-591	4	0.0-1.2	1.2-2.4	2.4-3.6	3.6-4.75
RC-593	4	0.0-1.2	1.2-2.4	2.4-3.6	3.6-4.65
RC-594	4	0.0-1.2	1.2-2.4	2.4-3.6	3.6-4.63
RC-595	3	0.0-1.2	1.2-2.4	2.4-3.61
RC-596	4	0.0-1.2	1.2-2.4	2.4-3.6	3.6-4.83
RC-598	4	0.0-1.2	1.2-2.4	2.4-3.6	3.6-4.8
RC-600	3	0.0-1.2	1.2-2.4	2.4-3.45
RC-601	4	0.0-1.2	1.2-2.4	2.4-3.6	3.6-4.8
RC-603	3	0.0-1.2	1.2-2.2	2.2-3.1
RC-604	3	0.0-1.2	1.2-2.4	2.4-3.45
RC-728	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-3.9
RC-729	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0
RC-730	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0
RC-732	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-3.6
RC-733	3	0.0-1.0	1.0-2.0	2.0-2.5
RC-734	3	0.0-1.0	1.0-2.0	2.0-2.5
RC-736	1	0.0-1.0
RC-737	3	0.0-1.0	1.0-2.0	2.0-3.0
RC-738	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0
RC-739	3	0.0-1.0	1.0-2.0	2.0-3.0
RC-740	5	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-5.0
RC-741	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-3.7
RC-742	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-3.7
RC-743	6	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-5.0	5.0-5.7
RC-744	1	0.0-1.0
RC-745	5	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-4.6
RC-746	5	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-4.5
RC-747	5	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-4.9
RC-748	1	0.0-1.0
RC-749	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-3.9
RC-750	1	0.0-1.0
RC-751	5	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-5.0
RC-753	1	0.0-0.7
RC-754	1	0.0-1.0
RC-755	1	0.0-1.0
RC-757	1	0.0-0.5
RC-758	2	0.0-1.0	1.0-1.7
RC-759	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0
RC-761	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-3.6
RC-763	3	0.0-1.0	1.0-2.0	2.0-3.0
RC-764	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-5.0
RC-766	3	0.0-1.0	1.0-2.0	2.0-2.7
RC-767	3	0.0-1.0	1.0-2.0	2.0-2.9

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Table 13-1     Listing of Holes and Sample Intervals Defining the Don Diego West Phosphorite Deposit

Hole ID	Number of Samples	Sample Intervals
RC-768	3	0.0-1.0	1.0-2.0	2.0-3.0
RC-769	3	0.0-1.0	1.0-2.0	2.0-2.6
RC-770	3	0.0-1.0	1.0-2.0	2.0-3.0
RC-771	5	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-5.0
RC-772	5	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0	4.0-4.7
RC-773	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-4.0
RC-734	1	0.0-1.0
RC-775	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-3.6
RC-776	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-3.8
RC-780	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-3.6
RC-781	3	0.0-1.0	1.0-2.0	2.0-2.7
RC-782	3	0.0-1.0	1.0-2.0	2.0-3.0
RC-783	4	0.0-1.0	1.0-2.0	2.0-3.0	3.0-3.5
RC-784	3	0.0-1.0	1.0-2.0	2.0-2.5
RC-785	3	0.0-1.0	1.0-2.0	2.0-2.71

13.3.2.2	Moisture Content

An ore moisture test was performed on each sampled interval. Being seafloor and near seafloor, unconsolidated samples, it is anticipated that the samples are fully saturated and that any contained clay minerals are near their saturation limit. The moisture test procedures are reported in Appendix D.

The average moisture content for the 582 tests is 25.94% with a standard deviation of ±7.09%. The moisture contents for individual samples range from 14.91% to 57.72%. The conversion of the wet bulk density to dry bulk density for each strata incorporates the corresponding percent moisture for that strata.

Appendix E contains a listing of the drill holes, sample intervals, wet density, percent moisture and dry density of the available 582 samples as of June 30, 2014. All moisture samples were prepared and tested by FIPR.

13.3.2.3	Particle Size Distribution

For loose, unconsolidated phosphorite deposits laboratory testing to determine the particles size distribution coupled with chemical analysis of each size fraction is a simple and rapid method to determine if there is a natural concentration of pelletal phosphate grains and what further steps may be appropriate for mineral beneficiation.

Using the procedures defined in Appendix D, a subsample of the blended material from each sample interval was collected, wet screened at a standard set of screen sizes, dried, weighed and chemically analyzed for P2O5, SiO2, Fe2O3, Al2O3, MgO and CaO as well as being examined under a binocular microscope. Each subsamples was sized according to the particle sized listed in Table 13-2. All particle size distribution samples were prepared and tested by FIPR.

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TABLE 13-2 CHEMICAL ANALYSES FOR ORE CHARACTERIZATION
Component		P2 O5	Insol	Fe2 O3	Al2 O3	MgO	CaO
Ore Head Assay		X	X	X	X	X	X
Tyler Mesh	Microns
+20	+833	X	X	X	X	X	X
28	589	X	X	X	X	X	X
35	417	X	X	X	X	X	X
48	295	X	X	X	X	X	X
65	208	X	X	X	X	X	X
100[1]	147	X	X	X	X	X	X
150	104	X	X	X	X	X	X
200	74	X	X	X	X	X	X
270[1]	53	X	X	X	X	X	X
-270[1]	-53	X	X	X	X	X	X

Note 1: During the testing program, the size distribution procedures were modified to combine the -65+100 and -100+150 size fractions into a single -65+150 fraction. Likewise, the -200+270 size fraction was eliminated and the bottom size became -200 mesh.

This exercise resulted in the following observations:

•	Generally, the unconsolidated ore can be divided into three components:

•	Coarse waste is +0.853 millimeters in size and consists mainly of sea shells and shell fragments;

•

The phosphatic flotation feed being between -0.853 and +0.104 millimeters is dominated by an abundance of pelletal phosphorite grains with more sea shell fragments in the coarser size and in the fine fraction a higher content of quartz grains being related to a higher SiO2 content; and

•	The fine fraction being less than 0.104 millimeters in size is dominated by high silica indicating quartz as the dominate mineral and a varying quantity of clay minerals;

•

The size distribution data implies that the coarse fraction with its low phosphorus and high CaO contents can be easily separated as a waste product and that the fine fraction being mainly quartz with very minor phosphorus is also an easily separated waste product; and,

•	The -0.853 to +0.104 millimeter fraction with its enrichment in pelletal phosphorites becomes the material with a higher economic potential.

13.3.3	Chemical Analysis

Chemical analysis of the phosphorite ore and size distribution samples has been extensive. Table 13-2 summaries the assaying. All analyses were performed by FIPR using the procedures established by the Association of Fertilizer and Phosphate Chemists (AFPC).

The results of the ore characterization chemical analyses as reported by FIPR are listed in Appendix F. All chemical analysis samples were prepared and assayed by FIPR.

13.3.4	Amine Flotation Tests

Flotation tests indicate that after proper sizing to remove the +20 and the -150 mesh fractions of the ore that the resulting -20+150 mesh flotation feed will be upgraded to 18% to 25% P2O5 and suitable

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for a simple amine reverse flotation to remove the majority of the remaining quartz and yield a 28% to 32% P2O5 phosphate rock concentrate product. The target concentrate grade is 30% P2O5. Ninety (90) flotation tests have been completed successfully on broad geographic and stratigraphic range of samples. Amine concentrate grades ranged from under 20% P2O5 to 32.5% P2O5. After amine flotation the principal contaminant in the amine concentrate is shell fragments indicating in a high CaO content and a high CaO/P2O5 ratio.

To achieve the target grade in some samples it may be necessary to separate the sea shell fragments from the flotation concentrate using a gravity separation method such as cycloning, hydrosizing or spiraling. Another option is a calcite flotation. ArrMaz, a reagent supplier, is developing two-stage, reagent application process that shows promise for the separation of both silica and carbonates in a single flotation stage. This process has not been tested on the Don Diego West flotation feed. The process has been tested on other phosphorite ores.

All flotation test samples were prepared by FIPR and delivered to Ed Finch & Associates for flotation testing under the direction of Mr. Ed Finch. Samples of the concentrate and tailings were returned to FIPR for assaying.

13.3.5	Gravity Separation Tests

The gravity separation tests were performed at the Oregon Mineral Laboratory under the observation and at the direction of Mr. Ed Finch. These tests included heavy media separation, tabling and spiraling with the test results being less than anticipated with respect to a significant increase in the phosphate rock concentrate % P2O5 and a corresponding reduction in CaO.

13.4	SAMPLE SECURITY

The sample security has been maintained by the Project and FIPR staffs. A Chain-of-Custody record has been maintained.

13.5	QP STATEMENT

The QP believes that the sample preparation, security and analytical procedures are adequate and conform to industry standards. A sufficient number of check, blank and duplicate samples have been included in the program.

The flotation tests were limited to conditioning with an amine solution because the development plan was to be limited to shipboard mineral processing and amine solutions are more environmentally friendly. Given that the product P2O5 content can be improved by the removal of the shell fragments and the gravity separation tests were not a successful as desired, the ArrMaz process for dual conditioning (amine and fatty acid solutions) for a single float may have merit and should be tested on a range of flotation feed grades.

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14.0     ITEM 16:     DATA VERIFICATION

14.1     QUALITY CONTROL AND DATA VERIFICATION

Quality Control for the analytical samples was accomplished using a system of sample duplicates, blanks and industry standards. FIPR followed the established procedures of the AFPC or other analytical procedures accepted by the phosphate industry.

The analytical laboratory at FIPR performed its internal QC checks and balances.

Sample duplicates were prepared and assayed for most of the ore samples, several of the particle size distribution samples and all of the flotation concentrate samples for each sampled interval.

14.2    VERIFICATION BY THE QUALIFIED PERSON

14.2.1 Physical	Data

Verification of the raw laboratory data for physical testing of the ore moisture and bulk density was accomplished by calculating the moisture and bulk density and comparing the results to expected results based on the geologic description from the drill logs and statistical comparison to other measured variables such as the particle size distribution.

Data analysis of the bulk density and the particle size distribution revealed a relatively strong correlation with the fine waste (-0.104 millimeter) ore fraction weight. For the 415 paired tests, the correlation coefficient was 0.6610 and indicated a moderate to strong inverse relationship between the ore bulk density and the dry weight of the fine waste.

Figure 14-1 illustrates the bulk density versus fine side fraction relationship.

Figure 14-1     Correlation between the Ore Bulk Density and the Fine Waste Size Fraction of the Don Diego West Phosphorite Ore

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Using the same samples, a moderate direct correlation coefficient (0.5630) was identified between the flotation feed size fraction (-0.853 + 0.104 millimeters) and is illustrated in Figure 14-2.

Figure 14-2     Correlation between the Ore Bulk Density and the Flotation Feed Size Fraction of the Don Diego West Phosphorite Ore

The QP has concluded that the procedure for determining the bulk density for each sample interval is effective and shows a reasonable correlation with other physical variables associated with ore particle sizes.

14.2.2	Chemical Data

The QP verified the laboratory data through a series of range tests to confirm that each chemical component was reported within an anticipated range of value. Those values outside the normal range were re-assayed, the original data was re-evaluated or the data transfer was checked for accuracy. Out-of-range values were rare and are estimated at less than 0.1% of the assays.

Additional analytical checks included the calculation of certain ratios commonly used in the phosphate industry including the CaO/P2O5 ratio and the Minor Element Ratio (MER). If these ratios were outside the normal range, then a more detailed inspection of the analytical results was applied.

As of June 30, 2014, the FIPR laboratory processed 199 drill holes containing 471 sampled intervals (strata) with 125 duplicate head assay samples and 325 duplicate size fractions for the size distribution analysis. Each original and duplicate sample was analyzed for P2O5, Insol, Fe2O3, Al2O3, MgO and CaO. In all cases, the correlation coefficient between the original and duplicate assays for each compound was greater than r = 0.99. The database contains an obvious outlier associated with the RC-209 (0.00-1.00) duplicate. The data transfer is being rechecked. One duplicate sample was prepared and assayed for each core interval for which a size distribution analysis was performed. Table 14-1 provides a summary of the correlations and Appendix G includes the detailed data and comparative charts. Figure 14-3 illustrates the strong linear relationship between the ore head original and duplicate P2O5 assays. Comparison plots for the other compounds are found in Appendix G and also show strong linear relationships.

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The duplicate sampling and assaying indicates that the laboratory assays are reliable and reproducible.

TABLE 14-1     DUPLICATE  SAMPLE ASSAYS

Compound	Correlation Coefficient (r)
P2 O5	0.9993
Insol	0.9997
Fe2 O3	0.9976
Al2 O3	0.9978
MgO	0.9917
CaO	0.9985

Figure 14-3     Comparison of Original and Duplicate Ore Head P2O5 Assays

During laboratory Phases 3, 4, 5, 6 and 7, the FIPR used Check 22, a standard sample provided by the Association of Fertilizer and Phosphate Chemists (AFPC), for a phosphate rock assay control (P2O5, Insol, Fe2O3, Al2O3, MgO and CaO). One hundred and fifty (150) check assays were performed on Check 22 samples dispersed throughout the size distribution assays. The results indicate that the P2O5 assay may be overstated slightly by up to 0.25% P2O5 and that the CaO assay may be understated by up to 2.0% CaO. The other compounds control (Insol, Fe2O3, Al2O3 and MgO) are in close agreement. The P2O5 differential is acceptable and the CaO assays may be influenced by the presence of mollusk shells. Adjusting the CaO would cause a change in the CaO/P2O5 ratio, which is currently calculated and reported as being lower than normal. The data and statistical comparison of the Check 22 samples is included in Appendix G.

Blanks were analyzed throughout the chemical analyses with the data from laboratory Phases 3, 4, 5 and 6 are reported in Appendix G. In all cases the Blank sample analyses indicated the absence of P2O5, Fe2O3, Al2O3, MgO and CaO and a high content of Acid Insolubles (Insol).

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14.3     VERIFICATION PROCEDURES AND LIMITATIONS

FIPR and the QP have taken reasonable precautions to verify the analytical data and the data transfer to the resource calculation system. The procedures used data range tests, cross-checks using assay ratios and audits of the laboratory data sheets, drill logs and the resource calculation database. During the routine verification, the QP reported any discrepancies to FIPR and requested a check of the data entry and in some cases an analytical recheck.

The QP is not aware of any limitations regarding the extent of the data verification. Adjusting the CaO will not have a material impact on the phosphorite ore resources.

14.4     FAILURE TO VERIFY

The laboratory data was verified. This section does not apply.

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15.0    ITEM 17:    ADJACENT PROPERTIES

The QP has not independently verified the data contained in Section 15.0. The information contained in this section has not been used to describe the DD West Phosphorite Deposit and its resource estimate.

15.1    SANTO DOMINGO PHOSPHORITE DEPOSIT AND MINE

Christie (1981) described the Santo Domingo Phosphorite Deposit as being located 220 kilometers from La Paz. The deposit has been drilled on a 500-m grid and occupies about 70 by 20 kilometers. The proposed mining area occupied about 6,000 hectares; 4% of the total deposit. The Santo Domingo Mine was developed by ROFMEX, began operation in 1982 and was closed in 1985 due to an economic downturn in the phosphate fertilizer industry.

The phosphorite ore is an on-shore beach sand deposit. Hydraulic cutter suction dredges mine the phosphorite to a depth of about fifteen meters with an above sea level face of six meters. The phosphorite ore was fed to a flotation primary beneficiation plant, partly processed and pumped to a lane-based flotation plant to produce a 32% P2O5 phosphate rock concentrate and a tailings stockpile of heavy minerals for future processing. The mine plan was based on a 3% P2O5 cutoff grade resulting in a 4.3% to 4.6% P2O5 ore grade. At a proposed mining rate of 50,000 ore tonnes per day the deposit was reported to be sufficient to support a 75-year mine life yielding 1.5 million tonnes of phosphate rock concentrates annually.

While the industry downturn is the reported cause of the mine closing, it is understood that there were mineral beneficiation issues for the low-grade phosphorite ore that were of equal or greater importance.

15.2    SANTO DOMINGO EXPLORATION CONCESSIONS

In its 8-K report dated May 4, 2009, Innophos provided the following statement:

“As previously disclosed, Innophos has sought out potential new sources of phosphate rock to lessen its dependence on outside suppliers. In the first quarter, Innophos obtained from the Mexican government in a qualified bidding process a 50 year phosphate mineral rights concession located at Santo Domingo, Baja California Sur. This site had previously reached development stage under a government sponsored program conducted in the early 1980’s, but the project was suspended in 1985 due to depressed phosphate rock prices. Innophos intends to explore this phosphate deposit and determine if resuming development is economically justified.

During the quarter the company also obtained a multi-year exclusive option to explore a privately held concession located in the vicinity of the Santo Domingo deposit. Earlier exploration of this concession indicated the presence of phosphorite mineral bearing similar characteristics to the Santo Domingo deposit which could potentially share common processing facilities with the Santo Domingo site.

Innophos currently estimates that full exploration costs to a proven reserves standard for the Santo Domingo deposit could require expenditures of $10-15 million over a three year period. This estimate includes mineral rights payments, taxes, mineral resource measurement, beneficiation process design and completion of feasibility studies. Full expenditures would only occur if interim milestone goals were

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successfully attained. It is estimated that 2009 and 2010 expenditures will be approximately $10 million, with efforts primarily focused on the Santo Domingo deposit. Innophos intends to seek one or more partners for these efforts, but anticipates no difficulties in completing the exploration phase without a partnership.”

In its 10-Q report dated May 2, 2012, Innophos provided the following update:

“Innophos currently estimates that full exploration costs to a proven reserves standard for its Baja California mining concessions could require expenditures of $10 to $15 million over a period, currently estimated at three to five years, inclusive of expenditures to date. This estimate includes mineral rights payments, taxes, mineral resource measurement, beneficiation process design and completion of feasibility studies. Full expenditures would only occur if interim milestone goals were successfully attained. Combined 2010 and 2011 expenditures on the exploration of the Baja California Sur concession deposits were approximately $2.4 million, and management currently expects to spend in 2012 to early 2013 an additional $2-3 million above the previous trend rate to accelerate evaluations of its Santo Domingo concession. Innophos intends to seek one or more partners for these efforts, but anticipates no difficulties in completing the exploration phase without a partnership.”

15.3     PHOSMEX

In 2007, PhosMex, a California Corporation - now inactive, released the following press statement:

“SANTA BARBARA, CA—(CCNMatthews - January 24, 2007) - PhosMex Corporation today announced that it has received the first coastal mineral mining concession in the Pacific Ocean ever granted by the Mexican Government. This concession, granted for the next fifty years, covers 100 square miles. This new type of mining claim was made possible due to a recent change in the Mexican coastal mining law. The concession contains 250,000,000 tons of phosphate ore (P2O5), which in today’s market is worth over 12 billion dollars. The phosphate rock deposit occurs over a wide area in waters approximately 120 feet deep in continental shelf coastal zones of the Mexican State of Baja del Sur de California. The phosphate-bearing formations crop out both onshore and offshore on both the east and west coasts and in the interior of the Baja peninsula. For the most part, the onshore average phosphate content is sub-commercial, due to a high degree of contamination. However, the offshore deposits have much more attractive ore accumulations that are of a higher grade than found onshore. Technological improvements during the past 25 years have made deeper offshore exploration and dredging commercially attractive. PhosMex Corporation believes, with current technology and the current price of phosphate, an offshore dredging operation will be very profitable in today’s market, particularly given the location of this project and the markets this deposit can serve.

PhosMex is currently working to partner with a mining company that can develop this huge resource.”

Author’s Comment: Based on 40 years of professional experience in the phosphate rock mining industry, the QP strongly disagrees with the 2007 PhosMex valuation of $12 billion. Except in unusual circumstances where the phosphate rock ore is over 30% P2O5 and other chemical components are acceptable, it would be necessary to beneficiate the 250 million ore tonnes from the PhosMex deposit to yield a marketable product. Therefore, the marketable phosphate rock concentrates may be significantly less than 250 million ore tonnes.

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16.0     ITEM 18:     MINERAL PROCESSING AND METALLURGICAL TESTING

Following the ore characterization studies described in Section 13 of this report, it was apparent that the phosphorite ore would need to be beneficiated to meet the general specifications of phosphate rock concentrates used in the various wet processes for manufacturing phosphoric acid.

16.1     MINERAL BENEFICIATION PROCEDURES

16.1.1	Metallurgical Procedures

The combination of the ore characterization tests and binocular microscope inspection of phosphorite ore by its size distribution strongly suggested that the Don Diego West Phosphorite Ore could be beneficiated by a multistage process involving the following steps:

•	Washing and Sizing;

•	Scrubbing and Sizing;

•	Flotation; and

•	Density Separation.

16.1.1.1	Washing and Sizing

In the FIPR minerals laboratory, the washing and sizing was simulated in the following manner. After sample preparation an ore sample was introduced into a steel beaker with equal weights of water and equivalent dry ore and was blended at 200 rpm for two minutes then passed over a 0.853-millimeter (20 mesh) screen. The +0.853 millimeter (+20 mesh) material is a waste product to be discarded due to its low P2O5 content and high CaO content directly related to a high concentration of coarse-size mollusk shells and fragments.

16.1.1.2	Scrubbing and Cycloning

The scrubbing and cycloning stage has been simulated at the bench scale by continued rinsing of the - 0.853 millimeter material during the size distribution test. Particles being -0.105 millimeters (-150 mesh) represents the fine waste consisting mainly of quartz, clay minerals and other fine-grained minerals and having a low P2O5 content and a high SiO2 content due to the quartz.

16.1.1.3	Flotation

After washing, screening, scrubbing and cycloning, the remaining material in the -0.853 +0.105 millimeters fraction becomes the flotation feed and is subjected to a multi-stage amine float to remove quartz grains and thereby increase the P2O5 content. Ninety (90) flotation tests have been completed successfully on broad geographic and stratigraphic range of samples.

16.1.1.4	Density Separation

Density separation tests consisting of heavy media separation, tabling and spiraling were bench scale tested but did not achieve the anticipated results of lowering the CaO content necessary to increase the phosphate rock concentrate P2O5. It is unlikely that density separation will be part of the mineral beneficiation process for the Don Diego West Phosphate Ore. It is more likely that the concentrate will be sold at a lower guarantee for the P2O5 content or a second flotation stage will be necessary to remove the remaining shell fragments.

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16.1.2	Analytical Procedures - Flotation Tests

All chemical assays were performed by the Florida Industrial and Phosphate Research Institute (FIPR) using the procedures established by the Association of Fertilizer and Phosphate Chemists (AFPC). Specifically the assays included P2O5, Insol, Fe2O3, Al2O3, MgO and CaO, the primary compounds characterizing a phosphate rock product. In addition, FIPR was requested to analyze for TiO2 and Cd. In the case of TiO2 this is a preliminary indicator for the presence of heavy minerals and where they may concentrate in the flotation process. Cadmium (Cd) is a heavy metal for which some fertilizer manufacturers and countries have standards for acceptance. Table 16-1shows the chemical analyses requested for each flotation sample and its components.

TABLE 16-1 CHEMICAL ANALYSES FOR FLOTATION TEST SAMPLES

Component	P2O5	Insol	Fe2O3	Al2O3	MgO	CaO	TiO2	Cd
Float Feed	X	X	X	X	X	X	X	X
Concentrate	X	X	X	X	X	X	X	X
Amine Tails 1	X	X	X	X	X	X	X	X
Amine Tails 2	X	X	X	X	X	X	X	X
Amine Tails 3	X	X	X	X	X	X	X	X
Fine Waste	X	X	X	X	X	X	X	X

16.1.3	Results

The results of the initial forty-eight mineral beneficiation tests are indicative that producing a phosphate rock concentrate at 28% to 32% P2O5 grade is realistic. Phosphate rock quality is typically evaluated on the content of six major compounds: P2O5, Insol, Fe2O3, Al2O3, MgO and CaO as well as certain ratios that predict the behavior of the phosphate rock in the typical wet processes for producing phosphoric acid.

The Don Diego West Phosphorite Deposit contains three distinct components: phosphate rock in the form of marine phosphorite pellets (P2O5); Insol as quartz grains (SiO2); and, calcite, a source of CaO, as mollusk shell fragments. The other three chemical components (Fe2O3, Al2O3 and MgO) do not occur as discrete particles and cannot be separated by mechanical mineral beneficiation. The MER (Minor Element Ratio) as calculated by summing the percent Fe2O3, Al2O3 and MgO and dividing by the percent P2O5 is within the acceptable range; however, the MgO content may be the most significant of the three minor compounds. The CaO/P2O5 is also acceptable but could be improved for many core intervals by separating the shell fragments thereby increasing the P2O5 and lowering the CaO resulting in an even better CaO/P2O5 ratio, which is indicative of the sulfuric acid consumption in phosphoric acid manufacturing using the wet process methods.

The following triangular charts appropriately summarize each stage of the proposed beneficiation process and suggest the need for modifications or additional stages. In preparing the triangular phase diagrams, the P2O5, Insol and CaO assays for each grouping have been normalized to sum to 100% prior to plotting.

Figure 16-1 illustrates the relationship between the three major assays for the 48 core sample intervals used in the flotation tests and shows the dominance of quartz (Insol) in the ore and a transition to ore containing increasing amounts of phosphate pellets (P2O5) and shell fragments (CaO). Note the wide but linear trend in the data. The purpose of the beneficiation process is to convert the wide range of ore chemistry into a more uniform product chemistry suitable for the manufacturing of wet process phosphoric acid.

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Figure 16-2 shows the strong content of shell fragments (CaO) in the +20 mesh Oversize Waste with lesser amount of quartz grains and phosphate pellets and Figure 16-3 indicates that fine-sized quartz silt is the major component in the -150 mesh fine waste. By screening to separate the coarse waste and cycloning to separate the fine waste, the remaining -20 +150 mesh flotation feed becomes more uniform with the remaining components being phosphate pellets and quartz sand with lesser amounts of shell fragments as illustrated by the narrow linear plot shown in Figure 16-4.

The transition from Figure 16-4 to Figure 16-5 demonstrates the impact of a simple amine flotation stage to remove the excess quartz grains and concentrate the phosphate pellets. Several of the outliers in the plot are due to insufficient reagent application related to early learning curve tests which can be repeated and improved. Some of the remaining scatter is associated with those samples that retained a significant content of shell fragments and suggested that a final beneficiation stage of shell removal will yield a higher grade (P2O5) phosphate rock concentrate thereby increasing the market potential and value. Early stage tests for shell removal by mechanical processes have been performed with varying results. ArrMaz, a reagent supplier, is testing a modified reagent application process that has the potential to remove the quartz and shell fragments in a single flotation stage.

The flotation test results that the ore and flotation feed percent P2O5 does not have a technical impact on the ability to separate the quartz grains from the phosphate pellets. Given sufficient amine reagents and the absence of shell fragments, any content (3% to 25% P2O5) of phosphate pellets can produce a marketable phosphate rock concentrate. The cutoff point will be determined by the cost of reagents and material handling as opposed to the traditional economic model of ore grade itself.

Figure 16-1   Normalized Phase Diagram for the Ore Assays from 48 Flotation Tests

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Figure 16-2     Normalized Phase Diagram for the Oversize Waste Assays from 48 Flotation Tests

Figure 16-3     Normalized Phase Diagram for the Fine Waste Assays from 48 Flotation Tests

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Figure 16-4     Normalized Phase Diagram for the Float Feed Assays from 48 Flotation Tests

Figure 16-5     Normalized Phase Diagram for Concentrate Assays from 48 Flotation Tests

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16.2    REPRESENTATIVE SAMPLES

16.2.1	Ore Characterization

As of June 30, 2014, 199 drill holes have provided 761 sample intervals for bench scale testing to define the ore characteristics. These drill holes and sample intervals cover the geographic range of the DD West Phosphorite Deposit along the NW-SE trend as well as transverse to the trend.

It is the professional opinion of the QP, that the samples tested for ore characterization are representative of the deposit and provide the full range of typical deposit characteristics with variations in density, moisture, particle size distribution, mineralogy, clay content and chemical composition.

16.2.2	Mineral Beneficiation

The same samples that have been tested during for the ore characterization study will undergo laboratory bench scale mineral beneficiation tests including washing, sizing, flotation to remove quartz grains, and a process to be defined to remove sea shell fragments. Preliminary flotation tests have been performed on a variety of samples from across the DD West Phosphorite Deposit.

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17.0     ITEM 19:     MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES

17.1     CONDITIONS FOR REPORTING MINERAL RESOURCE ESTIMATES

In preparation of the mineral resource estimate, the categories have been applied in accordance with the specifications set forth in Section 1.2 of National Instrument 43-101.

The mineral resources for the DD West Phosphorite Deposit are reported as measured, indicated, measured plus indicated, and inferred. Reserves have not been estimated pending the confirmation of a mineral beneficiation flow sheet, development of a mine plan, completion of basic engineering, preparation of an economic/financial analysis and evaluation of the market potential.

In no case have the inferred phosphorite resources been included within any other mineral resource categories.

The mineral resource estimate for the DD West Phosphorite Deposit as summarized and reported in the following subsections was prepared by Mineral Resource Associates (MRA) and its qualified person Mr. Henry J. Lamb. MRA is an independently owned and operated geologic consulting firm and through a Consulting Agreement is providing professional services to the Project. Mr. Lamb is a professional geologist with 40 years experience in the exploration, evaluation, development, maintenance and operation of phosphate rock mines and beneficiation plants in multiple countries. Mr. Lamb, through MRA, is providing consulting services and has no financial interest in Oceanica, its subsidiaries, joint ventures or the Don Diego Project and Mining License.

17.2     ESTIMATED MINERAL RESOURCES FOR THE DON DIEGO WEST PHOSPHORITE DEPOSIT

Available data obtained during the Project exploration program for the DD West Phosphorite Deposit consisting of data obtained by multibeam sonar mapping, core drilling, sampling, assaying and physical testing support the presence of substantial phosphorite ore resources. Inclusion of the new testing data increased the phosphorite mineralized area from 110 to 124 km2.

17.2.1	Measured Phosphorite Resources

The measured phosphorite resources for the DD West Phosphorite Deposit are estimated at 106.9 million ore tonnes at 18.4% P2O5 contained within an area of 27.83 km2. The average overburden thickness is 1.0 meters overlying an average of 2.8 meters of phosphorite. The measure tonnage increase of 14.4 million tonnes (15.6%) is principally due to the measured resource area increasing from 23.11 to 27.83 km2, a 20.4% increase. With the measured resource tonnage increase there was no material impact on the ore chemistry.

17.2.2	Indicated Phosphorite Resources

The indicated phosphorite resources for the DD West Phosphorite Deposit are estimated at 220.3 million ore tonnes at 18.7% P2O5 contained within an area of 55.49 km2. The average overburden thickness is 1.2 meters overlying an average of 2.8 meters of phosphorite. The indicated tonnage increase of 39.2 million tonnes (21.7%) is principally due to the measured resource area increasing from 42.88 to 55.49 km2, a 29.4% increase. The increase in indicated resource tonnage did not materially impact the ore chemistry.

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17.2.3	Inferred Phosphorite Resources

The inferred phosphorite resources for the DD West Phosphorite Deposit are estimated at 166.4 million ore tonnes at 18.9% P2O5 contained within an area of 40.74 km2. The average overburden thickness is 1.2 meters overlying an average of 2.8 meters of phosphorite.

TABLE 17-1 MEASURED RESOURCES FOR THE DON DIEGO WEST PHOSPHORITE DEPOSIT
	Tonnes (millions)	P2O5	Insol	Fe2O3	Al2O3	MgO	CaO
Ore	106.9	18.4	28.3	0.87	0.88	1.14	30.7
Coarse Waste	4.2	7.9	6.0	0.51	0.28	0.81	47.7
Flotation Feed	75.4	24.6	17.3	0.44	0.54	0.73	38.2
Fine Waste	27.2	3.0	62.4	2.10	1.90	2.33	8.7
Calculated Tailings	13.4	4.9
Calculated Concentrate	62.0	28.9	3.0

Cautionary note to US investors: The United States Securities and Exchange Commission (the “SEC”) limits disclosure for reporting purposes to mineral deposits that a company can economically and legally extract or produce. Certain terms are used in this report, such as “reserves,” “resources,” “geologic resources,” “proven,” “probable,” “measured,” “indicated,” or “inferred,” which may not be consistent with the reserve definitions established by the SEC.

TABLE 17-2 INDICATED RESOURCES FOR THE DON DIEGO WEST PHOSPHORITE DEPOSIT
	Tonnes (millions)	P2O5	Insol	Fe2O3	Al2O3	MgO	CaO
Ore	220.3	18.7	27.2	0.87	0.87	1.15	31.2
Coarse Waste	8.9	8.	6.3	0.55	0.30	0.80	47.6
Flotation Feed	155.9	24.9	16.1	0.44	0.53	0.73	38.2
Fine Waste	55.6	3.0	61.4	2.13	1.92	2.36	8.9
Calculated Tailings	25.4	4.9
Calculated Concentrate	130.5	28.8	3.0

Cautionary note to US investors: The United States Securities and Exchange Commission (the “SEC”) limits disclosure for reporting purposes to mineral deposits that a company can economically and legally extract or produce. Certain terms are used in this report, such as “reserves,” “resources,” “geologic resources,” “proven,” “probable,” “measured,” “indicated,” or “inferred,” which may not be consistent with the reserve definitions established by the SEC.

TABLE 17-3 INFERRED RESOURCES FOR THE DON DIEGO WEST PHOSPHORITE DEPOSIT
	Tonnes (millions)	P2O5	Insol	Fe2O3	Al2O3	MgO	CaO
Ore	166.4	18.9	25.9	0.90	0.88	1.15	32.0
Coarse Waste	7.1	7.1	7.5	0.65	0.34	0.78	46.6
Flotation Feed	117.5	25.4	14.5	0.45	0.52	0.75	39.2
Fine Waste	41.8	2.8	61.1	2.20	2.00	2.40	9.2
Calculated Tailings	16.9	5.0
Calculated Concentrate	100.6	28.8	3.0

Cautionary note to US investors: The United States Securities and Exchange Commission (the “SEC”) limits disclosure for reporting purposes to mineral deposits that a company can economically and legally extract or produce. Certain terms are used in this report, such as “reserves,” “resources,” “geologic resources,” “proven,” “probable,” “measured,” “indicated,” or “inferred,” which may not be consistent with the reserve definitions established by the SEC.

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Figure 17-1     Outline of the Don Diego West Phosphorite Deposit (white area)

Figure 17-2     Drill Hole Locations (green dots)

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17.3     KEY ASSUMPTIONS, PARAMETERS AND METHODS FOR ESTIMATING PHOSPHORITE RESOURCES

This is a late stage phosphorite exploration project involving both wide and close spaced core holes over a large mining license area. The area has been appropriately reduced to approximately 124 km2 and identified as the DD West Phosphorite Deposit and is subject to change as additional core drilling, sampling and testing is completed. Any change in the area may impact the current resource estimate for the measured, indicated and inferred categories.

17.3.1	Raw Data and Strata Calculation Procedures

The current category estimates are based on 199 drill holes representing 746.6 meters of drilling and 761 sample intervals. Based on laboratory physical and chemical tests results, the raw data was calculated for each sample interval (strata) and the quantity and quality of each component was reported. Detailed size distribution data was summarized into coarse waste (+0.853 millimeters [+20 mesh]), flotation feed (-20+150 mesh) and fine waste (-150 mesh) and the estimated quantity and quality for each was reported.

Flotation tests have established certain parameters (concentrate % P2O5 and insol, tailings % P2O5 and insol, and recovery factors) from a broad geographic range of sample locations at various depths and ore grades. These parameters were used to establish formulae for estimating the concentrate tonnes, % P2O5 and insol for each strata containing an acceptable ore quantity and quality.

The details of the strata calculation procedures are outlined in Appendix H and a strata report sheet is included. Due the lengthy nature of the data, Appendix H is attached as a separate volume.

17.3.2	Hole Composite Calculation Procedures

Based on critical physical and chemical characteristics that are directly correlated with Capital Investment and Operating Cost, each strata was classified as waste, marginal and mineable. Waste strata having a high Ore to Concentrate tonnage Ratio, a high Flotation Feed to Concentrate tonnage Ratio, or a low Concentrate P2O5 content and lying above a marginal or mineable strata is identified as overburden. The overburden could be removed and discarded in a non-mineralized (sterile) area prior to mining and processing the underlying phosphorite strata. The marginal strata will have a lower economic value but when blended with the mineable strata in a well-defined mine plan could make a positive economic contribution. The mineral strata have favorable physical, chemical and economic characteristics.

Upon development of an economic mining and mineral processing model, each strata will be re-evaluated as to its economic potential and the hole composites are subject to change.

The details of the hole composite calculation procedures are outlined in Appendix I and a hole composite report sheet is included. Due to the lengthy nature of the data, Appendix I is attached as a separate volume.

17.3.3	Resource Calculation Procedures

The resource calculation procedure is based on the geologic data and laboratory testing of the core samples obtained from the drilling program, the reduction of the data into strata calculation reports and compilation of the marginal and mineable strata into mineable hole composites.

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Using a conventional polygonal area of influence to weight each mineable hole, the measured, indicated and inferred phosphorite resources were calculated. The chemical characteristics are weight averaged with the tonnes as the weighting factor.

Measured resources are based on the those holes within the transverse cross-sections where the distance between drill holes is approximately 500 meters and the geologic continuity along the primary axis is considered to be 500 meters. Thus, the area of influence is 0.25 km2.

Indicated resources have an area of influence for each drill hole equal to 1.0 km2 (500 meters by 2,000 meters). The area of influence for the inferred resources is variable and typically extends midway between transect lines.

The resources have been estimated as if the final product is to be a feedstock for a wet process phosphoric acid plant. The resources are subject to modification based on the requirements of the end user process such as direct application or SSP (single superphosphate).

The details of the resource calculation procedures are outlined in Appendix J and a resource calculation report sheet is included. Due the lengthy nature of the data, Appendix J is attached as a separate volume.

17.4     RELEVANT ENVIRONMENTAL, PERMITTING, LEGAL, TITLE, TAXATION, SOCIO-ECONOMIC, MARKETING AND POLITICAL FACTORS

The extent of the Don Diego West Phosphorite resources may be materially affected by various relative issues including environmental, permitting, legal, title, taxation, socio-economic, marketing and political issues. All of these items are under review by the Project staff including the preparation of an environmental and social impact assessment (ESIA). Presently, there are no known issues that would preclude development.

Legal issues, title and taxation are well defined by the Mining Law of Mexico. Oceanica is evaluating recent changes in the Mining Law.

Socio-economic issues are expected to be minimized by the project location.

Politically, Mexico is recognized as an economy where mining and mineral processing has made a significant historical contribution. Oceanica is closely following political developments in Mexico.

Oceanica has been researching the phosphate rock market and has held discussions with individuals having a specific understanding of that market as well as the market potential for vertically integrated products. A marketing analysis has not been commissioned.

If the project requires financing through the governmental development agencies or commercial lenders, then it is likely that environmental and social impacts will be addressed in an analysis of the World Bank Equator Principles and the International Finance Corporation Performance Standards.

17.5     RELEVANT TECHNICAL FACTORS INFLUENCING THE PHOSPHORITE RESOURCES AND RESERVES

The conceptual, base case development target for the DD West Phosphorite Deposit is an ore body with sufficient mineable reserves to produce 3.5 million tonnes per year of phosphate rock concentrates at 28 to 30% P2O5 over a mine life of 20 years. This would support a chemical complex producing approximately 1.0 million tonnes per year of 100% P2O5 phosphoric acid for the reasonable life of such a facility. The development target is likely to be modified based on phosphate rock concentrate quality, market and vertical integration options.

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The available data indicates that such a production target is within reach and has the potential for expansion or increasing the overall project life.

17.5.1	Geologic and Geographical Configuration

The geologic and geographic configuration of the DD West Phosphorite Deposit is that of a relatively uniform sedimentary bed trending northwesterly-southeasterly over a known distance of more than 60 km. The bed appears to dip at a low angle to seaward (southwesterly) and has been intersected by transverse drill lines demonstrating a width of up to 4 km. The potential phosphorite area has been outlined as 124 km2 within the current Mining License. It appears that the eastward geographic boundary is known or can be generally identified by the outcropping “hardbottom” feature. The northern, southern and western deposit limits have not been confirmed by drilling and in many drill holes the extent of the phosphorite mineralization is open at depth. The deposit is subject to local variation in ore tonnes and chemical and physical characteristics.

Exploraciones Oceanicas reported that it is applying for additional mining licenses to the northwest and southeast as well as applying for areas where prior mining licenses appear to be abandoned.

The net material effect is likely to be an increase in the resource estimate.

17.5.2	Mining

The DD West Phosphorite Deposit lends itself to conventional sea floor dredge mining using a trailing suction dredge. This technology is readily available from several ocean dredging companies with international experience. The water depth of 70 to 100 m is well within the dredging equipment capabilities and the dredge volumes are obtainable.

The phosphorite bed is exposed on the ocean floor in many areas without any overburden and would allow for immediate mining without the need to move overburden for several years. A detailed mine plan will be required to determine the extent of the non-overburden area. The mining depth in the non-overburden area is expected to vary from one to five meters based on current drilling results and geologic interpretation.

Oceanica is actively discussing with ocean dredging companies the opportunity to provide contract mining services along with a mineral processing option on-board the dredging vessel.

Mine recovery and dilution factors have not been estimated and will impact the mineable reserve estimate; however, any shortfall due to mine recovery could be offset by an increase in the mining and mineral process rate. Therefore, the likely annual impact to the Project is relatively neutral.

17.5.3	Metallurgical Processing

Ore characterization tests and preliminary metallurgical process testing supports a relatively simple mineral beneficiation process to upgrade the phosphorite ore to a marketable product suitable for the manufacturing of phosphoric acid using any of the wet acid processes. The opportunity to use the Improved Hard Process to produce thermal phosphoric acid is being considered and would simplify the mineral beneficiation process. However, the Improved Hard Process remains to be commercialized.

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The beneficiation process will begin with phosphorite dredging from the sea floor. The suction and pumping action acting on the ore and sea water slurry is the first stage of washing and should allow for the slurry to be pumped to vibrating screens for removing the +0.853 millimeter (+20 mesh) material and returning the same to the sea floor for disposal. The +0.853 millimeter (+20 mesh) material represents an average of 4% of the ore weight and is composed principally of sea shells and shell fragments with an average content of 47% CaO for this size fraction. This oversize waste product is an all-natural material with the other principal components being quartz and phosphate pellets. The amount of phosphate product lost is estimated at 5% by weight.

The second stage of beneficiation is the continued washing, scrubbing and sizing of the -0.853 millimeter (-20 mesh) phosphorite to separate the fine waste at 150 mesh using hydraulic methods such as cyclones or hydrosizers. Similar to the coarse (+20 mesh) waste, the fine (-150 mesh) waste will be returned directly to the sea floor for disposal. The fine waste represents about 26% of the ore weight with the primary mineral being quartz and having a SiO2 content averaging greater than 60%. Secondary minerals in the fine waste are sea shells and fragments as well as phosphate pellets.

Oceanica believes that the sizing operations can be performed at sea and on-board the dredging vessel. The resulting material would represent 70% of the ore weight and the average grade would be increased from the ore at 18% P2O5 to a material at 24 to 25% P2O5 and suitable for additional upgrading by conventional means.

The reject weight percentages will varies from core hole to core hole and at depth within each core hole. Similarly, the P2O5 content of the ore size fractions is subject to variation.

The third beneficiation stage is amine flotation to remove excess quartz and bring the final concentrate to 28 to 30% P2O5. This may or may not be followed by a gravity separation stage to remove any remaining shell fragments. The ability and environmental sensitivity to perform flotation on-board a vessel or ocean platform is under investigation.

The coarse and fine waste separation has been tested for each core interval. Amine flotation testing has been completed on a variety of core interval samples covering the full geographic range of the deposit, depth and ore grade with the results being positive. The gravity separation stage has been tested with mixed results and the conclusion that, if this processing step is necessary, then additional testing will be required.

Based on the ore characterization and metallurgical tests designed by Mineral Resource Associates and executed by FIPR and Ed Finch & Associates, it is reasonable to conclude that a concentrate grade of 28% to 32% P2O5 can be achieved.

The process envisions utilizing known processes and equipment.

17.5.4	Infrastructure

The specialized nature of the DD West Phosphorite Deposit will require special additional consideration of the infrastructure as mining and mineral beneficiation processes are developed.

17.6    ECONOMIC EVALUATION

When conducting any economic analysis only the measured and indicated mineral resources are being considered. Inferred resources will not be used in an economic analysis.

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17.7    QUALITY AND QUANTITY OF THE MINERAL RESOURCES

The grade and chemical quality, quantity and category of the mineral resources are reported in Section 17.2.

17.8    POLYMETALLIC MINERAL RESOURCES

The DD West Phosphorite Deposit is not considered to be a polymetallic deposit. The recovery of uranium, heavy minerals or rare earth elements is a chemical plant option and not related to mining and mineral beneficiation.

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18.0    ITEM 20:    OTHER RELEVANT DATA AND INFORMATION

18.1    MINING LAW AND ROYALTY

In October 2013, the Chamber of Deputies and Senate passed revisions to the Mining Law that imposed a 7.5% tax on mining profits. Oceanica has closely followed this legislation and will incorporate this tax in the Financial/Economic analysis of the Project.

18.2    OTHER ISSUES

There is no additional relevant data and information to be included that would contribute to the understanding and clarification of this report.

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19.0    ITEM 21:    INTERPRETATION AND CONCLUSIONS

19.1    INTERPRETATION

The geologic and laboratory data has been interpreted in a manner consistent with the procedures applied to marine sedimentary phosphorites.

19.2    CONCLUSIONS

The DD West Phosphorite Deposit has estimated measured resources of phosphorite ore of 106.9 million tonnes at 18.4% P2O5, estimated indicated resources 220.3 million tonnes at 18.7% P2O5 and estimated inferred resources of 116.4 million tonnes at 18.9% P2O5. Additional bench scale testing is underway to improve the mineral beneficiation process and demonstrate the achievement of a higher concentrate grade. Geologic and drilling data strongly suggest that the deposit is open along strike to the north and south, seaward to the west and at depth; therefore, the potential for identifying additional resources is high.

The phosphate rock concentrates appear to be of suitable quality for the production of phosphoric acid using the commercially established wet processes. Particularly favorable product characteristics include a low CaO/P2O5 ratio (1.5 to 1.55) and a MER (Minor Element Ratio) of 0.07 to 0.08.

The deposit is a marine sedimentary phosphorite located 20 to 40 kilometers offshore Baja California Sur, Mexico at water depths of 70 to 90 meters. Dredging technology that can be applied to mining this deposit is well established, applied in similar dredging and mining projects and performed by multiple dredging companies on an international scale.

Legal sources indicate that the Don Diego Title of Mineral Concession, Number 240744 as granted by Secretary of the Economy, Coordinacion General de Mineria, Direccion General de Minas is valid as of June 28, 2012, for a period of 50 years.

There is no material advantage to stratigraphic sampling as compared to sampling on 1.0-m intervals. Core samples less than 1.0-m in length do not provide sufficient material for ore characterization and physical testing as well as mineral beneficiation process testing.

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20.0     ITEM 22:     RECOMMENDATIONS

20.1     EXPLORATION AND SAMPLE ANALYSIS

The prior drilling exploration activities are sufficient to define the phosphate rock resources, establish ore characteristics and define an advanced mineral beneficiation process. Additional core interval analysis using the established procedures at FIPR should be continued for those extensions to the current property boundaries when mining licenses are granted

The estimated cost to complete future samples is broadly estimated at $250,000 but may be reduced significantly by not processing those core intervals with a low ore P2O5 content (<4% P2O5) and those core intervals evaluated by MRA and recommended for no additional processing. The MRA evaluation is a subjective comparison to adjacent intervals, potential overburden depth and may include intervals with P2O5 contents of 8% to 9% P2O5.

20.2     MARKET ANALYSIS

Oceanica is advised to commission a market analysis to help provide direction for the business development model including the projected market value. The estimated cost for the market study prepared by a reputable marketing firm is $250,000.

20.3     RESOURCE ESTIMATE UPDATE

Upon the completion ore characterization for the existing core intervals, update the resource estimate. The estimated cost for this activity is $30,000.

20.4     RESERVES AND MINE PLANNING

Following the inclusion of all resource data and development of a project business model and coupled with a viable economic model develop a phosphate rock reserve estimate supported by a production mine plan. The mine plan should be annualized for 20 years with the first 2 years reported on monthly intervals.

The cost of the reserve estimate and mine plan is estimated at $350,000.

20.5     PHOSPHORIC ACID TESTING

The vast majority of phosphate rock products are used in the manufacturing of phosphoric acid using one of several wet process phosphoric acid methods. Oceanica is advised to commission a wet process phosphoric acid pilot plant test using a representative bulk sample.

The estimated cost of this test is $160,000.

Oceanica commissioned a simplified bench scale phosphoric acid test, performed by K-Technologies located in Lakeland, Florida. The results indicate that sized concentrate (non-floated) material can be used to produce phosphoric acid. However, the granulation of that acid may be impacted by a higher than expected Minor Element Ratio. The presence of higher than expected levels of Cd and Cr may impact the phosphoric acid quality and downstream uses. The bench scale test is a useful indicator for designing future full scale acidulation tests.

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20.6     BUSINESS DEVELOPMENT MODEL

Continue with the application for additional mining licenses to the northwest and southeast as well as any abandoned areas previously held by other parties. The estimated cost for this activity is relatively low and is anticipated to be less than $150,000 including the application, surveying and initial land payment.

Develop a Financial/Economic model including capital and operating cost estimates based on current project engineering levels. This activity can be conducted in-house at relatively low cost including a facilitated discussion over a one to two day period.

20.7     FEASIBILITY STUDY

Commission a basic engineering assessment (FEL 3) of the project using a third-party engineering company experienced in marine mining and phosphorite mineral processing. The estimated cost for this study is estimated at $6 to $8 million. A lower cost option is to commission a two-stage program for a Pre-Feasibility Study and depending upon the results then move to a FEL 3 assessment.

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21.0     ITEM 23:     REFERENCES

Baker & McKinsey, 2011, Mining Law in Mexico: An Overview, 12 pages.

Christie, R. L., 1981, Phosphates of Baja California Sur-Potential Source for Canada’s Fertilizer Industry: Geological Survey of Canada, Open File 813, 22 pages.

D’Angeljan, B. F., 1963, Sobre la presencia de fosforitas marinas frente a Baja California, Mexico. Bulletin of the Geological Society of Mexico, volume 26, number 2, pages 95-101 (in Spanish).

D’Angeljan-Chatillon, B. F., 1965, The marine phosphorite deposit of Baja California, Mexico: Present Environment and Recent History. Unpublished Ph.D. Dissertation, University of California, San Diego, 195 pages.

D’Angeljan, B. F., 1967, Origin of marine phosphorites off Baja California, Mexico. Marine Geology, volume 5, pages 15-44.

Emery, K. O., and Dietz, R. S., 1950, Submarine phosphorite deposits off California and Mexico. California Journal of Mines and Geology, volume 46, number 1, pages 7-16.

Garrison, R. E,. 1992, Neogene phosphogenesis along the eastern margin of the Pacific Ocean. Revista Geológica de Chile, volume 19, number 1, pages 91-111.

Hamdan, Manzanero y Asociados, S.C., 2014, Letter dated June 19, 2014, To Whom It May Concern, 1 page.

Innophos Holdings, Inc., 2009, 8-K Report; dated May 4, 2009.

Innophos, 2012, 10-Q Quarterly Report; dated 2-May-2012, page 23.

Jahnke, R. A., Emerson, S. R., Roe, K. K., and Burnett, W. C., 1983, The present day formation of apatite in Mexican continental margin sediments. Geochemica et Cosmochimica Acta, volume 47, pages 259-266.

Loebner, B. J., Piper, D. Z., and Vedder, J. G., 1987, Phosphorite deposition along western North America continental margin, in: Geology and Resource Potential of the Western North America and Adjacent Ocean Basins – Beaufort Sea to Baja California, volume 6, pages 773-791.

Normark, W. R., Spencer, J. E., Ingle, Jr., J. C., 1987, Geology and Neogene history of the Pacific continental margin of Baja California Sur, Mexico. In: Geology and Resource Potential of the Western North America and Adjacent Ocean Basins – Beaufort Sea to Baja California, volume 6, pages 449-472.

Pédrin-Aviles, S., Padilla-Aredondo, G., 1999, Morfología sedimentología de la plataforma continental de suroeste de la peninsula de Baja California, México. Revista Mexicana de Ciencias Geológicas, volume 16, number 2, pages. 132-146. (in Spanish)

Rowe, G. T., 1985, Benthic production and processes off Baja California, northwest Africa and Peru: A classification of benthic subsystems in upwelling ecosystems. International Symposium Upwelling West Africa, Instituto de Investigaciones Pesqueras, Barcelona, Spain, volume 2, pages 589-612.

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Torres Barron, B., Cortéz-Fernández, A., Gutierrez-Centeno, G., Jimenez- Robles, L. A., Larroque, J. M., and Sergio Legorreta, S., 2013, New Mining Fees in Mexico - 2014 Tax Reform Proposal; Baker & McKenzie, Mexico, news article, 1 page, http://www.lexology.com/library/detail.aspx?g=5767cccd-64bb-4406-b3fd-b5ade529ac97.

Zhang, P., Wiegel, R., El-Shall, H., 2006; Industrial Rocks and Minerals, 7th edition: Society of Mining Metallurgy and Exploration: Littleton, Colorado, Editors: Kogel, J. E., Trivedi, N. C., Barker, J. M., Krukowsli, S. T., page 708.

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22.0     ITEM 24:     DATE AND SIGNATURE PAGE

22.1     STATEMENT OF CERTIFICATION BY THE PRINCIPAL AUTHOR AND EDITOR

I, Mr. Henry J. Lamb, P.G., do hereby certify that:

1.

I am the President of Mineral Resource Associates, 501 North Church Avenue, Mulberry, Florida 33860, United States, and principal author and editor of the report “Technical Report: Preliminary Assessment of the DD West Phosphorite Deposit, Mexico.” I am responsible for all sections and I have reviewed and edited all sections of this Technical Report.

2.

I graduated with a Bachelors of Science degree in Geology from North Carolina State University, Raleigh, North Carolina, in 1971 and a Master’s of Science degree in Geology from Michigan Technological University, Houghton, Michigan, in 1974.

3.	I am a Licensed Professional Geologist in the State of Florida (Number 70). I am a Licensed Professional Geologist in the State of North Carolina (Number 211).

4.	I am a Certified Professional Geologist of the American Institute of Professional Geologists (Number 4430).

5.	I have practiced my profession since 1973.

6.	I am a Geological Consultant with extensive experience in the international phosphate rock and fertilizer industry and have been practicing in this capacity since September 1977.

7.

As a consulting geologist, I have provided services over the past 36 years to phosphorite and phosphate rock projects in varying aspects of exploration, resource and reserves evaluation, development, operations, maintenance and marketing.

8.

These services have ranged from scoping to feasibility studies, geologic exploration, resource and reserve estimation, mine planning, permitting, ore characterization, laboratory and pilot plant test design, due diligence investigations, economic and financial analysis, rehabilitation of existing facilities, verification of development and construction activities, and interpretation of geologic factors as they impact mine and beneficiation plant design.

9.	As a result of my experience and qualifications, I am a Qualified Person as defined in National Instrument 43-101.

10.	I have no involvement with or investment in Oceanica Resources, S. de R.L., its subsidiaries, its parent, or principals.

11.	I am independent of the issuer according to application of the tests presented in Section 1.4 of National Instrument 43-101.

12.	I have not visited the site. I have inspected the drill core held by Florida Industrial and Phosphate Research Institute (FIPR) prior to and during its ore characterization and bench scale testing.

13.

Opinions and geological interpretations expressed herein are based on the information provided and the general experience and expertise possessed by the Qualified Person. These opinions are offered for the further information and consideration of Oceanica Resources, S. de R.L and are subject to change as new data is acquired and digested.

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14.

I am not aware of any material fact or material change with respect to the subject matter of this Technical Report that is not reflected in this report, the omission to disclose which would make this report misleading in any way.

15.

I have read National Instrument 43-101 and Form 43-101 F1. This report has been prepared in compliance with these documents to the best of my understanding; with the exception of the capital and operating cost estimates and the economic analysis that are relying on assumptions and general (non-specific deposit) estimates often applied in the phosphate industry for early stage projects. In additional activities are on-going with respect to mineral beneficiation options, no basic engineering has been performed, a feasibility study has not been prepared and the market potential has not been evaluated.

16.

I consent to the filing of this Technical Report with appropriate stock exchanges and other regulatory authorities and any publication by them for regulatory purposes, including electronic publication in the public company files on their web sites accessible by the public, of the Technical Report.

Dated the 30th day of June 2014.

/s/ Henry J. Lamb Henry J. Lamb, P.G. (Florida, North Carolina), C.P.G.

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23.0    ITEM 25:     ADDITIONAL REQUIREMENTS FOR TECHNICAL REPORTS ON

DEVELOPMENT PROPERTIES AND PRODUCTION PROPERTIES

23.1    MINING OPERATIONS

23.1.1	Mining

Oceanica envisions that application of a trailing suction dredge to mine the outcropping phosphorite ore for the initial production years and then move to those areas where it is necessary to remove a thin layer (1.0 to 2.0 meters) of low-grade phosphatic sands and shell to expose the underlying phosphorite. This technology is readily available at the required water depths and is commonly employed for ocean dredging projects.

The anticipated work schedule is 315 days per year with suitable downtime for annual ship maintenance and avoidance of any severe weather conditions.

Any one of several ocean dredging contractors can provide the necessary mining services on a contract basis.

23.1.2	Metallurgical Processes

The mineral beneficiation process will focus on producing a 30% P2O5 phosphate rock concentrate with other physical and chemical specifications suitable for the production of wet process phosphoric acid.

The beneficiation process is under investigation and is likely to include washing, screening, scrubbing, desliming by cycloning, flotation and gravity separation by cycloning or hydrosizing, filtration and drying.

Other metallurgical options are available with those processing options and product specifications being dependent upon the intended phosphate-based fertilizer to be manufactured.

23.1.3	Production Forecast

The nominal production forecast is 3.5 million tonnes per year of phosphate rock concentrates containing 30% P2O5 and meeting secondary chemical specifications for the production of wet process phosphoric acid, an intermediate product to manufacturing granular, phosphate-based fertilizers. Other production options may be considered that would lower the tonnage and chemical specifications in exchange for producing a non-DAP phosphate fertilizers.

23.2     RECOVERABILITY

Recovery and dilution factors for the mine have not been estimated. Beneficiation plant recovery is based on laboratory testing for the physical sizing of coarse and fine waste followed by the general metallurgical formula for a two-product flotation process. Plant recoveries have been applied in the phosphate rock concentrate calculations.

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23.3     MARKETS

The phosphate rock concentrate produced from the DD West Phosphorite Deposit will most likely be sold to an independent third party or parties engaged in the manufacturing of phosphoric acid using a wet phosphoric acid process. There are multiple potential end-users in the United States, Canada, Mexico, Philippines, Brazil, Korea and India.

Oceanica has not commissioned an independent third party analysis of the phosphate rock market and its specific opportunities.

23.4     CONTRACTS

Relying upon information provided by Oceanica, the DD West Phosphorite Deposit is not subject to the terms of and agreements related to mining, concentrating, smelting, refining, transportation, handling, sales and hedging and forward sales contracts or arrangements, rates or charges.

23.5     ENVIRONMENTAL CONSIDERATIONS

Oceanic is proceeding with the preparation and filing of the appropriate documents to obtain environmental permits for mining the DD West Phosphorite Deposit.

23.6     TAXES, ROYALTIES AND OTHER GOVERNMENTU LEVIES

Prior to production, the Don Diego Phosphorite Project is subject to an annual rental fee based on the number of hectares within the Don Diego Mineral Concession. In 2012 and 2013, the annual rental fee is $0.8493 per hectare for 268,238 hectares equal to $227,814. This rental fee increased to

$1.2695 per hectare in 2014. Table 4-4 summarizes the anticipated annual rental fee for the initial four years.

In October 2013, the Mexican Government passed legislation that will provide for a mineral production tax of 7.5% of the product value.

23.7     CAPITAL AND OPERATING COST ESTIMATES

Oceanica has not completed the basic engineering necessary for the reliable estimating of capital and operating cost estimates.

23.8     ECONOMIC ANALYSIS

Oceanica has not prepared an economic analysis of the Project that meets the standards for a NI 43-101 report.

23.9     PAYBACK

Oceanica has not prepared an economic analysis of the Project that estimates the payback period.

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23.10     MINE LIFE

The target for the Don Diego Phosphate Project is to identify a measured and indicated phosphate rock resource applicable for the production of 100 million tonnes of phosphate rock concentrates with a suitable chemistry for the production of wet process phosphoric acid. The conceptual mine plan envisions annual production of 3.5 million tonnes of phosphate rock concentrates for 20 years.

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24.0     ITEM 26:     ILLUSTRATIONS

Illustrations are appropriately located throughout this document and conform to the requirements for a NI 43-101 Technical Report.

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25.0     APPENDIX A: HAYS SHIPS LOCATION LETTER

HAYS (H) SHIPS

HAYS SHIPS LTD
Kilda House, Bruntland Road, Portlethen,
Aberdeen AB12 4QL Scotland
Tel: 01224 781 434 Fax: 01224 783 407
e-mail: hays@haysships.com

To whom it may concern,

The Hays Ships Ltd. is the owner and operator of the Research Vessel Dorado Discovery, which has been engaged under a long-term charter agreement, dated March 1, 2012 with Odyssey Marine Exploration, Inc. We hereby confirm that from October 11, 2012 through March 1, 2013, the Dorado Discovery, under captain and crew contracted by Hays Ships Ltd, spent this time period either in transit or working in the Pacific Ocean, Mexican Exclusive Economic Zone waters, near the coast of Baja California Sur, conducting multi-beam sonar and/or seabed coring of the site known as the Don Diego Mineral Concession. The technical staff conducting said operations were operating under the direct control of Odyssey Marine Exploration as contractor for Exploraciones Oceanicas, S. de R.L. de C.V. Documentation of these activities is contained in the Ship's Log Book, as prepared by the various captains of the Dorado Discovery, and held aboard the ship's bridge.

The aforesaid is, to the best of our knowledge, true and correct in all material ways, and is further substantiated as documented in the Ship's Log book, held on board in the Bridge of the Dorado Discovery.

Sincerely,

Name and title: Torquil MacGregor Operations Manager

Date: 24th May 2013

Torquil MacGregor
Operations Manager
Hays Ships Ltd
Kilda House
Bruntland Road
Portlethen
AB12 4QL

Tel: +44 (0)1224 781 434
Fax: +44 (0)1224 783 407
Mob: +44 (0)7791270241

torquil@haysships.com
hays@haysships.com

REG NO: 3840801
VAT NO: 743 2025 66

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26.0     APPENDIX B:     DON DIEGO MINERAL LICENSE

EXP. NUM. 100/00594

ORIGINAL

ESTADOS UNIDOS MEXICANOS

N° 12671

TITULO
DE
CONCESION MINERA
NUMERO 240744

NOMBRE DEL LOTE

DON DIEGO

AGENCIA

LA PAZ, BAJA CALIFORNIA SUR

VIGENCIA DEL TITULO

DEL 28 DE JUNIO DEL 2012 AL 27 DE JUNIO DEL 2062

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LOCALIZACION DEL LOTE MINERO

PUNTO DE PARTIDA

La mojonera o señal reglamentaria se localiza en :

TERRENOS DEL MUNICIPIO DE COMONDU, EN LAS INMEDIACIONES DEL CAMPO PESQUERO SAN ANDRESITO, COMO A 70 MTS. AL NORESTE DEL FARO BOCA DE PABELLON AMARILLO.

Distancia			Rumbo	Nombre o poblados o accidentes topográficos
A	9000	Mts. Al	NW	DEL POBLADO FRANCISCO VILLA
A	9500	Mts. Al	NW	DEL POBLADO POZA GRANDE

COORDENADAS U.T.M. : **2,854,495.092 mN** **387,797.601 mE**

	Rbo	Gra	Min	Seg	Mts.
LIGA TOPOGRAFICA DEL PP AL PUNTO DE CONTROL No. 4205 :	NE	13°	13'	7.4"	30,364.382

LIGAS TOPOGRAFICAS A LOTES MINEROS COLINDANTES:

Nombre del Lote o Vértice :	No. de Título/Expediente/Vértice	Rbo	Gra	Min	Seg	Mts.
FOSPAC	T-236987	NW	30°	26'	5.44"	32,845.993

PERIMETRO

Linea Auxiliar :	Rbo	Gra	Min	Seg	Mts.	Rbo	Gra	Min	Seg	Mts.

LADOS, RUMBOS Y DISTANCIAS HORIZONTALES :

LADOS	Rbo	Gra	Min	Seg	Mts.	LADOS	Rbo	Gra	Min	Seg	Mts.	LADOS	Rbo	Gra	Min	Seg	Mts.
PP - 01	W	0°	0'	0"	8,000.000												
01 - 02	N	0°	0'	0"	10,500.000												
02 - 03	W	0°	0'	0"	10,000.000												
03 - 04	N	0°	0'	0"	6,700.000												
04 - 05	W	0°	0'	0"	5,000.000												
05 - 06	N	0°	0'	0"	7,800.000												
06 - 07	E	0°	0'	0"	6,000.000												
07 - 08	N	0°	0'	0"	3,220.000												
08 - 09	W	0°	0'	0"	21,438.410												
09 - 10	S	0°	0'	0"	21,400.000												
10 - 11	W	0°	0'	0"	16,800.000												
11 - 12	N	0°	0'	0"	18,700.000												
12 - 13	E	0°	0'	0"	16,700.000												
13 - 14	N	0°	0'	0"	2,800.000												
14 - 15	E	0°	0'	0"	21,538.410												
15 - 16	N	0°	0'	0"	4,480.000												
16 - 17	W	0°	0'	0"	50,900.000												
17 - 18	S	0°	0'	0"	55,600.000												
18 - 19	E	0°	0'	0"	60,200.000												
19 - 20	N	0°	0'	0"	16,700.000												
20 - 21	E	0°	0'	0"	8,300.000												
21 - 22	N	0°	0'	0"	6,100.000												
22 - PP	W	0°	0'	0"	600.000												

ATENTO A LO DISPUESTO POR EL SEGUNDO PÁRRAFO DEL ARTÍCULO 20 DE LA LEY MINERA, LAS OBRAS Y TRABAJOS DE EXPLORACIÓN Y DE EXPLOTACIÓN QUE SE REALICEN DENTRO DE LA ZONA FEDERAL MARÍTIMO TERRESTE, ÚNICAMENTE PODRÁN REALIZARSE CON AUTORIZACIÓN, PERMISO O CONCESIÓN, SEGÚN EL CASO, DE LA AUTORIDAD QUE TENGA A SU CARGO LA ZONA CITADA, EN LOS TÉRMINOS QUE SEÑALEN LAS DISPOSICIONES APLICABLES. DEL PERIMETRO DESCRITO DEBE EXCLUIRSE LA SUPERFICIE AMPARADA POR EL LOTE MINERO FOSPAC T-236987, POR UN TOTAL DE 13474 HAS., Y LOS QUE RESULTEN CON MEJORES DERECHOS QUE SE UBIQUEN EN EL INTERIOR DE SU PERIMETRO. LOS DATOS DE LAS COLINDANCIAS DEL LOTE QUE AMPARA ESTA CONCESION OBRAN EN EL EXPEDIENTE DEL PRESENTE TITULO.

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Dado en la ciudad de México, Distrito Federal, el 27 de junio del 2012, con apego a lo dispuesto por el artículo 33, fracción VI, del Reglamento Interior de la Secretaría de Economía.

El Director General de Minas

Lic. Miguel Ángel Romero González

Inscrito bajo el acta número 324, a fojas 162, del volumen 394 del Libro de CONCESIONES MINERAS del Registro Público de Minería, en la ciudad de México, Distrito Federal, el 28 de junio del 2012.

El Registrador Público de Minería

Lic. Tatiana Sigler Baca

Obligaciones de los Concesionarios:

LAS OBRAS Y TRABAJOS MINEROS QUE AL AMPARO DEL PRESENTE TÍTULO SE DESARROLLEN, ÚNICAMENTE PODRÁN REALIZARSE CON AUTORIZACIÓN, PERMISO, O CONCESIÓN SEGÚN EL CASO, DE LAS AUTORIDADES QUE TENGAN A SU CARGO LOS BIENES QUE RESULTEN AFECTADOS, ATENTO A LAS DISPOSICIONES APLICABLES; ASIMISMO, SUS TITULARES DEBERÁN SUJETARSE A LAS NORMAS OFICIALES RELATIVAS A LA INDUSTRIA MINERO-METALÚRGICA EN MATERIA DE SEGURIDAD, DE EQUILIBRIO ECOLÓGICO Y PROTECCIÓN AL AMBIENTE. ESTE TÍTULO ÚNICAMENTE OTORGA DERECHOS SOBRE LOS MINERALES, MÁS NO SOBRE EL TERRENO SUPERFICIAL.

LEY MINERA

ARTÍCULO 20. LAS OBRAS Y TRABAJOS DE EXPLORACIÓN Y EXPLOTACIÓN DE CARBÓN EN TODAS SUS VARIEDADES, EN TERRENOS AMPARADOS POR ASIGNACIONES PETROLERAS SÓLO PODRÁN EJECUTARSE CON AUTORIZACIÓN DE LA SECRETARÍA, LA QUE SOLICITARÁ OPINIÓN A LA SECRETARÍA DE ENERGÍA PARA FIJAR LAS CONDICIONES TÉCNICAS A QUE DEBEN SUJETARSE LOS MISMOS. LAS OBRAS Y TRABAJOS DE EXPLORACIÓN Y DE EXPLOTACIÓN QUE SE REALICEN DENTRO DE POBLACIONES, PRESAS, CANALES, VÍAS GENERALES DE COMUNICACIÓN Y OTRAS OBRAS PÚBLICAS, EN LOS ZÓCALOS SUBMARINOS DE ISLAS, CAYOS Y ARRECIFES, EL LECHO MARINO Y EL SUBSUELO DE LA ZONA ECONÓMICA EXCLUSIVA, EN LAS ÁREAS NATURALES PROTEGIDAS, ASÍ COMO LAS QUE SE EFECTÚEN DENTRO DE LA ZONA FEDERAL MARÍTIMO TERRESTRE, ÚNICAMENTE PODRÁN REALIZARSE CON AUTORIZACIÓN, PERMISO, O CONCESIÓN SEGÚN EL CASO, DE LAS AUTORIDADES QUE TENGAN A SU CARGO LOS REFERIDOS BIENES, ZÓCALOS, LECHO MARINO, SUBSUELO, LAS ÁREAS O LAS ZONAS CITADAS, EN LOS TÉRMINOS QUE SEÑALEN LAS DISPOSICIONES APLICABLES.

ARTÍCULO 27. LOS TITULARES DE CONCESIONES MINERAS, INDEPENDIENTEMENTE DE LA FECHA DE SU OTORGAMIENTO, ESTÁN OBLIGADOS A: I. EJECUTAR Y COMPROBAR LAS OBRAS Y TRABAJOS PREVISTOS POR ESTA LEY EN LOS TÉRMINOS Y CONDICIONES QUE ESTABLECEN LA MISMA Y SU REGLAMENTO; II.- PAGAR LOS DERECHOS SOBRE MINERÍA QUE ESTABLECE LA LEY DE LA MATERIA; III. (SE DEROGA) IV. SUJETARSE A LAS DISPOSICIONES GENERALES Y A LAS NORMAS OFICIALES MEXICANAS APLICABLES A LA INDUSTRIA MINERO-METALÚRGICA EN MATERIA DE SEGURIDAD EN LAS MINAS Y DE EQUILIBRIO ECOLÓGICO Y PROTECCIÓN AL AMBIENTE; V.- NO RETIRAR LAS OBRAS PERMANENTES DE FORTIFICACIÓN, LOS ADEMES Y DEMÁS INSTALACIONES NECESARIAS PARA LA ESTABILIDAD Y SEGURIDAD DE LAS MINAS; VI.- CONSERVAR EN EL MISMO LUGAR Y MANTENER EN BUEN ESTADO LA MOJONERA O SEÑAL QUE PRECISE LA UBICACIÓN DEL PUNTO DE PARTIDA; VII.- RENDIR A LA SECRETARÍA LOS INFORMES ESTADÍSTICOS, TÉCNICOS Y CONTABLES EN LOS TÉRMINOS Y CONDICIONES QUE SEÑALE EL REGLAMENTO DE LA PRESENTE LEY; VIII.- PERMITIR AL PERSONAL COMISIONADO POR LA SECRETARÍA LA PRÁCTICA DE VISITAS DE INSPECCIÓN; IX.- RENDIR A LA SECRETARÍA UN INFORME GEOLÓGICO-MINERO CUANDO LA CONCESIÓN MINERA CORRESPONDIENTE SE CANCELE POR TERMINACIÓN DE SU VIGENCIA, DESISTIMIENTO, SUSTITUCIÓN POR REDUCCIÓN, INFRACCIÓN O RESOLUCIÓN JUDICIAL. EL INFORME DESCRIBIRÁ LOS TRABAJOS DE EXPLORACIÓN Y EXPLOTACIÓN REALIZADOS EN EL LOTE MINERO, O EN LA SUPERFICIE QUE SE ABANDONA, DE ACUERDO A LO ESTABLECIDO EN EL REGLAMENTO DE ESTA LEY. LA SECRETARÍA ENTREGARÁ AL SERVICIO GEOLÓGICO MEXICANO DICHO INFORME PARA QUE SEA INCORPORADO EN EL SISTEMA PÚBLICO DE INFORMACIÓN DEL PROPIO SERVICIO X.- RENDIR AL SERVICIO GEOLÓGICO MEXICANO, EN EL CASO DE CONCESIONES OTORGADAS MEDIANTE CONCURSO, UN INFORME SEMESTRAL EN LOS MESES DE ENERO Y JULIO DE CADA AÑO, DE LOS TRABAJOS REALIZADOS Y DE LA PRODUCCIÓN OBTENIDA EN EL LOTE AMPARADO POR LA CONCESIÓN MINERA, PARA EFECTOS DE CONTROL DEL PAGO DE LA PRIMA POR DESCUBRIMIENTO O CUALQUIER OTRA CONTRAPRESTACIÓN ECONÓMICA CONTEMPLADA A FAVOR DE DICHO ORGANISMO; XI.- DAR AVISO A LA SECRETARÍA DE ENERGÍA SOBRE EL INICIO Y SUSPENSIÓN DE LAS ACTIVIDADES RELACIONADAS CON LA RECUPERACIÓN Y APROVECHAMIENTO DEL GAS ASOCIADO A LOS YACIMIENTOS DE CARBÓN MINERAL, QUE SE REALICE AL AMPARO DE SU CONCESIÓN MINERA; XII. ACUMULAR, REGISTRAR Y PROPORCIONAR PERIÓDICAMENTE INFORMACIÓN GEOLÓGICA A LA SECRETARÍA DE ENERGÍA RELACIONADA CON LA RECUPERACIÓN Y APROVECHAMIENTO DE GAS ASOCIADO A LOS YACIMIENTOS DE CARBÓN MINERAL; XIII.- AVISAR A LA SECRETARÍA DE ENERGÍA SOBRE EL DESCUBRIMIENTO DE GAS NO ASOCIADO A LOS YACIMIENTOS DE CARBÓN MINERAL, COMO PRODUCTO DE LAS CONCESIONES QUE AMPARAN LA EXPLORACIÓN Y EXPLOTACIÓN DE YACIMIENTOS DE CARBÓN MINERAL, Y XIV.- ENTREGAR EL GAS ASOCIADO A LOS YACIMIENTOS DE CARBÓN MINERAL EN EL PUNTO DE CONEXIÓN QUE INDIQUE PETRÓLEOS MEXICANOS, EN CASO DE QUE NO SE DESTINE AL AUTOCONSUMO. LOS TITULARES DE CONCESIONES MINERAS OTORGADAS MEDIANTE CONCURSO O DE AQUELLAS QUE LAS SUSTITUYAN ESTARÁN OBLIGADOS A CUBRIR, ADICIONALMENTE, LA PRIMA POR DESCUBRIMIENTO Y LA CONTRAPRESTACIÓN ECONÓMICA OFRECIDAS. CUANDO SE TRANSMITAN LOS DERECHOS DERIVADOS DE UNA CONCESIÓN, LAS OBLIGACIONES A LAS QUE SE HACE MENCIÓN EN ESTE ARTÍCULO ESTARÁN A CARGO DEL ADQUIRENTE, SIN PERJUICIO DE LO DISPUESTO EN EL PÁRRAFO TERCERO DEL ARTÍCULO 23 DE ESTA LEY.

Sidigem 3.0 ID. 20120410000594

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27.0     APPENDIX C:     REPORT CONTRIBUTORS

The following members of the Project staff and consultants contributed data and written segments to this report.

27.1     DR. BRIAN PARSONS

Brian Parsons, Ph.D., received his doctorate in Oceanography in 1999 and a Bachelor’s degree in Geology in 1994 with both degrees awarded by Old Dominion University in Norfolk, Virginia. He is a geological oceanographer with over 20-years experience in planning, supporting and managing academic, government and industry ocean engineering projects in a variety of shallow, deep and ultra-deep environments through the integration of geophysics, cores, CPT, ROV dives and multibeam for exploration to geohazard assessments worldwide. Prior to his employment by the Project in July 2011, Dr. Parsons was employed by General Dynamics, United States Naval Research Laboratory and URS Corporation. He has working in the waters of more than thirty countries, is active in professional societies and has published numerous scientific papers.

Dr. Parsons served as chief scientist on all four legs from October 2012 to March 2013 during geologic investigation of the Don Diego Mineral Concession. He was responsible for assimilating data from a variety of sources (Multibeam, ROV dives, cores) and accordingly revising the geologic operations plan for the next 24 hours. Each operation plan contained the objective, core locations and ROV dive sites, if applicable. Once approved by the Project Manager, the plan was distributed to the various department supervisors (ROV, Survey, Deck Boss, Ships Officers on the Bridge, Geology and Drilling Contractors) and were posted in public spaces on the vessel. Information about the sediment type was provided to the drilling contractors and discussed in order to predict potential recovery or for re-tooling of the coring devices to maximize recovery in sediments that might cause difficulty. An alternate plan was produced so that the team could rapidly respond to any unforeseen complications so that the vessel could work 24 hours a day collecting data that was vital to understanding the region, the bathymetry, and relation of the bathymetry to the deposit.

27.2     MARK MUSSETT

Mark Mussett, B.S. of Marine Science, Geology Concentration, served as a project geologist from initial exploration literature review through the resource assessment. He was responsible for collaborating on the identification of concession area boundaries and initial sample locations; researched the regional and local climatology and oceanographic conditions; and has been involved in researching the regional geology and environmental conditions as they impact the project. He has assessed data and provided cartographic support to the project, as well as interfacing with laboratories, consultants, offshore operators and the shipboard science team.

27.3     JOHN OPPERMANN

John Oppermann received a MBA in Corporate Finance 1992 and BA in Operations Management and Management Information Systems in 1985 from Pace University in New York. He is currently the Director of Archaeology, Research and Conservation for Odyssey Marine Exploration since 2004. He has over 10 years of experience managing and directing historical shipwreck projects including mining projects since Odyssey began its mineral operations.

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27.4     DAVID KRONENFELD

David Kronenfeld, an attorney licensed in the states of Florida, Arkansas and Texas, serves as Odyssey’s Associate General Counsel. He has previously worked as an investment banker in St. Louis, Missouri where he advised on both buy and sell-side transactions for middle market companies. During law school, David worked as a summer associate in the Shanghai office of a Chinese law firm and for a boutique law firm performing mergers and acquisitions work for private equity funds.

Mr. Kronenfeld has been intimately involved in the legal matters related to the Don Diego Mineral Concession since January 2013.

27.5     MELINDA J. MACCONNEL

Melinda J. MacConnel graduated cum laude from St. Mary’s College, Notre Dame, in 1986 with bachelor’s degrees in International Government, French and Theology. In 1990, Ms. MacConnel received her J.D. degree from the University of Florida, College of Law. She is a member of the Florida Bar and the Hillsborough County Bar Association, and is admitted to practice before the United States District Court for the Middle District of Florida and the United States Supreme Court.

Ms. MacConnel was appointed as Executive Vice President, General Counsel and Secretary for Odyssey in June 2012 and formerly served as Vice President and General Counsel from 2008 to June 2012. She joined Odyssey in March 2006 as a Legal Consultant and became Odyssey’s General Counsel in January 2007. Prior to joining the Odyssey, Ms. MacConnel practiced law as a Litigation Consultant, providing counsel to attorneys in all areas of law. She has also served as a professor of legal research and writing and has worked as a congressional assistant for the United States House of Representatives, in Washington, D.C. Since joining Odyssey, Ms. MacConnel has been successful in negotiating several key agreements and contracts as well as overseeing all admiralty proceedings and managing a team of international legal consultants.

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28.0     APPENDIX D:     LABORATORY PROCEDURES

Laboratory Procedure

Don Diego Phosphorite Deposit

Oceanica Resources, S. de R.L.

The following procedure was followed for the ore characterization portion of the initial laboratory testing of the cores from the DD West Phosphorite Deposit collected by Oceanica. This initial testing was performed for each sampled interval for the selected drill holes and was intended to provide valuable data defining the ore characterization.

The testing includes measurement of the following ore components:

•	Ore Chemistry;

•	Ore Moisture;

•	Ore Grain Size Distribution and Chemistry; and,

•	Ore Bulk Density.

I.	Sample Preparation

•	Enter the identifiers for the drill hole and core interval into a log book and onto the laboratory data sheet. Assign appropriate laboratory identification numbers for each sub-component.

•	Extract the core tube contents for a core interval (one meter, more or less) onto a clean steel plate.

•	Using flat faced shovels, thoroughly chop and mix the total sample.

•	Select a 1,500 gram sub-sample for ore chemistry, moisture and grain size distribution.

II.	Ore Chemistry and Moisture

•	From the above 1,500 gram sub-sample, take a 250 gram sample for ore chemistry and moisture determination.

•	Place the “250 gram sample” in an aluminum drying pan, obtain and record the wet weight of the sample less any tare weight for the weighing container.

•	Dry at approximately 105ºC until the apparent free moisture is evaporated.

•	Obtain and record the dry weight of the sample less any tare weight for the weighing container.

•	Grind and otherwise prepare the dry sample for chemical analysis, place in a properly labeled envelope for delivery to the analytical laboratory.

•	Using methods approved by the Association of Phosphate and Fertilizer Chemists, analyze the 250 gram sample for P2O5, SiO2, Fe2O3, Al2O3, MgO and CaO.

•

All assay sets should routinely include duplicates, blanks and standards in order to insure QA/QC. The laboratory is invited to provide a recommendation to insure that suitable controls are in place to meet the requirements of JORC and NI 43- 101 resources and reserves reporting standards.

•	Record the assays on the data sheet.

•	Maintain any unused portion of the sample in a properly labeled envelope.

III.	Ore Grain Size Distribution and Chemistry

•	Using the remaining portion of the 1,500 gram sample (approximately 1,250 grams), obtain and record the weight of the sample.

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•	Combine equal parts (by weight) of water and sample and allow to soak for 5 minutes. The solid sample should be completely submerged.

•	Transfer to a single-bladed vertical conditioner and mix the wetted sample at ~50% solids and 200 rpm for 2 minutes.

•

Inspect the solids and if found not to be sufficiently disintegrated then remix and increase the rpms or mixing time accordingly. Note on the laboratory data sheet any changes to the mixing rpms and time.

•	Samples that have a higher fines or clay content may require additional water. Any changes in the 1:1 mixing ratio should be noted on the laboratory data sheet.

•	Wet screen the thoroughly mixed sample across a series of screens at 20, 28, 35, 48, 65, 100, 150, 200, 270 mesh and pan (-270 mesh).

•	Dry each screen fraction is a separate aluminum drying pan at 105ºC until the apparent free moisture is evaporated.

•

Note: Due to the potential high volume of water in the -270 mesh fraction and the potential for a slow settling rate, the laboratory may provide a sub-sampling and drying alternative for this fraction.

•	Obtain and record the dry weight of the sample less any tare weight for the weighing container.

•	Grind and otherwise prepare the dry sample for chemical analysis, place in a properly labeled envelope for delivery to the analytical laboratory.

•	Using methods approved by the Association of Phosphate and Fertilizer Chemists, analyze the 250 gram sample for P2O5, SiO2, Fe2O3, Al2O3, MgO and CaO.

•

All assay sets should routinely include duplicates, blanks and standards in order to insure QA/QC. The laboratory is invited to provide a recommendation to insure that suitable controls are in place to meet the requirements of JORC and NI 43- 101 resources and reserves reporting standards.

•	Record the assays on the data sheet.

•	Maintain any unused portion of the sample in a properly labeled envelope.

IV.	Ore Bulk Density

•

Determining the bulk density of a sediment is, at best, a difficult procedure. Several methods have been applied in the phosphate industry with the most basic being a “packing” of a known volume container. The laboratory is invited to submit an alternate procedure for determining the bulk density. A submerged procedure may be applicable.

•	Obtain the tare weight of a known volume of a thick bottom and wall steel container with a volume of at least 1/4 cubic foot.

•	Check the container and remove any carry over from the prior bulk density test.

•	In a layered manner fill the container with chopped core from the Sample Preparation process.

•	Pack each layer with a blunt-ended press before inputting the next ore layer.

•	Once filled trim and excess from the top of the container to insure a flat surface.

•	Weigh and record the weight of the filled container.

•	Remove the material from the known volume container and recombine with any remaining material from the core chopping and mixing area.

•	Place all material in a properly labeled and sealed, thick plastic bag and store for future testing.

•	Clean the container and the core chopping area and prepare for the next sample.

Given the ore characterization study, the next stage of mineral process testing will be defined.

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A sample laboratory data sheet in an Excel format will be provided by Oceanica and can be modified as necessary by mutual agreement.

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29.0 APPENDIX E: LIST OF PHYSICAL CHARACTERISTICS BY SAMPLE INTERVAL

Average	1.88	25.45%	5.32%	64.64%	30.03%	1.409	14.46
Std. Dev.	0.21	6.32%	6.99%	18.64%	17.91%	0.24	7.40
Count	415	415	415	415	415	415	415
Minimum	1.14	14.91%	0.09%	7.97%	0.65%	0.51	0.52
Maximum	2.53	56.91%	41.86%	98.99%	88.70%	2.00	29.65

Hole	Top	Bottom	Wet Density	Moisture	Coarse	Feed	Fines	Dry Density	Ore % P2O5
RC-211 (0.00-1.00)	0	1	2.05	20.63%	8.41%	68.41%	23.18%	1.63	9.25
RC-211 (1.00-2.00)	1	2	2.03	20.80%	10.24%	74.61%	15.15%	1.61	21.20
RC-211 (2.00-3.00)	2	3	1.85	32.32%	0.55%	79.93%	19.52%	1.25	23.50
RC-211 (3.00-3.32)	3	3.32	1.86	37.15%	0.76%	71.15%	28.09%	1.17	20.52
RC-214 (0.00-1.00)	0	1	1.88	28.21%	13.54%	40.30%	46.16%	1.35	3.36
RC-214 (1.00-2.05)	1	2.05	1.73	33.44%	10.82%	7.97%	81.22%	1.15	1.43
RC-218 (0.00-1.00)	0	1	1.94	23.94%	10.67%	40.61%	48.72%	1.47	9.96
RC-218 (1.00-2.00)	1	2	2.03	21.23%	3.38%	74.12%	22.49%	1.60	19.63
RC-218 (2.00-3.00)	2	3	2.16	20.01%	0.53%	83.94%	15.53%	1.73	21.99
RC-218 (3.00-4.00)	3	4	2.03	21.48%	0.20%	85.60%	14.20%	1.59	22.65
RC-218 (4.00-5.00)	4	5	2.05	22.95%	0.31%	82.62%	17.06%	1.58	20.88
RC-218 (5.00-5.70)	5	5.7	2.07	19.90%	0.51%	88.30%	11.19%	1.66	5.92
RC-224 (0.00-1.00)	0	1	2.14	20.81%	20.93%	59.48%	19.58%	1.70	16.25
RC-224 (1.00-2.00)	1	2	2.09	20.31%	0.89%	84.78%	14.33%	1.66	20.57
RC-224 (2.00-3.00)	2	3	2.01	22.92%	1.68%	85.39%	12.93%	1.55	15.34
RC-224 (3.00-4.00)	3	4	2.01	20.82%	0.47%	72.62%	26.92%	1.59	3.37
RC-224 (4.00-5.00)	4	5	2.03	20.72%	0.15%	63.45%	36.39%	1.61	2.21
RC-224 (5.00-5.74)	5	5.7	2.01	20.71%	0.15%	71.08%	28.76%	1.59	2.26
RC-240 (2.0-3.0)	2	3	2.03	23.36%	0.32%	82.79%	16.89%	1.56	23.67
RC-240 (1.0-2.0)	1	2	1.96	25.28%	1.87%	78.31%	19.82%	1.46	21.46
RC-240 (2.0-3.0)	2	3	2.03	23.36%	0.32%	82.79%	16.89%	1.56	23.67
RC-240 (3.0-4.0)	3	4	2.05	25.66%	0.30%	80.99%	18.72%	1.52	23.84
RC-240 (4.0-4.6)	4	4.6	1.90	28.46%	0.42%	80.98%	18.60%	1.36	23.21
RC-242 (0.0-1.0)	0	1	1.94	26.29%	14.76%	63.37%	21.87%	1.43	15.99
RC-242 (1.0-2.0)	1	2	1.97	24.90%	0.45%	63.39%	36.16%	1.48	18.21
RC-242 (2.0-2.8)	2	2.8	1.97	24.61%	0.41%	69.24%	30.35%	1.49	19.96
RC-280 (0.0-1.0)	0	1	1.90	20.11%	10.89%	70.47%	18.64%	1.52	10.47
RC-280 (1.00-2.12)	1	2.12	2.12	20.78%	13.55%	67.15%	19.29%	1.68	18.23
RC-281 (0.00-1.00)	0	1	1.96	23.45%	3.24%	50.41%	46.35%	1.50	3.57
RC-281 (1.00-2.00)	1	2	1.83	19.40%	1.90%	61.69%	36.42%	1.47	6.51
RC-281 (2.00-3.00)	2	3	1.86	19.33%	12.94%	43.15%	43.91%	1.50	8.91
RC-281 (3.00-3.80)	3	3.8	1.96	21.73%	0.29%	66.39%	33.32%	1.53	1.80
RC-282 (0.00-1.00)	0	1	1.79	22.63%	2.46%	50.26%	47.27%	1.38	0.81
RC-282 (1.00-2.00)	1	2	1.79	19.36%	2.17%	54.81%	43.01%	1.44	1.81

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Hole	Top	Bottom	Wet Density	Moisture	Coarse	Feed	Fines	Dry Density	Ore % P2O5
RC-282 (2.00-3.00)	2	3	1.97	18.47%	26.38%	46.51%	27.11%	1.61	7.03
RC-282 (3.00-4.00)	3	4	1.96	20.22%	4.19%	83.31%	12.51%	1.56	3.81
RC-285 (0.00-1.00)	0	1	1.90	25.68%	8.77%	31.59%	59.64%	1.41	4.89
RC-285 (1.00-2.00)	1	2	1.46	33.11%	2.10%	34.28%	63.61%	0.98	9.44
RC-285 (2.00-2.88)	2	2.88	1.49	39.26%	1.42%	28.86%	69.72%	0.91	9.28
RC-294 (0.00-1.00)	0	1	1.62	41.86%	1.08%	10.22%	88.70%	0.94	1.35
RC-294 (1.00-2.00)	1	2	1.92	25.74%	5.53%	32.69%	61.77%	1.43	4.38
RC-294 (2.00-3.00)	2	3	2.14	20.07%	13.34%	66.10%	20.56%	1.71	19.62
RC-294 (3.00-4.00)	3	4	1.86	21.01%	0.54%	85.25%	14.20%	1.47	25.16
RC-294 (4.00-4.80)	4	4.8	2.03	22.60%	0.50%	86.13%	13.37%	1.57	27.13
RC-297 (0.0-1.0)	0	1	2.05	23.07%	14.38%	52.79%	32.83%	1.58	10.08
RC-297 (1.0-1.94)	1	1.94	1.88	24.95%	5.86%	58.27%	35.87%	1.41	16.08
RC-297 (1.94-3.0)	1.94	3	2.01	22.35%	0.50%	78.15%	21.35%	1.56	21.95
RC-297 (3.0-4.0)	3	4	2.05	20.23%	0.76%	83.92%	15.32%	1.63	23.76
RC-297 (4.00-4.88)	4	4.88	1.99	21.65%	1.31%	84.02%	14.67%	1.56	23.00
RC-299 (0.00-1.12)	0	1.12	2.03	22.72%	11.44%	45.45%	43.11%	1.57	8.58
RC-299 (1.12-2.00)	1.12	2	1.97	23.88%	3.01%	76.95%	20.04%	1.50	20.22
RC-299 (2.00-3.00)	2	3	2.09	18.98%	0.54%	87.16%	12.30%	1.69	23.93
RC-299 (3.00-4.13)	3	4.13	1.83	18.94%	0.71%	88.53%	10.76%	1.48	23.00
RC-307 (0.0-1.0)	0	1	2.01	21.84%	24.56%	49.44%	26.00%	1.57	7.13
RC-307 (1.0-2.2)	1	2.2	1.94	25.26%	0.66%	43.53%	55.81%	1.45	11.57
RC-307 (2.2-3.0)	2.2	3	1.68	35.62%	0.27%	54.88%	44.85%	1.08	13.72
RC-307 (3.0-3.81)	3	3.81	1.83	29.23%	0.28%	46.86%	52.86%	1.29	11.74
RC-314 (0.00-1.10)	0	1.1	2.05	22.88%	11.38%	73.78%	14.84%	1.58	19.25
RC-314 (1.10-2.00)	1.1	2	2.09	21.78%	0.36%	82.56%	17.08%	1.63	23.73
RC-314 (2.00-3.00)	2	3	1.97	23.45%	0.49%	84.88%	14.62%	1.51	24.16
RC-314 (3.00-4.00)	3	4	1.99	22.27%	0.80%	84.78%	14.42%	1.55	23.56
RC-314 (4.00-5.20)	4	5.2	1.97	24.20%	0.69%	88.38%	10.93%	1.50	24.24
RC-323 (0.00-1.17)	0	1.17	2.09	23.41%	2.02%	76.47%	21.51%	1.60	21.22
RC-323 (1.17-2.19)	1.17	2.19	2.07	19.86%	0.84%	88.00%	11.16%	1.66	25.62
RC-323 (2.19-2.52)	2.19	2.52	2.03	20.73%	0.34%	88.84%	10.82%	1.61	25.28
RC-329 (0.00-1.00)	0	1	1.92	22.71%	24.38%	45.98%	29.64%	1.48	8.22
RC-329 (1.0-1.65)	1	1.65	1.85	30.53%	4.70%	49.32%	45.97%	1.28	12.65
RC-329 (1.65-2.00)	1.65	2	1.90	21.22%	3.11%	64.11%	32.78%	1.50	17.14
RC-329 (2.00-3.00)	2	3	1.92	23.96%	0.54%	66.16%	33.30%	1.46	19.08
RC-329 (3.0-3.65)	3	3.65	1.99	23.97%	0.27%	76.80%	22.93%	1.52	21.11
RC-329 (3.65-4.00)	3.65	4	2.09	21.34%	2.32%	79.22%	18.46%	1.64	21.69
RC-329 (4.00-5.00)	4	5	1.99	18.65%	0.39%	87.39%	12.22%	1.62	24.52
RC-329 (5.00-6.00)	5	6	2.03	20.93%	0.46%	85.39%	14.15%	1.61	20.81
RC-330 (0.00-1.00)	0	1	2.01	22.82%	18.81%	39.63%	41.56%	1.55	7.73
RC-330 (1.00-2.00)	1	2	1.73	35.64%	2.96%	47.33%	49.71%	1.12	14.60
RC-330 (2.00-3.00)	2	3	1.72	27.11%	0.29%	63.52%	36.19%	1.25	17.07
RC-330 (3.00-4.00)	3	4	1.90	24.01%	0.19%	73.00%	26.81%	1.44	20.14

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Hole	Top	Bottom	Wet Density	Moisture	Coarse	Feed	Fines	Dry Density	Ore % P2O5
RC-330 (4.00-4.30)	4	4.3	2.09	20.71%	0.18%	83.22%	16.60%	1.65	23.35
RC-331 (0.00-1.00)	0	1	1.96	25.58%	22.15%	41.82%	36.03%	1.46	6.05
RC-331 (1.00-2.00)	1	2	1.75	32.52%	5.25%	33.56%	61.18%	1.18	8.92
RC-331 (2.0-2.41)	2	2.41	1.68	34.17%	0.57%	43.22%	56.21%	1.11	12.37
RC-331 (2.50-3.50)	2.5	3.5	1.75	28.59%	1.04%	59.16%	39.80%	1.25	18.60
RC-331 (3.50-4.59)	3.5	4.59	1.94	26.68%	0.25%	70.98%	28.78%	1.42	19.67
RC-332 (0.00-1.00)	0	1	1.92	25.67%	15.55%	32.99%	51.46%	1.43	4.89
RC-332 (1.00-2.00)	1	2	1.70	35.21%	2.65%	18.14%	79.21%	1.10	5.04
RC-332 (2.00-3.00)	2	3	1.72	34.52%	1.09%	29.91%	69.00%	1.12	8.97
RC-332 (3.00-4.00)	3	4	1.61	34.60%	0.59%	32.46%	66.95%	1.05	11.79
RC-332 (4.00-4.41)	4	4.41	1.75	31.95%	0.61%	53.40%	45.98%	1.19	17.39
RC-333 (0.00-1.00)	0	1	1.88	28.46%	6.81%	25.75%	67.44%	1.35	2.77
RC-333 (1.00-2.00)	1	2	1.64	38.02%	10.41%	27.07%	62.52%	1.02	3.22
RC-333 (2.00-2.65)	2	2.5	1.59	38.28%	1.24%	12.47%	86.28%	0.98	2.15
RC-333 (2.65-3.0)	2.65	3	1.51	41.76%	0.25%	13.44%	86.31%	0.88	2.13
RC-333 (3.00-4.00)	3	4	1.70	35.10%	1.22%	26.72%	72.06%	1.10	8.21
RC-333 (4.00-4.32)	4	4.32	1.61	31.40%	1.31%	36.20%	62.49%	1.10	11.77
RC-334 (0.00-1.00)	0	1	2.09	21.56%	11.41%	59.56%	29.03%	1.64	13.59
RC-334 (1.00-2.00)	1	2	2.14	18.76%	8.54%	78.19%	13.28%	1.74	21.27
RC-334 (2.00-3.00)	2	3	2.10	23.72%	0.80%	86.06%	13.14%	1.60	23.04
RC-334 (3.00-4.00)	3	4	2.03	23.79%	0.84%	86.71%	12.45%	1.55	22.65
RC-334 (4.0-4.7)	4	4.7	1.96	21.61%	1.06%	88.52%	10.41%	1.53	8.75
RC-335 (0.00-1.00)	0	1	2.16	20.54%	17.12%	58.90%	23.98%	1.72	12.77
RC-335 (1.0-2.0)	1	2	2.01	21.73%	1.41%	83.82%	14.78%	1.57	21.84
RC-335 (2.00-3.00)	2	3	2.01	24.28%	0.44%	85.77%	13.79%	1.52	19.26
RC-335 (3.00-4.00)	3	4	1.90	18.46%	1.06%	88.11%	10.83%	1.55	4.82
RC-335 (4.0-5.0)	4	5	1.94	19.71%	0.61%	74.53%	24.86%	1.56	0.52
RC-335 (5.00-5.75)	5	5.75	1.94	22.24%	0.67%	65.45%	33.89%	1.51	0.57
RC-336 (0.00-1.00)	0	1	2.03	25.66%	8.80%	51.17%	40.03%	1.51	11.89
RC-336 (1.00-2.00)	1	2	1.97	18.72%	15.57%	74.68%	9.75%	1.60	7.32
RC-336 (2.00-3.00)	2	3	1.94	21.11%	1.58%	68.44%	29.97%	1.53	1.61
RC-336 (3.00-4.00)	3	4	1.96	22.50%	0.78%	56.65%	42.56%	1.52	0.71
RC-336 (4.00-4.51)	4	4.51	1.90	18.16%	2.90%	78.29%	18.81%	1.56	3.13
RC-337 (0.00-1.00)	0	1	1.86	27.31%	5.64%	43.79%	50.57%	1.35	5.29
RC-337 (1.00-2.00)	1	2	1.99	23.44%	13.47%	48.08%	38.45%	1.53	7.34
RC-337 (2.00-3.20)	2	3.2	1.66	32.92%	1.61%	57.04%	41.35%	1.11	16.18
RC-337 (3.20-4.12)	3.2	4.12	1.81	23.12%	0.96%	73.74%	25.29%	1.39	21.27
RC-338 (0.00-1.00)	0	1	2.01	28.12%	5.54%	43.93%	50.53%	1.45	4.94
RC-338 (1.00-2.00)	1	2	1.70	37.52%	16.20%	38.48%	45.32%	1.06	7.65
RC-338 (2.00-3.00)	2	3	1.33	35.19%	1.55%	32.92%	65.53%	0.86	10.66
RC-338 (3.00-3.95)	3	3.95	1.57	38.94%	1.47%	33.75%	64.78%	0.96	10.90
RC-339 (0.00-1.00)	0	1	1.99	23.65%	15.20%	52.86%	31.94%	1.52	6.51
RC-339 (1.00-2.14)	1	2.14	1.72	34.45%	20.59%	27.51%	51.89%	1.12	4.18

97	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

Hole	Top	Bottom	Wet Density	Moisture	Coarse	Feed	Fines	Dry Density	Ore % P2O5
RC-340 (0.00-1.00)	0	1	2.12	20.95%	9.75%	68.46%	21.79%	1.68	12.71
RC-340 (1.00-2.00)	1	2	2.07	21.59%	10.94%	76.95%	12.11%	1.62	17.84
RC-340 (2.00-3.00)	2	3	1.96	25.23%	0.84%	89.51%	9.65%	1.46	15.01
RC-340 (3.00-3.68)	3	3.68	1.83	21.28%	0.52%	76.90%	22.58%	1.44	4.38
RC-341 (0.00-0.68)	0	0.68	1.99	24.72%	1.83%	54.71%	43.45%	1.50	9.14
RC-341 (0.68-1.36)	0.68	1.36	1.96	25.53%	2.44%	69.88%	27.68%	1.46	11.77
RC-341 (1.36-2.36)	1.36	2.36	2.09	18.75%	13.32%	61.63%	25.04%	1.69	11.26
RC-341 (2.36-3.36)	2.36	3.36	1.90	21.65%	0.85%	81.25%	17.91%	1.49	5.65
RC-341 (3.36-4.36)	3.36	4.36	1.99	27.36%	0.56%	55.25%	44.19%	1.45	3.23
RC-341 (4.36-4.89)	4.36	4.89	1.81	20.19%	0.56%	78.10%	21.34%	1.44	3.33
RC-342 (0.00-1.00)	0	1	2.10	26.24%	3.49%	34.75%	61.77%	1.55	3.98
RC-342 (1.00-2.00)	1	2	1.83	19.02%	3.35%	81.44%	15.21%	1.48	8.77
RC-342 (2.00-3.00)	2	3	1.79	19.44%	17.74%	65.09%	17.18%	1.44	10.15
RC-342 (3.00-4.00)	3	4	1.97	19.96%	3.83%	82.80%	13.37%	1.58	4.13
RC-342 (4.00-4.55)	4	4.55	1.99	18.83%	7.26%	84.52%	8.23%	1.62	5.43
RC-343 (0.00-1.00)	0	1	1.73	26.78%	4.40%	40.53%	55.08%	1.27	3.74
RC-343 (1.00-2.00)	1	2	1.70	19.58%	2.52%	78.84%	18.64%	1.37	3.61
RC-343 (2.00-3.00)	2	3	1.75	20.92%	21.80%	66.78%	11.42%	1.39	8.04
RC-343 (3.00-3.57)	3	3.57	1.97	15.26%	9.69%	77.25%	13.06%	1.67	6.19
RC-350 (0.00-1.00)	0	1	1.99	25.76%	3.81%	37.88%	58.31%	1.48	4.66
RC-350 (1.00-2.00)	1	2	2.01	23.08%	9.10%	62.20%	28.69%	1.55	16.00
RC-350 (2.00-3.00)	2	3	2.16	20.33%	1.44%	78.90%	19.65%	1.72	23.18
RC-350 (3.00-4.00)	3	4	2.16	20.01%	0.46%	86.25%	13.29%	1.73	25.50
RC-350 (4.00-5.00)	4	5	2.01	21.65%	0.29%	85.07%	14.64%	1.58	25.57
RC-350 (5.00-5.35)	5	5.35	1.99	22.41%	0.18%	86.10%	13.72%	1.55	26.24
RC-351 (0.00-1.00)	0	1	1.79	28.54%	6.66%	30.29%	63.05%	1.28	3.88
RC-351 (1.00-2.00)	1	2	2.10	23.17%	15.43%	41.75%	42.82%	1.62	7.40
RC-351 (2.00-3.00)	2	3	1.79	24.94%	2.36%	61.57%	36.07%	1.34	18.88
RC-351 (3.00-4.00)	3	4	2.03	25.32%	0.60%	77.01%	22.39%	1.52	22.31
RC-351 (4.00-5.00)	4	5	2.05	19.79%	0.46%	82.25%	17.30%	1.64	23.92
RC-351 (5.00-5.55)	5	5.55	2.16	18.70%	0.63%	81.53%	17.84%	1.76	23.03
RC-352 (0.00-1.00)	0	1	1.92	30.96%	8.63%	24.66%	66.71%	1.32	3.29
RC-352 (1.00-2.00)	1	2	1.99	27.08%	22.01%	48.19%	29.80%	1.45	6.76
RC-352 (2.00-3.00)	2	3	1.83	27.88%	2.94%	41.36%	55.71%	1.32	13.13
RC-352 (3.00-4.00)	3	4	1.92	26.10%	1.10%	67.52%	31.38%	1.42	20.84
RC-352 (4.00-5.00)	4	5	1.99	22.00%	0.24%	82.65%	17.11%	1.55	24.58
RC-352 (5.00-5.59)	5	5.59	1.86	20.32%	0.30%	86.04%	13.67%	1.49	25.94
RC-362 (0.00-0.37)	0	0.37	1.68	36.03%	2.25%	27.77%	69.98%	1.07	4.64
RC-362 (0.37-1.00)	0.37	1	1.97	26.53%	9.39%	47.96%	42.65%	1.45	7.77
RC-362 (1.00-1.88)	1	1.88	2.07	18.95%	22.26%	51.09%	26.65%	1.68	11.18
RC-362 (1.88-2.35)	1.88	2.35	2.10	16.84%	6.55%	75.75%	17.70%	1.75	21.83
RC-362 (2.35-3.35)	2.35	3.35	2.07	20.50%	1.21%	85.45%	13.34%	1.64	24.39
RC-362 (3.35-4.27)	3.35	4.27	1.97	23.47%	0.23%	83.71%	16.06%	1.51	25.03

98	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

Hole	Top	Bottom	Wet Density	Moisture	Coarse	Feed	Fines	Dry Density	Ore % P2O5
RC-362 (4.27-5.16)	4.27	5.16	1.99	25.85%	2.73%	82.50%	14.77%	1.48	26.85
RC-363 (0.00-0.80)	0	0.8	1.85	27.34%	7.97%	33.43%	58.60%	1.34	4.86
RC-363 (0.80-1.54)	0.8	1.54	2.05	21.74%	24.55%	42.37%	33.08%	1.60	6.41
RC-363 (1.54-1.94)	1.54	1.94	1.75	26.86%	14.99%	50.16%	34.85%	1.28	12.56
RC-363 (1.94-2.73)	1.94	2.73	1.92	25.57%	7.81%	58.25%	33.94%	1.43	16.00
RC-363 (2.73-3.28)	2.73	3.28	1.85	25.28%	5.80%	65.29%	28.91%	1.38	19.09
RC-363 (3.28-3.85)	3.28	3.85	1.99	22.89%	0.44%	81.03%	18.53%	1.54	23.62
RC-363 (3.85-4.64)	3.85	4.64	2.09	20.36%	0.32%	82.22%	17.46%	1.66	24.85
RC-363 (4.64-5.56)	4.64	5.56	1.90	19.55%	0.70%	84.13%	15.18%	1.53	24.46
RC-374 (0.00-1.20)	0	1.2	1.92	24.21%	20.22%	51.84%	27.94%	1.45	2.09
RC-374 (1.20-2.40)	1.2	2.4	1.86	27.39%	0.44%	51.45%	48.11%	1.35	4.32
RC-374 (2.40-3.60)	2.4	3.6	1.83	25.11%	0.23%	26.70%	73.07%	1.37	6.32
RC-374 (3.60-4.80)	3.6	4.8	1.96	27.70%	0.58%	40.27%	59.16%	1.41	10.58
RC-374 (4.80-5.37)	4.8	5.37	1.99	25.07%	0.53%	55.26%	44.21%	1.49	14.72
RC-367 (0.00-1.20)	0	1.2	2.14	22.76%	12.17%	75.30%	12.53%	1.65	16.08
RC-367 (1.20-2.40)	1.2	2.4	2.05	24.59%	1.53%	88.00%	10.48%	1.54	22.67
RC-367 (2.40-3.40)	2.4	3.4	1.97	20.08%	4.14%	83.28%	12.58%	1.58	5.04
RC-367 (3.40-4.24)	3.4	4.24	1.96	18.11%	7.09%	76.69%	16.22%	1.60	1.17
RC-370 (0.00-1.20)	0	1.2	2.03	23.39%	1.41%	63.78%	34.81%	1.56	15.91
RC-370 (1.20-2.40)	1.2	2.4	2.07	24.24%	0.30%	69.53%	30.17%	1.57	19.40
RC-370 (2.40-3.60)	2.4	3.6	1.90	26.98%	0.35%	79.31%	20.34%	1.39	21.39
RC-370 (3.60-4.80)	3.6	4.8	1.94	23.03%	0.22%	78.92%	20.86%	1.49	22.67
RC-370 (4.80-5.73)	4.8	5.73	1.88	21.12%	0.37%	83.12%	16.51%	1.48	22.41
RC-372 (0.00-1.00)	0	1	2.10	22.61%	25.62%	54.36%	20.01%	1.63	5.48
RC-372 (1.00-2.00)	1	2	1.75	27.35%	0.68%	50.65%	48.67%	1.27	12.57
RC-372 (2.00-2.82)	2	2.82	1.42	34.55%	0.23%	49.59%	50.18%	0.93	14.10
RC-308 (0.00-1.00)	0	1	2.10	22.90%	16.11%	73.44%	10.44%	1.62	11.16
RC-308 (1.00-1.60)	1	1.6	1.99	16.04%	27.42%	59.97%	12.62%	1.67	8.43
RC-312 (0.00-0.76)	0	0.76	2.10	22.90%	41.86%	49.51%	8.63%	1.62	9.06
RC-312 (0.76-1.00)	0.76	1
RC-312 (1.00-2.00)	1	2
RC-312 (2.00-3.15)	2	3.15
RC-322 (0.00-1.00)	0	1	1.97	21.34%	3.58%	76.94%	19.48%	1.55	7.12
RC-322 (1.00-2.00)	1	2	1.66	32.60%	14.66%	64.36%	20.98%	1.12	14.33
RC-322 (2.00-3.00)	2	3	1.40	50.46%	0.52%	30.87%	68.62%	0.69	10.87
RC-322 (3.0-4.07)	3	4.07	1.57	40.00%	0.24%	74.69%	25.07%	0.94	14.71
RC-364 (0.00-0.78)	0	0.78
RC-364 (0.78-1.78)	0.78	1.78	2.12	25.21%	15.18%	31.30%	53.52%	1.59	5.27
RC-364 (1.78-2.78)	1.78	2.78	1.75	26.67%	11.35%	84.64%	4.01%	1.29	23.01
RC-364 (2.78-3.78)	2.78	3.78	1.75	24.65%	0.45%	98.90%	0.65%	1.32	29.33
RC-364 (3.78-4.14)	3.78	4.14	2.14	22.88%	0.34%	98.99%	0.66%	1.65	29.65
RC-364 (4.14-4.88)	4.14	4.88	2.16	21.28%	0.47%	83.60%	15.93%	1.70	25.44
RC-364 (4.88-5.86)	4.88	5.86	2.10	19.51%	0.35%	89.04%	10.62%	1.69	26.25

99	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

Hole	Top	Bottom	Wet Density	Moisture	Coarse	Feed	Fines	Dry Density	Ore % P2O5
RC-208 (0.00-1.00)	0	1	1.97	17.11%	21.10%	63.03%	15.87%	1.64	5.14
RC-208 (1.00-2.00)	1	2
RC-208 (2.00-3.00)	2	3
RC-208 (3.00-4.00)	3	4
RC-208 (4.00-5.00)	4	5
RC-208 (5.00-5.67)	5	5.67
RC-209 (0.00-1.00)	0	1	1.88	21.06%	11.52%	79.74%	8.74%	1.49	15.70
RC-209 (1.00-2.00)	1	2	1.66	15.04%	29.91%	61.45%	8.64%	1.41	11.91
RC-209 (2.00-3.00)	2	3
RC-209 (3.00-4.00)	3	4
RC-209 (4.00-4.79)	4	4.79
RC-321 (0.00-1.00)	0	1	1.77	23.35%	12.01%	59.18%	28.81%	1.36	7.16
RC-321 (1.00-2.00)	1	2	1.33	37.80%	1.52%	33.35%	65.13%	0.83	9.05
RC-321 (2.00-3.00)	2	3	1.57	43.33%	0.27%	47.52%	52.22%	0.89	13.17
RC-321 (3.00-4.00)	3	4	1.73	26.42%	0.14%	53.67%	46.19%	1.28	15.82
RC-321 (4.00-4.66)	4	4.66	1.94	20.16%	0.47%	75.23%	24.30%	1.55	21.08
RC-383 (0.00-1.20)	0	1.2	1.85	25.03%	6.07%	52.05%	41.87%	1.38	12.20
RC-383 (1.20-2.40)	1.2	2.4	1.73	26.36%	0.27%	44.62%	55.11%	1.28	11.68
RC-384 (0.00-1.00)	0	1	1.79	16.79%	16.03%	48.41%	35.56%	1.49	6.65
RC-384 (1.00-2.00)	1	2	1.29	47.76%	0.91%	23.37%	75.72%	0.67	6.25
RC-384 (2.00-2.58)	2	2.58	1.53	39.35%	0.57%	39.25%	60.18%	0.93	9.75
RC-379 (0.00-1.20)	0	1.2	2.07	24.21%	7.05%	62.86%	30.08%	1.57	13.94
RC-379 (1.20-2.40)	1.2	2.4	1.99	24.67%	0.43%	74.73%	24.83%	1.50	18.56
RC-379 (2.40-3.60)	2.4	3.6	1.66	27.67%	0.24%	72.92%	26.84%	1.20	20.91
RC-379 (3.60-4.80)	3.6	4.8	1.79	28.71%	0.21%	76.27%	23.52%	1.28	24.41
RC-379 (4.80-6.00)	4.8	6	2.01	21.51%	0.29%	83.77%	15.94%	1.58	24.10
RC-380 (0.00-1.20)	0	1.2	1.90	22.44%	12.38%	71.00%	16.62%	1.47	17.60
RC-380 (1.20-2.40)	1.2	2.4	2.03	27.48%	0.65%	80.57%	18.78%	1.47	22.99
RC-380 (2.40-3.50)	2.4	3.5	2.10	23.20%	0.29%	85.03%	14.68%	1.62	24.27
RC-380 (3.50-4.53)	3.5	4.53	2.03	22.87%	0.60%	78.93%	20.47%	1.57	24.55
RC-381 (0.00-1.20)	0	1.2	2.07	23.35%	12.83%	75.51%	11.66%	1.58	17.53
RC-381 (1.20-2.40)	1.2	2.4	1.81	23.72%	0.99%	86.94%	12.07%	1.38	24.78
RC-381 (2.40-3.60)	2.4	3.6	1.83	24.88%	0.30%	88.43%	11.27%	1.37	26.41
RC-381 (3.60-4.30)	3.6	4.3	1.81	23.26%	1.77%	90.90%	7.33%	1.39	9.52
RC-381 (4.30-4.97)	4.3	4.97
RC-423 (0.00-1.20)	0	1.2	1.79	22.30%	10.07%	72.95%	16.98%	1.39	8.00
RC-423 (1.20-2.20)	1.2	2.2	1.42	29.68%	13.81%	41.30%	44.90%	1.00	5.48
RC-423 (2.20-2.54)	2.2	2.54
RC-418 (0.00-1.20)	0	1.2	2.18	22.98%	5.05%	81.42%	13.53%	1.68	11.54
RC-418 (1.20-2.40)	1.2	2.4	1.31	56.91%	2.17%	31.05%	66.78%	0.56	10.53
RC-418 (2.40-3.21)	2.4	3.21	1.38	51.38%	0.17%	41.25%	58.58%	0.67	13.60
RC-419 (0.00-1.10)	0	1.1	2.20	22.80%	4.63%	79.25%	16.12%	1.70	8.20
RC-419 (1.27-2.40)	1.27	2.4	2.05	21.09%	1.76%	87.29%	10.95%	1.62	26.04

100	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

Hole	Top	Bottom	Wet Density	Moisture	Coarse	Feed	Fines	Dry Density	Ore % P2O5
RC-419 (2.40-3.60)	2.4	3.6	2.05	27.19%	0.28%	86.49%	13.22%	1.49	26.51
RC-419 (3.60-4.57)	3.6	4.57	1.51	45.34%	0.28%	68.76%	30.96%	0.83	21.50
RC-420 (0.00-1.20)	0	1.2	2.10	22.80%	7.61%	70.22%	22.17%	1.62	6.98
RC-420 (1.20-2.40)	1.2	2.4	2.18	21.18%	0.78%	87.16%	12.06%	1.72	23.46
RC-420 (2.40-3.40)	2.4	3.4	2.16	21.13%	0.50%	86.68%	12.82%	1.70	25.46
RC-420 (3.40-3.97)	3.4	3.97	2.07	22.41%	0.26%	90.45%	9.29%	1.60	27.05
RC-421 (0.00-1.00)	0	1	1.79	32.85%	16.33%	38.69%	44.98%	1.20	4.60
RC-421 (1.00-1.85)	1	1.85	1.61	32.52%	1.41%	48.12%	50.47%	1.08	10.71
RC-422 (0.00-1.00)	0	1	1.99	29.30%	6.21%	38.02%	55.77%	1.41	3.63
RC-422 (1.00-1.66)	1	1.66	1.55	39.01%	7.94%	24.87%	67.20%	0.95	7.06
RC-426 (0.00-1.20)	0	1.2	1.75	20.67%	5.47%	70.03%	24.50%	1.39	6.81
RC-426 (1.20-2.40)	1.2	2.4	1.37	38.00%	12.68%	10.42%	76.90%	0.85	4.98
RC-426 (2.40-3.58)	2.4	3.58	1.14	55.52%	3.34%	25.06%	71.61%	0.51	6.58
RC-427 (0.00-1.00)	0	1	1.83	28.26%	5.46%	59.93%	34.61%	1.31	4.95
RC-427 (1.00-1.93)	1	1.93	1.49	34.29%	1.33%	23.04%	75.63%	0.98	5.19
RC-425 (0.00-1.00)	0	1
RC-425 (1.00-2.00)	1	2	1.75	26.78%	5.55%	50.77%	43.67%	1.28	4.65
RC-425 (2.00-3.00)	2	3	1.88	26.30%	0.24%	61.81%	37.94%	1.39	15.40
RC-425 (3.00-3.90)	3	3.9	1.83	25.16%	0.48%	76.29%	23.23%	1.37	19.60
RC-424 (0.00-1.20)	0	1.2
RC-424 (1.20-2.40)	1.2	2.4	1.75	26.94%	7.49%	44.58%	47.93%	1.28	6.00
RC-424 (2.40-3.60)	2.4	3.6	1.79	26.91%	0.32%	64.55%	35.12%	1.31	17.32
RC-428 (0.00-1.20)	0	1.2	1.83	19.92%	2.97%	69.59%	27.44%	1.46	2.04
RC-428 (1.20-2.20)	1.2	2.2	2.16	22.03%	9.76%	73.91%	16.33%	1.68	20.09
RC-429 (0.00-1.20)	0	1.2	1.83	23.45%	4.63%	61.38%	33.99%	1.40	6.66
RC-429 (1.20-2.37)	1.2	2.37	1.46	36.00%	1.34%	78.69%	19.96%	0.93	13.39
RC-430 (0.00-1.20)	0	1.2
RC-430 (1.20-2.40)	1.2	2.4	1.73	22.68%	7.19%	52.37%	40.44%	1.34	4.51
RC-431 (0.00-1.20)	0	1.2
RC-400 (0.00-1.00)	0	1	1.70	23.92%	15.69%	47.75%	36.55%	1.29	4.54
RC-400 (1.00-2.00)	1	2
RC-400 (2.00-2.58)	2	2.58
RC-401 (0.00-1.00)	0	1
RC-401 (1.00-1.64)	1	1.64	1.64	34.07%	7.87%	23.58%	68.54%	1.08	6.14
RC-398 (0.00-1.20)	0	1.2
RC-398 (1.20-2.40)	1.2	2.4	1.92	29.64%	20.91%	43.68%	35.41%	1.35	6.40
RC-398 (2.40-3.60)	2.4	3.6	1.55	32.81%	1.50%	45.58%	52.92%	1.04	13.38
RC-398 (3.60-4.60)	3.6	4.6	2.03	24.52%	0.62%	72.60%	26.78%	1.53	20.83
RC-397 (0.00-1.00)	0	1	2.01	21.72%	4.88%	71.94%	23.18%	1.57	4.44
RC-397 (1.00-2.00)	1	2	2.03	22.96%	1.71%	79.98%	18.31%	1.56	21.99
RC-397 (2.00-2.84)	2	2.84	2.12	20.58%	0.32%	86.71%	12.97%	1.69	27.88
RC-394 (0.00-1.20)	0	1.2
RC-394 (1.20-2.40)	1.2	2.4	1.97	19.01%	9.83%	71.26%	18.91%	1.60	9.47

101	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

Hole	Top	Bottom	Wet Density	Moisture	Coarse	Feed	Fines	Dry Density	Ore % P2O5
RC-394 (2.40-3.60)	2.4	3.6	1.72	32.11%	4.23%	78.29%	17.47%	1.17	11.10
RC-394 (3.60-4.34)	3.6	4.34
RC-396 (0.00-1.20)	0	1.2
RC-396 (1.20-2.40)	1.2	2.4	1.81	19.66%	2.98%	63.62%	33.40%	1.45	9.33
RC-396 (2.40-3.60)	2.4	3.6	1.70	29.39%	13.97%	64.63%	21.39%	1.20	6.32
RC-396 (3.60-4.10)	3.6	4.1
RC-395 (0.00-1.20)	0	1.2
RC-395 (1.20-2.40)	1.2	2.4
RC-395 (2.40-3.60)	2.4	3.6	2.05	22.36%	6.46%	56.62%	36.92%	1.59	5.69
RC-395 (3.60-4.51)	3.6	4.51
RC-728 (0.00-1.00)	0	1	1.70	24.34%	12.22%	78.50%	9.28%	1.28	19.70
RC-728 (1.00-2.00)	1	2	1.85	26.11%	0.51%	87.71%	11.78%	1.36	23.62
RC-728 (2.00-3.00)	2	3	1.72	22.21%	2.29%	87.43%	10.28%	1.33	8.97
RC-728 (3.00-3.90)	3	3.9
RC-729 (0.00-1.00)	0	1	2.09	25.31%	10.48%	62.44%	27.08%	1.56	11.09
RC-729 (1.00-2.00)	1	2	1.99	23.82%	0.47%	73.05%	26.48%	1.52	18.38
RC-729 (2.00-3.00)	2	3	1.53	27.48%	0.26%	73.93%	25.81%	1.11	20.62
RC-729 (3.00-4.00)	3	4	1.64	25.64%	0.42%	84.03%	15.55%	1.22	23.87
RC-730 (0.00-1.00)	0	1	1.64	23.83%	14.85%	73.43%	11.71%	1.25	14.16
RC-730 (1.00-2.00)	1	2	2.09	17.56%	12.40%	75.32%	12.29%	1.72	4.34
RC-730 (2.00-3.00)	2	3
RC-730 (3.00-4.00)	3	4
RC-732 (0.00-1.00)	0	1	1.97	20.64%	9.92%	77.87%	12.22%	1.57	19.90
RC-732 (1.00-2.00)	1	2	1.79	22.25%	4.71%	87.16%	8.13%	1.39	21.99
RC-732 (2.00-3.00)	2	3
RC-732 (3.00-3.60)	3	3.6
RC-733 (0.00-1.00)	0	1	2.05	24.43%	9.92%	62.57%	27.51%	1.55	9.87
RC-733 (1.00-2.00)	1	2	1.64	24.07%	0.22%	64.83%	34.95%	1.25	14.65
RC-733 (2.00-2.50)	2	2.5	1.68	24.21%	0.23%	72.17%	27.60%	1.27	17.72
RC-734 (0.00-1.00)	0	1	1.66	25.75%	22.60%	56.26%	21.15%	1.23	7.61
RC-734 (1.00-2.00)	1	2	1.55	35.76%	0.62%	51.18%	48.20%	1.00	13.94
RC-734 (2.00-2.50)	2	2.5	1.68	29.86%	0.17%	46.04%	53.79%	1.18	12.26
RC-736 (0.00-1.00)	0	1	1.96	27.29%	9.16%	56.92%	33.92%	1.42	11.04
RC-737 (0.00-1.00)	0	1	1.77	29.23%	7.84%	54.35%	37.81%	1.25	10.88
RC-737 (1.00-2.00)	1	2	1.27	39.01%	0.34%	46.18%	53.48%	0.78	13.12
RC-737 (2.00-3.00)	2	3	1.16	43.33%	0.20%	48.22%	51.58%	0.66	14.40
RC-738 (0.00-1.00)	0	1
RC-738 (1.00-2.00)	1	2
RC-738 (2.00-3.00)	2	3
RC-738 (3.00-4.00)	3	4
RC-739 (0.00-1.00)	0	1	1.92	23.18%	9.94%	49.66%	40.40%	1.47	11.45
RC-739 (1.00-2.00)	1	2	1.88	26.88%	0.60%	67.60%	31.79%	1.38	14.36
RC-739 (2.00-3.00)	2	3	1.72	25.40%	0.09%	56.45%	43.47%	1.28	12.46

102	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

Hole	Top	Bottom	Wet Density	Moisture	Coarse	Feed	Fines	Dry Density	Ore % P2O5
RC-740 (0.00-1.00)	0	1	1.86	21.73%	18.22%	62.56%	19.21%	1.46	6.42
RC-740 (1.00-2.00)	1	2	1.99	29.43%	21.92%	50.74%	27.34%	1.41	7.82
RC-740 (2.00-3.00)	2	3	1.64	32.27%	0.97%	50.59%	48.44%	1.11	11.42
RC-740 (3.00-4.00)	3	4	1.81	29.13%	0.33%	61.40%	38.27%	1.28	12.94
RC-740 (4.00-5.00)	4	5	1.88	23.64%	0.30%	70.70%	29.00%	1.44	17.97
RC-741 (0.00-1.00)	0	1	1.92	24.67%	5.86%	80.70%	13.44%	1.45	20.24
RC-741 (1.00-2.00)	1	2	1.77	26.43%	0.89%	88.80%	10.31%	1.30	26.00
RC-741 (2.00-3.00)	2	3	1.96	33.16%	0.43%	80.59%	18.98%	1.31	25.10
RC-741 (3.00-3.70)	3	3.7	1.94	30.14%	2.11%	82.51%	15.38%	1.35	8.90
RC-742 (0.00-1.00)	0	1	1.86	21.80%	6.47%	77.40%	16.13%	1.46	19.14
RC-742 (1.00-2.00)	1	2	2.07	24.34%	1.32%	81.92%	16.76%	1.56	25.24
RC-742 (2.00-3.00)	2	3	1.97	27.00%	0.46%	63.76%	35.78%	1.44	20.42
RC-742 (3.00-3.70)	3	3.7	1.73	25.26%	0.35%	71.56%	28.09%	1.30	22.85
RC-743 (0.00-1.00)	0	1	1.96	21.70%	13.05%	50.78%	36.18%	1.53	8.92
RC-743 (1.00-2.00)	1	2	1.81	29.09%	0.65%	63.52%	35.82%	1.28	18.53
RC-743 (2.00-3.00)	2	3	1.83	24.88%	0.17%	65.81%	34.02%	1.37	19.02
RC-743 (3.00-4.00)	3	4	1.96	23.05%	0.30%	85.77%	13.93%	1.51	24.77
RC-743 (4.00-5.00)	4	5	1.86	23.45%	0.32%	85.46%	14.22%	1.43	25.81
RC-743 (5.00-5.70)	5	5.7	1.90	24.55%	0.58%	69.22%	30.21%	1.43	21.78
RC-744 (0.00-1.00)	0	1	1.92	20.68%	34.24%	52.45%	13.31%	1.52	9.06
RC-745 (0.00-1.00)	0	1	2.12	25.39%	16.60%	63.84%	19.57%	1.58	11.13
RC-745 (1.00-2.00)	1	2	2.07	24.72%	0.28%	72.64%	27.08%	1.56	17.90
RC-745 (2.00-3.00)	2	3	1.88	28.19%	1.28%	68.02%	30.70%	1.35	20.38
RC-745 (3.00-4.00)	3	4	1.66	34.05%	0.19%	69.48%	30.32%	1.10	20.37
RC-745 (4.00-4.60)	4	4.6	2.07	26.65%	0.27%	82.38%	17.35%	1.52	23.98
RC-746 (0.00-1.00)	0	1	2.16	23.41%	13.57%	73.15%	13.27%	1.65	16.36
RC-746 (1.00-2.00)	1	2	1.97	26.68%	2.17%	85.03%	12.80%	1.45	25.24
RC-746 (2.00-3.00)	2	3	1.92	28.81%	0.22%	89.47%	10.32%	1.37	27.35
RC-746 (3.00-4.00)	3	4	1.64	41.27%	0.35%	72.29%	27.36%	0.96	22.97
RC-746 (4.00-4.50)	4	4.5	1.51	39.66%	0.15%	70.09%	29.76%	0.91	19.85
RC-747 (0.00-1.00)	0	1
RC-747 (1.00-2.00)	1	2
RC-747 (2.00-3.00)	2	3
RC-747 (3.00-4.00)	3	4
RC-747 (4.00-4.90)	4	4.9
RC-748 (0.00-1.00)	0	1
RC-749 (0.00-1.00)	0	1
RC-749 (1.00-2.00)	1	2
RC-749 (2.00-3.00)	2	3
RC-749 (3.00-3.90)	3	3.9
RC-750 (0.00-1.00)	0	1
RC-751 (0.00-1.00)	0	1	1.92	22.92%	10.73%	68.25%	21.02%	1.48	8.81
RC-751 (1.00-2.00)	1	2	1.86	20.12%	0.27%	90.00%	9.73%	1.49	26.05

103	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

Hole	Top	Bottom	Wet Density	Moisture	Coarse	Feed	Fines	Dry Density	Ore % P2O5
RC-751 (2.00-3.00)	2	3	2.03	19.50%	0.70%	86.99%	12.31%	1.63	24.10
RC-751 (3.00-4.00)	3	4	2.01	25.23%	0.44%	78.76%	20.80%	1.50	21.28
RC-751 (4.00-5.00)	4	5	2.07	21.74%	0.45%	89.28%	10.26%	1.62	27.62
RC-753 (0.00-0.70)	0	0.7	1.97	18.19%	10.42%	77.03%	12.55%	1.62	12.72
RC-754 (0.00-1.00)	0	1
RC-755 (0.00-1.00)	0	1
RC-757 (0.00-0.50)	0	0.5
RC-758 (0.00-1.00)	0	1
RC-758 (1.00-1.70)	1	1.7
RC-759 (0.00-1.00)	0	1
RC-759 (1.00-2.00)	1	2	1.79	47.06%	3.72%	74.34%	21.95%	0.95	11.08
RC-759 (2.00-3.00)	2	3
RC-759 (3.00-4.00)	3	4
RC-761 (0.00-1.00)	0	1
RC-761 (1.00-2.00)	1	2
RC-761 (2.00-3.00)	2	3
RC-761 (3.00-3.60)	3	3.6
RC-763 (0.00-1.00)	0	1
RC-763 (1.00-2.00)	1	2
RC-763 (2.00-3.00)	2	3
RC-764 (0.00-1.00)	0	1
RC-764 (1.00-2.00)	1	2	1.88	23.51%	8.86%	66.52%	24.62%	1.44	17.08
RC-764 (2.00-3.00)	2	3	2.10	21.92%	0.71%	86.24%	13.05%	1.64	23.77
RC-764 (3.00-4.00)	3	4	2.09	22.56%	0.27%	87.76%	11.97%	1.61	25.15
RC-764 (4.00-5.00)	4	5	1.88	30.74%	0.24%	74.83%	24.92%	1.30	21.44
RC-766 (0.00-1.00)	0	1
RC-766 (1.00-2.00)	1	2
RC-766 (2.00-2.70)	2	2.7
RC-767 (0.00-1.00)	0	1
RC-767 (1.00-2.00)	1	2
RC-767 (2.00-2.90)	2	2.9
RC-768 (0.00-1.00)	0	1
RC-768 (1.00-2.00)	1	2
RC-768 (2.00-3.00)	2	3
RC-769 (0.00-1.00)	0	1
RC-769 (1.00-2.00)	1	2
RC-769 (2.00-2.60)	2	2.6
RC-770 (0.00-1.00)	0	1
RC-770 (1.00-2.00)	1	2
RC-770 (2.00-3.00)	2	3	1.53	31.60%	0.15%	44.97%	54.88%	1.05	14.09
RC-771 (0.00-1.00)	0	1
RC-771 (1.00-2.00)	1	2	1.99	21.50%	6.10%	66.47%	27.44%	1.56	13.76
RC-771 (2.00-3.00)	2	3	1.92	26.65%	0.89%	86.43%	12.68%	1.41	13.09

104	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

Hole	Top	Bottom	Wet Density	Moisture	Coarse	Feed	Fines	Dry Density	Ore % P2O5
RC-771 (3.00-4.00)	3	4
RC-771 (4.00-5.00)	4	5
RC-772 (0.00-1.00)	0	1
RC-772 (1.00-2.00)	1	2
RC-772 (2.00-3.00)	2	3
RC-772 (3.00-4.00)	3	4
RC-772 (4.00-4.70)	4	4.7
RC-773 (0.00-1.00)	0	1	2.20	23.18%	6.78%	52.45%	40.78%	1.69	9.12
RC-773 (1.00-2.00)	1	2	2.05	23.09%	10.05%	75.08%	14.87%	1.58	18.07
RC-773 (2.00-3.00)	2	3	1.66	23.94%	0.77%	88.24%	10.99%	1.26	10.17
RC-773 (3.00-4.00)	3	4
RC-774 (0.00-1.00)	0	1	1.94	23.29%	10.21%	59.39%	30.40%	1.49	7.04
RC-775 (0.00-1.00)	0	1	1.75	24.63%	9.82%	54.02%	36.16%	1.32	8.03
RC-775 (1.00-2.00)	1	2	1.59	24.68%	0.84%	63.62%	35.54%	1.20	17.30
RC-775 (2.00-3.00)	2	3	1.99	21.92%	9.44%	69.85%	20.71%	1.56	22.20
RC-775 (3.00-3.60)	3	3.6	1.83	18.92%	9.82%	73.97%	16.21%	1.48	23.98
RC-776 (0.00-1.00)	0	1	2.05	26.57%	13.66%	70.30%	16.04%	1.50	15.61
RC-776 (1.00-2.00)	1	2	2.09	21.84%	8.03%	69.99%	21.98%	1.63	18.32
RC-776 (2.00-3.00)	2	3	1.90	23.02%	0.56%	87.42%	12.02%	1.46	24.48
RC-776 (3.00-3.80)	3	3.8	1.83	23.41%	0.79%	84.86%	14.34%	1.40	21.39
RC-780 (0.00-1.00)	0	1	1.75	28.76%	2.68%	50.11%	47.20%	1.25	9.60
RC-780 (1.00-2.00)	1	2	2.40	21.76%	14.45%	60.22%	25.33%	1.88	11.89
RC-780 (2.00-3.00)	2	3
RC-780 (3.00-3.60)	3	3.6
RC-781 (0.00-1.00)	0	1	2.25	25.33%	3.22%	53.99%	42.79%	1.68	9.60
RC-781 (1.00-2.00)	1	2	2.53	20.80%	11.23%	65.97%	22.80%	2.00	12.11
RC-781 (2.00-2.70)	2	2.7	1.99	18.60%	12.56%	71.30%	16.14%	1.62	10.34
RC-782 (0.00-1.00)	0	1	2.21	22.84%	8.54%	66.91%	24.55%	1.71	15.02
RC-782 (1.00-2.00)	1	2	2.05	19.76%	15.34%	67.21%	17.45%	1.64	17.29
RC-782 (2.00-3.00)	2	3	2.10	26.24%	2.46%	83.75%	13.79%	1.55	21.42
RC-783 (0.00-1.00)	0	1	2.34	26.94%	5.87%	55.92%	38.22%	1.71	7.56
RC-783 (1.00-2.00)	1	2	2.14	20.10%	15.26%	61.75%	22.99%	1.71	9.74
RC-783 (2.00-3.00)	2	3
RC-783 (3.00-3.50)	3	3.5
RC-784 (0.00-1.00)	0	1
RC-784 (1.00-2.00)	1	2
RC-784 (2.00-2.50)	2	2.5
RC-785 (0.00-1.00)	0	1
RC-785 (1.00-2.00)	1	2	1.99	19.04%	3.24%	71.12%	25.63%	1.61	8.21
RC-785 (2.00-3.00)	2	3
RC-785 (3.00-4.00)	3	4
RC-785 (4.00-5.00)	4	5
RC-216 (0.00-1.00)	0	1

105	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

Hole	Top	Bottom	Wet Density	Moisture	Coarse	Feed	Fines	Dry Density	Ore % P2O5
RC-216 (1.00-2.00)	1	2
RC-216 (2.00-2.77)	2	2.77
RC-239 (0.00-1.00)	0	1
RC-239 (1.00-2.00)	1	2	1.62	33.00%	2.27%	59.33%	38.41%	1.09	14.37
RC-239 (2.00-2.71)	2	2.71	1.64	31.11%	0.38%	51.89%	47.73%	1.13	12.24
RC-246 (0.00-1.00)	0	1
RC-246 (2.00-2.28)	2	2.28	1.62	14.91%	39.19%	50.76%	10.05%	1.38	15.96
RC-283 (0.00-1.00)	0	1
RC-283 (1.00-2.00)	1	2	1.46	31.16%	1.88%	43.44%	54.68%	1.00	12.12
RC-283 (2.00-3.04)	2	3.04	1.44	26.10%	0.16%	62.66%	37.18%	1.06	17.35
RC-286 (0.00-1.00)	0	1
RC-286 (1.00-2.00)	1	2	1.51	26.96%	11.17%	53.06%	35.78%	1.11	12.84
RC-286 (2.00-3.00)	2	3	1.86	20.32%	0.29%	80.67%	19.04%	1.49	21.39
RC-286 (3.00-4.16)	3	4.16	1.68	18.28%	0.55%	84.12%	15.33%	1.37	23.66
RC-287 (0.00-1.00)	0	1
RC-287 (1.00-2.00)	1	2	1.83	16.52%	8.93%	62.75%	28.32%	1.53	10.61
RC-287 (2.00-3.00)	2	3	1.96	24.28%	5.48%	80.10%	14.42%	1.48	22.40
RC-287 (3.00-4.19)	3	4.19	1.85	22.71%	0.84%	78.91%	20.25%	1.43	8.70
RC-288 (0.00-0.75)	0	0.75
RC-288 (0.75-1.75)	0.75	1.75
RC-288 (1.75-2.75)	1.75	2.75
RC-288 (2.75-3.75)	2.75	3.75
RC-288 (3.75-4.75)	3.75	4.75
RC-288 (4.75-5.07)	4.75	5.07
RC-290 (0.00-1.00)	0	1
RC-290 (1.00-2.00)	1	2
RC-290 (2.00-3.00)	2	3
RC-290 (3.00-3.80)	3	3.8
RC-291 (0.00-1.00)	0	1
RC-291 (1.00-2.00)	1	2
RC-291 (2.00-2.95)	2	2.95
RC-301 (0.00-1.00)	0	1
RC-301 (1.00-1.45)	1	1.45
RC-310 (0.00-1.00)	0	1	1.83	22.50%	26.46%	51.65%	21.89%	1.42	9.72
RC-310 (1.00-2.00)	1	2	1.57	23.52%	1.52%	61.95%	36.53%	1.20	11.64
RC-310 (2.00-3.00)	2	3	1.42	24.94%	0.19%	47.17%	52.65%	1.07	11.96
RC-310 (3.00-4.00)	3	4	1.46	27.52%	0.13%	51.82%	48.06%	1.06	13.41
RC-324 (0.00-1.00)	0	1
RC-324 (1.00-2.00)	1	2
RC-324 (2.00-3.00)	2	3	1.83	16.63%	4.83%	61.01%	34.15%	1.52	10.87
RC-324 (3.00-4.00)	3	4	1.85	21.24%	23.99%	52.74%	23.27%	1.45	11.74
RC-324 (4.00-5.00)	4	5
RC-324 (5.00-6.00)	5	6

106	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

Hole	Top	Bottom	Wet Density	Moisture	Coarse	Feed	Fines	Dry Density	Ore % P2O5
RC-325 (0.00-1.10)	0	1.1
RC-325 (1.10-2.24)	1.1	2.24
RC-325 (2.24-3.00)	2.24	3
RC-325 (3.00-4.00)	3	4
RC-325 (4.00-5.12)	4	5.12
RC-328 (0.00-1.00)	0	1
RC-328 (1.00-2.00)	1	2
RC-328 (2.00-3.00)	2	3
RC-328 (3.00-4.13)	3	4.13	1.64	31.44%	0.55%	50.38%	49.07%	1.13	14.61
RC-366 (0.00-1.20)	0	1.2	1.83	22.19%	4.92%	77.32%	17.75%	1.42	20.27
RC-366 (1.20-2.40)	1.2	2.4	1.97	21.93%	0.42%	85.45%	14.13%	1.54	22.50
RC-366 (2.40-3.55)	2.4	3.55	1.92	20.59%	0.44%	84.80%	14.75%	1.52	23.79
RC-371 (0.00-1.00)	0	1
RC-371 (1.00-2.00)	1	2
RC-371 (2.00-3.00)	2	3	1.40	34.19%	0.50%	47.11%	52.39%	0.92	9.17
RC-371 (3.00-3.76)	3	3.76	1.16	36.59%	0.33%	43.56%	56.11%	0.74	9.63
RC-373 (0.00-1.00)	0	1
RC-373 (1.20-2.40)	1.2	2.4	1.73	23.68%	0.78%	49.31%	49.92%	1.32	9.35
RC-373 (2.40-3.40)	2.4	3.4	1.77	24.70%	0.61%	54.11%	45.28%	1.33	13.70
RC-373 (3.40-4.33)	3.4	4.33	1.77	21.60%	0.26%	64.49%	35.25%	1.39	14.87
RC-378 (0.00-1.20)	0	1.2
RC-378 (1.20-2.00)	1.2	2	1.59	42.29%	1.91%	45.57%	52.52%	0.92	11.16
RC-414 (0.00-1.20)	0	1.2
RC-414 (1.20-2.40)	1.2	2.4	1.81	19.25%	3.16%	83.38%	13.46%	1.46	16.36
RC-414 (2.40-3.60)	2.4	3.6	1.99	20.30%	0.83%	84.94%	14.23%	1.59	23.18
RC-414 (3.60-4.44)	3.6	4.44	1.90	19.32%	0.44%	87.52%	12.04%	1.53	24.63
RC-415 (0.00-1.00)	0	1
RC-415 (1.00-2.00)	1	2
RC-415 (2.00-2.90)	2	2.9
RC-432 (0.00-1.20)	0	1.2
RC-432 (1.20-2.40)	1.2	2.4	1.94	23.24%	7.40%	75.66%	16.94%	1.49	18.36
RC-432 (2.40-3.60)	2.4	3.6	1.97	19.26%	0.23%	60.02%	39.75%	1.59	17.78
RC-432 (3.60-4.71)	3.6	4.71	1.92	20.21%	0.32%	70.98%	28.70%	1.53	20.33
RC-434 (0.00-1.00)	0	1
RC-434 (1.00-2.00)	1	2	1.35	30.84%	0.21%	29.13%	70.66%	0.93	9.03
RC-434 (2.00-2.83)	2	2.83	1.59	26.24%	0.22%	48.67%	51.11%	1.17	14.09
RC-435 (0.00-1.00)	0	1
RC-435 (1.00-2.00)	1	2
RC-435 (2.00-2.80)	2	2.8
RC-436 (0.00-1.20)	0	1.2
RC-436 (1.20-2.40)	1.2	2.4	1.97	21.19%	2.38%	86.72%	10.90%	1.56	24.37
RC-436 (2.40-3.60)	2.4	3.6	1.88	22.24%	1.55%	78.72%	19.73%	1.46	10.60
RC-437 (0.00-1.20)	0	1.2

107	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

Hole	Top	Bottom	Wet Density	Moisture	Coarse	Feed	Fines	Dry Density	Ore % P2O5
RC-437 (1.20-2.40)	1.2	2.4
RC-438 (0.00-1.10)	0	1.1
RC-438 (1.10-2.03)	1.1	2.03
RC-439 (0.00-1.20)	0	1.2
RC-439 (1.20-2.40)	1.2	2.4	1.92	21.48%	7.90%	76.82%	15.27%	1.51	22.51
RC-440 (0.00-1.00)	0	1
RC-440 (1.00-2.00)	1	2	1.64	29.40%	10.24%	62.60%	27.16%	1.16	19.42
RC-440 (2.00-3.02)	2	3.02	1.75	25.96%	0.18%	70.54%	29.28%	1.30	19.69
RC-441 (0.00-1.00)	0	1
RC-441 (1.00-2.00)	1	2
RC-441 (2.00-2.70)	2	2.7
RC-442 (1.00-2.02)	1	2.02
RC-443 (0.00-1.00)	0	1
RC-443 (1.00-2.00)	1	2
RC-443 (2.00-2.94)	2	2.94
RC-444 (0.00-1.00)	0	1
RC-444 (1.00-2.00)	1	2
RC-447 (0.00-1.20)	0	1.2	2.09	21.94%	7.62%	60.74%	31.64%	1.63	13.49
RC-447 (1.20-2.40)	1.2	2.4	2.09	22.50%	2.43%	79.72%	17.85%	1.62	22.27
RC-447 (2.40-3.60)	2.4	3.6	2.09	19.90%	0.50%	86.95%	12.54%	1.67	23.04
RC-448 (0.00-1.20)	0	1.2	1.90	23.36%	17.91%	57.49%	24.60%	1.46	10.01
RC-448 (1.20-2.40)	1.2	2.4	1.70	38.14%	7.58%	28.38%	64.04%	1.05	9.13
RC-448 (2.40-3.60)	2.4	3.6	1.46	36.91%	1.75%	39.33%	58.92%	0.92	12.42
RC-448 (3.60-4.33)	3.6	4.33	1.79	28.79%	0.57%	60.93%	38.50%	1.27	17.33
RC-449 (0.00-1.00)	0	1
RC-449 (1.00-2.00)	1	2
RC-449 (2.00-3.02)	2	3.02
RC-451 (0.00-1.20)	0	1.2	2.09	21.08%	15.36%	61.46%	23.18%	1.65	15.73
RC-451 (1.20-2.40)	1.2	2.4	1.94	22.70%	1.03%	87.16%	11.81%	1.50	18.32
RC-451 (2.40-3.40)	2.4	3.4
RC-451 (3.40-4.14)	3.4	4.14
RC-452 (0.00-1.20)	0	1.2	2.03	21.46%	13.30%	65.79%	20.91%	1.59	14.63
RC-452 (1.20-2.40)	1.2	2.4
RC-452 (2.40-3.60)	2.4	3.6
RC-452 (3.60-4.63)	3.6	4.63
RC-453 (0.00-1.20)	0	1.2	2.18	25.07%	6.67%	54.91%	38.42%	1.63	10.52
RC-453 (1.20-2.40)	1.2	2.4
RC-453 (2.40-3.56)	2.4	3.56
RC-604 (0.00-1.20)	0	1.2
RC-604 (1.20-2.40)	1.2	2.4
RC-604 (2.40-3.45)	2.4	3.45
RC-445 (0.00-1.00)	0	1
RC-445 (1.00-2.00)	1	2

108	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

Hole	Top	Bottom	Wet Density	Moisture	Coarse	Feed	Fines	Dry Density	Ore % P2O5
RC-445 (2.00-2.60)	2	2.6
RC-251 (0.00-1.00)	0.00	1.00	1.88	23.61%
RC-251 (1.00-2.00)	1.00	2.00	1.38	30.18%	3.81%	39.59%	56.60%	0.97	12.37
RC-251 (2.00-2.65)	2.00	2.65	1.62	28.92%	0.68%	60.09%	39.23%	1.15	18.00
RC-260 (0.00-1.00)	0.00	1.00	1.53	43.03%
RC-260 (1.00-2.00)	1.00	2.00	1.79	35.47%
RC-260 (2.00-3.00)	2.00	3.00	1.72	19.56%
RC-260 (3.00-4.00)	3.00	4.00	1.86	16.55%	6.94%	58.52%	34.54%	1.56	8.40
RC-260 (4.00-5.00)	4.00	5.00	1.68	20.64%	2.44%	68.98%	28.58%	1.33	21.71
RC-260 (5.00-5.44)	5.00	5.44	1.59	18.96%	0.52%	77.12%	22.35%	1.29	23.88
RC-262 (0.00-1.00)	0.00	1.00	1.88	23.57%
RC-262 (1.00-2.00)	1.00	2.00	1.72	17.55%	13.31%	61.64%	25.05%	1.42	14.44
RC-262 (2.00-2.63)	2.00	2.63	1.61	23.53%	0.63%	82.48%	16.88%	1.23	25.82
RC-292 (0.00-1.00)	0.00	1.00	1.31	38.61%
RC-292 (1.00-1.90)	1.00	1.90	1.59	44.26%
RC-292 (2.10-3.00)	2.10	3.00	1.73	38.26%
RC-292 (3.00-4.00)	3.00	4.00	1.86	22.04%
RC-292 (4.00-5.10)	4.00	5.10	1.68	19.68%
RC-295 (0.00-1.00)	0.00	1.00	1.85	24.88%
RC-295 (1.00-2.00)	1.00	2.00	1.48	30.00%
RC-295 (2.00-3.00)	2.00	3.00	1.31	32.44%
RC-295 (3.00-3.48)	3.00	3.48	1.33	30.96%
RC-344 (0.00-1.14)	0.00	1.14	1.61	34.76%
RC-344 (1.14-2.28)	1.14	2.28	1.96	20.88%
RC-344 (2.28-3.20)	2.28	3.20	2.07	19.40%	24.21%	54.13%	21.66%	1.67	17.18
RC-344 (3.40-4.40)	3.40	4.40	1.83	21.88%	0.47%	83.21%	16.32%	1.43	26.20
RC-344 (4.40-5.00)	4.40	5.00	1.70	34.52%	0.31%	79.38%	20.31%	1.11	25.39
RC-345 (0.00-1.00)	0.00	1.00	1.64	38.88%
RC-345 (1.00-2.00)	1.00	2.00	1.83	23.08%
RC-345 (2.00-3.00)	2.00	3.00	1.90	18.08%
RC-345 (3.00-4.00)	3.00	4.00	1.59	41.40%	16.42%	40.34%	43.24%	0.93	11.76
RC-345 (4.00-4.69)	4.00	4.69	1.13	57.72%	1.08%	38.00%	60.93%	0.48	12.68
RC-346 (0.00-1.00)	0.00	1.00	1.77	34.68%
RC-346 (1.00-2.00)	1.00	2.00	2.07	21.84%
RC-346 (2.00-3.00)	2.00	3.00	1.85	19.00%
RC-346 (3.00-4.00)	3.00	4.00	1.72	18.47%
RC-346 (4.00-4.90)	4.00	4.90	1.46	29.68%	10.06%	50.87%	39.07%	1.03	14.56
RC-347 (0.00-1.00)	0.00	1.00	1.62	37.44%
RC-347 (1.00-2.00)	1.00	2.00	1.66	22.44%
RC-347 (2.00-3.00)	2.00	3.00	1.79	20.11%
RC-347 (3.00-4.00)	3.00	4.00	1.75	20.88%
RC-347 (4.00-4.39)	4.00	4.39	1.81	22.17%
RC-348 (0.00-1.00)	0.00	1.00	1.70	26.75%

109	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

Hole	Top	Bottom	Wet Density	Moisture	Coarse	Feed	Fines	Dry Density	Ore % P2O5
RC-348 (1.00-2.00)	1.00	2.00	1.75	21.44%
RC-348 (2.00-3.00)	2.00	3.00	1.73	20.01%
RC-348 (3.00-4.20)	3.00	4.20	1.97	16.53%	5.32%	61.47%	33.21%	1.65	10.43
RC-353 (0.00-1.00)	0.00	1.00	1.70	36.49%
RC-353 (1.00-2.00)	1.00	2.00	1.99	18.72%
RC-353 (2.00-3.00)	2.00	3.00	1.44	33.40%
RC-353 (3.00-4.00)	3.00	4.00	1.55	32.36%
RC-353 (4.00-4.40)	4.00	4.40	1.57	27.70%
RC-355 (0.00-1.00)	0.00	1.00	1.75	41.29%
RC-355 (1.00-2.00)	1.00	2.00	1.48	40.25%
RC-355 (2.00-3.00)	2.00	3.00	1.81	19.86%
RC-355 (3.00-4.00)	3.00	4.00	1.77	22.81%	6.28%	50.17%	43.55%	1.37	11.06
RC-355 (4.00-5.00)	4.00	5.00	1.86	21.61%	1.23%	67.80%	30.97%	1.46	20.09
RC-355 (5.00-5.50)	5.00	5.50	1.81	20.68%	0.53%	77.23%	22.24%	1.43	24.12
RC-356 (0.00-1.00)	0.00	1.00	1.57	39.12%
RC-356 (1.00-1.73)	1.00	1.73	1.68	28.79%
RC-356 (1.73-2.80)	1.73	2.80	1.55	21.27%
RC-356 (2.80-3.60)	2.80	3.60	1.46	31.25%
RC-356 (3.60-4.60)	3.60	4.60	1.59	25.94%	2.25%	56.51%	41.24%	1.18	16.38
RC-356 (4.60-5.50)	4.60	5.50	1.62	21.97%	1.17%	68.18%	30.65%	1.27	19.50
RC-357 (0.00-1.00)	0.00	1.00	1.59	42.68%
RC-357 (1.00-2.00)	1.00	2.00	1.64	38.93%
RC-357 (2.00-3.00)	2.00	3.00	1.93	23.28%
RC-358 (0.00-1.00)	0.00	1.00	1.49	37.65%
RC-358 (1.00-2.00)	1.00	2.00	1.66	41.38%
RC-358 (2.00-3.00)	2.00	3.00	1.75	20.20%
RC-358 (3.00-4.00)	3.00	4.00	1.83	18.26%
RC-359 (0.00-1.00)	0.00	1.00	1.59	39.37%
RC-359 (1.00-2.00)	1.00	2.00	1.49	38.86%
RC-359 (2.00-3.00)	2.00	3.00	1.51	37.24%
RC-359 (3.00-4.00)	3.00	4.00	1.68	23.22%
RC-359 (4.00-5.00)	4.00	5.00	1.94	18.36%
RC-359 (5.00-5.71)	5.00	5.71	1.88	16.43%	11.98%	57.07%	30.94%	1.57	12.48
RC-360 (0.00-1.00)	1.00	2.00	1.73	36.88%
RC-360 (1.00-2.00)	1.00	2.00	1.73	36.88%
RC-360 (2.00-3.00)	2.00	3.00	1.64	22.12%
RC-360 (3.00-4.00)	3.00	4.00	1.81	20.84%
RC-360 (4.00-4.60)	4.00	4.60	1.79	19.77%
RC-361 (0.00-0.73)	0.00	0.73	1.40	40.52%
RC-361 (0.73-1.39)	0.73	1.39	1.70	45.28%
RC-361 (1.39-2.39)	1.39	2.39	2.01	28.39%
RC-361 (2.39-3.39)	2.39	3.39	1.77	19.76%
RC-361 (3.39-4.39)	3.39	4.39	1.83	19.36%

110	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

Hole	Top	Bottom	Wet Density	Moisture	Coarse	Feed	Fines	Dry Density	Ore % P2O5
RC-361 (4.39-5.39)	4.39	5.39	1.86	17.87%
RC-455 (0.00-1.20)	0.00	1.20	1.92	24.23%	10.48%	37.97%	51.55%	1.45	7.69
RC-455 (1.20-2.40)	1.20	2.40	1.29	27.59%	0.75%	56.92%	42.33%	0.94	16.05
RC-455 (2.40-3.60)	2.40	3.60	1.40	19.91%	0.29%	78.86%	20.85%	1.12	22.87
RC-455 (3.60-4.60)	3.60	4.60	1.68	18.47%	0.19%	85.30%	14.51%	1.37	24.33
RC-455 (4.60-5.23)	4.60	5.23	1.81	20.16%	0.24%	87.28%	12.47%	1.44	24.70
RC-456 (0.00-1.00)	0.00	1.00	1.29	31.25%	8.51%	38.05%	53.44%	0.89	7.83
RC-456 (1.00-2.00)	1.00	2.00	1.18	28.68%	0.95%	45.31%	53.74%	0.84	13.94
RC-456 (2.00-3.00)	2.00	3.00	1.79	24.48%	0.51%	73.61%	25.88%	1.35	21.03
RC-456 (3.00-4.00)	3.00	4.00	2.03	19.83%	0.26%	78.02%	21.72%	1.63	22.71
RC-456 (4.00-5.20)	4.00	5.20	1.92	17.16%	0.19%	85.14%	14.67%	1.59	24.44
RC-457 (0.00-1.00)	0.00	1.00	2.12	25.01%
RC-457 (1.00-2.00)	1.00	2.00	1.33	29.67%	2.46%	37.04%	60.50%	0.93	9.62
RC-457 (2.00-2.98)	2.00	2.98	1.44	31.34%	1.16%	27.64%	71.19%	0.99	9.65
RC-458 (0.00-1.00)	0.00	1.00	1.81	26.52%
RC-458 (1.00-1.94)	1.00	1.94	1.72	29.76%
RC-458 (1.94-3.00)	1.94	3.00	1.35	35.04%
RC-458 (3.00-4.00)	3.00	4.00	1.14	31.60%	1.16%	24.33%	74.50%	0.78	8.45
RC-458 (4.00-5.16)	4.00	5.16	1.33	32.40%	0.62%	42.31%	57.07%	0.90	13.98
RC-459 (0.00-1.04)	0.00	1.04	1.42	42.12%
RC-459 (1.04-2.20)	1.04	2.20	1.59	44.36%
RC-459 (2.20-3.40)	2.20	3.40	1.72	23.32%
RC-459 (3.40-4.61)	3.40	4.61	1.99	20.56%
RC-460 (0.00-1.13)	0.00	1.13	1.37	45.12%
RC-460 (1.13-2.00)	1.13	2.00	1.38	43.80%
RC-460 (2.00-3.00)	2.00	3.00	1.55	37.02%
RC-460 (3.00-4.00)	3.00	4.00	1.72	24.19%
RC-460 (4.00-5.02)	4.00	5.02	1.64	21.32%
RC-461 (0.00-1.00)	0.00	1.00	1.51	39.53%
RC-461 (1.00-2.07)	1.00	2.07	1.48	41.22%
RC-461 (2.07-3.00)	2.07	3.00	1.73	25.53%
RC-461 (3.00-4.00)	3.00	4.00	1.64	21.35%
RC-461 (4.00-5.00)	4.00	5.00	1.66	21.23%
RC-462 (1.20-2.40)	1.20	2.40	1.70	35.64%
RC-462 (2.40-3.60)	2.40	3.60	1.70	20.56%
RC-462 (3.60-4.80)	3.60	4.80	1.72	19.26%
RC-463 (1.00-2.20)	1.00	2.20	1.55	43.39%
RC-463 (2.20-3.40)	2.20	3.40	1.68	28.27%
RC-463 (3.40-4.63)	3.40	4.63	1.64	20.65%
RC-464 (0.00-1.00)	0.00	1.00	1.77	40.95%
RC-464 (1.00-2.23)	1.00	2.23	1.49	41.36%
RC-464 (2.23-3.00)	2.23	3.00	1.75	25.00%
RC-464 (3.00-4.00)	3.00	4.00	1.62	19.56%

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Hole	Top	Bottom	Wet Density	Moisture	Coarse	Feed	Fines	Dry Density	Ore % P2O5
RC-464 (4.00-4.77)	4.00	4.77	1.51	20.14%
RC-590 (0.00-0.75)	0.00	0.75	1.62	37.95%
RC-590 (0.75-1.95)	0.75	1.95	1.70	17.52%
RC-590 (1.95-2.95)	1.95	2.95	1.62	17.92%
RC-590 (2.95-3.95)	2.95	3.95	1.51	25.71%	12.37%	69.01%	18.62%	1.12	9.52
RC-590 (3.95-4.90)	3.95	4.90	1.59	18.92%
RC-591 (0.00-1.20)	0.00	1.20	1.62	27.24%
RC-591 (1.20-2.40)	1.20	2.40	1.79	19.50%	17.45%	47.34%	35.21%	1.44	9.18
RC-591 (2.40-3.60)	2.40	3.60	1.48	38.16%	3.18%	56.96%	39.86%	0.91	17.34
RC-591 (3.60-4.75)	3.60	4.75	1.73	21.36%
RC-593 (0.00-1.20)	0.00	1.20	2.18	21.92%
RC-593 (1.20-2.40)	1.20	2.40	1.46	29.42%	3.89%	28.49%	67.63%	1.03	8.99
RC-593 (2.40-3.60)	2.40	3.60	1.31	28.55%	0.89%	40.52%	58.59%	0.94	12.69
RC-593 (3.60-4.65)	3.60	4.65	1.68	22.75%	0.37%	70.29%	29.33%	1.30	20.46
RC-594 (0.00-1.20)	0.00	1.20	1.79	24.90%
RC-594 (1.20-2.40)	1.20	2.40	1.40	32.80%	4.35%	26.69%	68.97%	0.94	7.05
RC-594 (2.40-3.60)	2.40	3.60	1.46	33.01%	0.96%	30.95%	68.09%	0.98	9.52
RC-594 (3.60-4.63)	3.60	4.63	1.46	31.11%	1.00%	45.23%	53.77%	1.00	14.07
RC-595 (0.00-1.20)	0.00	1.20	1.92	18.35%
RC-595 (1.20-2.40)	1.20	2.40	1.55	33.41%
RC-595 (2.40-3.61)	2.40	3.61	1.46	31.67%	0.96%	38.91%	60.13%	1.00	8.71
RC-596 (0.00-1.20)	0.00	1.20	1.85	19.67%	12.44%	59.13%	28.43%	1.48	10.29
RC-596 (1.20-2.40)	1.20	2.40	1.85	19.95%	2.31%	79.08%	18.61%	1.48	21.73
RC-596 (2.40-3.60)	2.40	3.60	1.81	16.03%	0.34%	89.72%	9.94%	1.52	25.59
RC-596 (3.60-4.83)	3.60	4.83	1.77	19.02%	0.24%	88.15%	11.61%	1.43	24.99
RC-598 (0.00-1.20)	0.00	1.20	1.73	16.23%	20.62%	52.30%	27.08%	1.45	12.29
RC-598 (1.20-2.40)	1.20	2.40	1.70	18.97%	1.37%	84.10%	14.54%	1.38	23.91
RC-598 (2.40-3.60)	2.40	3.60	1.49	18.16%	0.23%	87.08%	12.69%	1.22	24.50
RC-598 (3.60-4.80)	3.60	4.80	1.57	20.16%	0.32%	85.40%	14.28%	1.25	25.38
RC-600 (0.00-1.20)	0.00	1.20	1.86	21.81%	3.70%	38.84%	57.45%	1.46	8.25
RC-600 (1.20-2.40)	1.20	2.40	1.72	22.13%	4.59%	75.47%	19.93%	1.34	22.83
RC-600 (2.40-3.45)	2.40	3.45	1.68	21.34%	0.57%	87.12%	12.31%	1.32	13.95
RC-601 (0.00-1.20)	0.00	1.20	1.68	22.51%
RC-601 (1.20-2.40)	1.20	2.40	1.85	18.88%
RC-601 (2.40-3.60)	2.40	3.60	1.73	17.59%
RC-601 (3.60-4.80)	3.60	4.80	1.70	24.87%
RC-603 (0.00-1.20)	0.00	1.20	1.64	22.48%
RC-603 (1.20-2.20)	1.20	2.20	1.75	15.66%	22.27%	63.92%	13.81%	1.48	9.27
RC-603 (2.20-3.10)	2.20	3.10	1.70	19.04%

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June 2014

30.0    APPENDIX F: LIST OF FIPR CHEMICAL ASSAYS FOR THE ORE CHARACTERISTICS SAMPLES

Due to the lengthy content of Appendix F, it will be published in a separate volume.

Due to the lengthy content of Appendix F, it will be published in a separate volume.

113	Mineral Resource Associates

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June 2014

31.0    APPENDIX G: LIST OF DUPLICATE, BLANK AND STANDARDS CHEMICAL ASSAYS FOR QUALITY CONTROL

31.1     DUPLICATE STATICTICS, ASSAYS AND CHARTS

	Original Assay						Duplicate Assay
	P2O5	Insol	MgO	Fe2O3	Al2O3	CaO	P2O5	Insol	MgO	Fe2O3	Al2O3	CaO
Average	19.96	26.21	0.85	0.67	0.73	32.63	19.98	26.71	0.85	0.67	0.72	32.69
Standard Deviation	9.40	25.34	0.38	0.46	0.40	12.61	9.41	25.34	0.38	0.46	0.39	12.61
Maximum	31.34	93.32	2.90	3.38	2.68	50.84	31.64	93.47	2.96	3.26	2.60	51.20
Minimum	0.42	0.17	0.10	0.16	0.17	1.11	0.44	0.27	0.10	0.17	0.18	1.12
Count	440	440	440	440	440	440	440	440	440	440	440	440
Correlation Coefficient	0.9993	0.9997	0.9976	0.9978	0.9917	0.9985

Lab Phase 2		P2O5	Insol	MgO	Fe2O3	Al2O3	CaO	P2O5	Insol	MgO	Fe2O3	Al2O3	CaO
RC-240 (0.00-1.00)	Head	10.77	36.74	0.80	0.63	0.75	29.98	10.64	36.22	0.85	0.68	0.82	29.77
RC-240 (1.00-2.00)	-65 +100	27.92	4.22	0.78	0.38	0.48	41.58	27.66	4.32	0.78	0.37	0.49	41.55
	-270	2.10	48.43	2.89	3.38	2.68	8.84	1.93	48.23	2.82	3.26	2.60	8.59
RC-240 (2.00-3.00)	Head	23.85	14.74	0.91	0.67	0.73	36.99	23.85	14.96	0.91	0.67	0.78	37.01
RC-240 (3.00-4.00)	Head	23.29	17.01	1.05	0.94	1.01	34.53	24.80	14.21	0.98	0.78	0.85	36.17
RC-240 (4.00-4.60)	Head	24.58	13.29	0.92	0.66	0.76	37.59	24.08	14.48	0.92	0.68	0.77	36.47
RC-242 (0.00-1.00)	Head	15.80	30.85	0.98	0.94	0.79	29.30	15.48	30.85	0.97	0.89	0.76	30.84
RC-242 (1.00-2.00)	Head	15.27	38.51	1.29	1.04	1.16	25.99	16.11	36.77	1.24	0.99	1.13	27.22
RC-242 (2.00-2.80)	Head	19.92	24.95	0.96	0.72	0.81	29.10	20.06	25.03	1.00	0.76	0.84	29.09
RC-307 (0.00-1.00)	+20	1.76	8.35	0.96	0.42	0.22	45.59	1.63	8.06	1.01	0.44	0.23	45.67
RC-307 (1.00-2.20)	-200 +270	0.82	91.44	0.53	0.34	0.45	2.21	0.85	91.27	0.54	0.35	0.46	2.28
RC-307 (2.20-3.00)	Head	13.01	40.70	1.32	1.04	1.07	21.62	13.65	39.50	1.31	1.03	1.06	22.29
RC-307 (3.00-3.81)	Head	14.14	33.45	1.98	1.12	1.16	26.12	14.56	32.90	1.96	1.11	1.14	26.80
RC-314 (0.00-1.10)	-100 +149	15.93	47.58	0.50	0.33	0.55	25.89	15.97	47.73	0.50	0.33	0.58	25.70
RC-314 (1.10-2.00)	Head	21.04	23.31	1.26	1.09	1.17	33.54	20.67	22.87	1.25	1.08	1.17	33.50
RC-314 (2.00-3.00)	Head	23.99	15.83	0.90	0.62	0.70	37.47	23.50	16.83	0.93	0.65	0.72	36.38
RC-314 (3.00-4.00)	-65 +100	27.60	8.00	0.71	0.29	0.47	41.06	27.00	7.93	0.71	0.29	0.48	41.14
RC-314 (4.00-5.20)	-100 +150	16.97	41.33	0.47	0.28	0.53	27.42	17.15	41.19	0.48	0.28	0.52	27.54

114	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

		P2O5	Insol	MgO	Fe2O3	Al2O3	CaO	P2O5	Insol	MgO	Fe2O3	Al2O3	CaO
RC-297 (0.00-1.00)	Head	9.17	43.66	0.97	1.24	0.96	25.89	8.41	43.93	1.05	1.33	1.14	25.58
RC-297 (1.00-1.94)	-28 +35 R	29.45	1.56	0.83	0.40	0.37	45.61	29.53	1.31	0.83	0.40	0.37	45.48
RC-297 (1.94-3.00)	-65 +100	27.51	8.45	0.80	0.57	0.62	41.85	26.63	8.56	0.79	0.55	0.57	41.35
RC-297 (3.00-4.00)	-100 +150	19.92	29.51	0.60	0.48	0.58	31.80	19.51	29.88	0.58	0.48	0.60	31.29
RC-297 (4.00-4.88)	Head	22.91	20.38	0.94	0.64	0.83	35.91	22.61	19.87	0.95	0.64	0.78	36.29
RC-333 (0.00-1.00)	Head	2.25	64.49	0.99	1.43	1.37	14.19	2.21	66.30	0.98	1.41	1.36	13.14
RC-333 (1.00-2.00)	Head	1.64	50.52	1.58	2.33	1.78	17.17	1.68	50.31	1.59	2.34	1.81	17.27
RC-333 (2.00-2.50)	Head	1.91	49.14	1.65	2.46	2.16	17.52	1.99	49.28	1.61	2.42	2.06	17.53
RC-333 (2.65-3.00)	-65 +100	11.07	12.42	0.61	1.56	0.52	41.41	11.48	12.41	0.63	1.57	0.54	41.74
RC-333 (3.00-4.00)	Head	4.99	45.10	1.62	2.17	2.03	20.21	4.91	45.39	1.61	2.14	1.93	20.17
RC-333 (4.00-4.32)	Head	8.21	43.19	1.65	2.08	2.06	21.46	8.52	42.25	1.66	2.08	2.05	22.02
RC-332 (0.00-1.00)	Head	4.94	50.42	1.06	1.55	1.33	22.15	5.15	50.99	1.05	1.54	1.29	21.95
RC-332 (1.00-2.00)	Head	4.73	46.54	1.59	2.17	2.13	20.82	5.09	45.91	1.56	2.12	2.04	21.15
RC-332 (2.00-3.00)	Head	7.36	41.44	1.78	2.15	2.09	21.78	6.80	42.02	1.84	2.34	2.31	21.62
RC-332 (3.00-4.00)	-48 +65	28.90	1.05	0.85	0.45	0.45	45.47	28.57	1.22	0.84	0.44	0.46	44.54
RC-332 (4.00-4.41)	Head	14.44	29.34	1.54	1.55	1.58	26.10	13.74	30.85	1.65	1.72	1.77	24.97
RC-331 (0.00-1.00)	Head	3.94	55.23	1.13	1.56	1.45	18.45	4.58	56.25	1.04	1.43	1.27	18.48
RC-331 (1.00-2.00)	Head	9.34	42.56	1.41	1.83	1.55	23.32	9.03	42.71	1.39	1.83	1.51	23.02
RC-331 (2.00-2.41)	Head	12.42	34.29	1.61	1.80	1.83	25.27	12.43	34.38	1.60	1.81	1.80	25.36
RC-331 (2.50-3.50)	Head	19.33	24.49	1.64	1.52	1.55	31.46	19.60	24.14	1.62	1.52	1.54	31.38
RC-331 (3.50-4.59)	Head	20.03	20.96	1.28	1.11	1.15	32.08	20.25	21.02	1.29	1.15	1.15	32.21
RC-330 (0.00-1.00)	Head	7.16	48.14	0.94	1.20	0.92	23.50	6.73	49.41	0.91	1.15	0.91	23.12
RC-330 (1.00-2.00)	Head	13.76	33.45	1.77	1.79	1.90	26.13	13.82	33.38	1.79	1.80	1.89	26.56
RC-330 (2.00-3.00)	Head	16.00	28.16	1.57	1.56	1.75	27.61	16.10	29.33	1.62	1.64	1.77	27.46
RC-330 (3.00-4.00)	Head	20.46	20.53	1.20	1.05	1.04	33.23	20.52	20.88	1.24	1.09	1.08	33.18
RC-330 (4.00-4.30)	Head	22.18	17.69	1.07	0.82	0.82	35.69	22.63	17.43	1.10	0.85	0.87	35.94
RC-329 (0.00-1.00)	Head	7.76	42.41	1.04	1.18	0.90	26.44	7.89	41.29	1.03	1.14	0.87	27.07
RC-329 (1.00-1.65)	Head	10.53	38.05	1.84	1.90	1.90	23.00	10.99	36.63	1.79	1.84	1.89	23.48
RC-329 (1.65-2.00)	Head	17.02	25.92	1.38	1.28	1.20	29.62	16.94	26.38	1.40	1.29	1.22	29.27
RC-329 (2.00-3.00)	Head	19.85	23.97	1.48	1.32	1.39	32.14	19.68	23.49	1.41	1.26	1.30	31.62
RC-329 (3.00-3.65)	Head	20.36	20.94	1.16	1.09	1.13	32.28	20.20	21.78	1.19	1.12	1.19	32.44

115	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

		P2O5	Insol	MgO	Fe2O3	Al2O3	CaO	P2O5	Insol	MgO	Fe2O3	Al2O3	CaO
RC-329 (3.65-4.00)	Head	22.62	14.69	1.01	0.80	0.81	36.51	22.69	14.18	1.00	0.79	0.78	36.94
RC-329 (4.00-5.00)	Head	25.08	13.57	1.00	0.66	0.80	38.41	24.56	14.46	0.99	0.66	0.77	38.01
RC-329 (5.00-6.00)	Head	23.64	16.04	0.91	0.53	0.73	36.64	23.41	16.30	0.90	0.51	0.67	36.53
RC-334 (0.00-1.00)	Head	13.66	35.10	1.02	1.17	0.86	28.98	13.76	35.02	1.00	1.17	0.87	28.75
RC-334 (1.00-2.00)	Head	22.16	13.49	0.95	0.67	0.67	39.12	23.07	13.58	0.96	0.68	0.70	39.10
RC-334 (2.00-3.00)	Head	23.12	18.94	0.94	0.59	0.79	35.97	22.98	17.39	0.90	0.55	0.70	35.80
RC-334 (3.00-4.00)	Head	22.93	18.73	0.93	0.51	0.68	35.50	23.22	17.03	0.94	0.51	0.69	36.02
RC-334 (4.00-4.70)	Head	10.14	60.77	0.52	0.41	0.44	16.79	10.29	60.39	0.54	0.42	0.46	16.94
RC-335 (0.00-1.00)	Head	17.42	20.72	0.94	0.86	0.64	35.51	17.33	21.23	0.94	0.87	0.63	35.54
RC-335 (1.00-2.00)	Head	22.97	14.79	0.91	0.55	0.69	37.16	22.32	15.35	0.89	0.55	0.68	36.23
RC-335 (2.00-3.00)	Head	19.16	29.60	0.90	0.54	0.63	30.01	19.72	28.69	0.94	0.56	0.66	30.76
RC-335 (3.00-4.00)	Head	4.56	80.90	0.34	0.38	0.38	6.99	4.30	81.76	0.33	0.38	0.37	6.65
RC-335 (4.00-5.00)	Head	0.48	89.47	0.64	0.72	0.55	1.98	0.45	89.50	0.64	0.72	0.55	2.00
RC-335 (5.00-5.75)	Head	0.42	89.76	0.68	0.76	0.60	1.11	0.44	89.97	0.66	0.75	0.58	1.12
RC-336 (0.00-1.00)	Head	12.33	40.25	1.04	1.19	1.08	27.22	12.96	39.45	1.04	1.18	1.06	27.45
RC-336 (1.00-2.00)	Head	7.23	52.94	0.70	0.67	0.56	20.77	6.94	52.26	0.81	0.79	0.65	20.94
RC-336 (2.00-3.00)	Head	1.43	85.57	0.87	0.69	0.59	3.24	1.47	85.75	0.85	0.67	0.56	3.27
RC-336 (3.00-4.00)	Head	0.84	89.54	0.52	0.79	0.69	1.22	0.78	89.97	0.50	0.77	0.66	1.12
RC-336 (4.00-4.51)	Head	4.12	82.22	0.34	0.43	0.42	6.23	3.87	83.37	0.30	0.37	0.36	5.92
RC-323 (0.00-1.17)	Head	21.88	18.35	1.10	0.76	0.77	35.57	22.26	17.50	1.09	0.75	0.77	36.02
RC-323 (1.17-2.19)	Head	24.56	11.83	0.94	0.60	0.73	37.99	24.90	11.52	0.94	0.60	0.71	38.41
RC-323 (2.19-2.52)	Head	26.18	7.51	0.89	0.52	0.67	40.23	25.61	7.80	0.87	0.51	0.66	39.33
RC-350 (0.00-1.00)	Head	3.80	67.24	1.10	1.72	1.81	11.28	4.11	67.04	1.06	1.66	1.72	11.56
RC-350 (1.00-2.00)	Head	16.77	27.76	1.12	0.99	0.88	31.44	17.41	27.70	1.14	0.99	0.91	32.49
RC-350 (2.00-3.00)	Head	23.78	11.91	1.03	0.77	0.77	36.99	24.76	11.61	1.02	0.73	0.79	38.44
RC-350 (3.00-4.00)	Head	25.55	11.15	1.04	0.73	0.80	39.10	25.14	11.55	1.03	0.72	0.77	38.45
RC-350 (4.00-5.00)	Head	25.94	7.48	0.94	0.58	0.75	38.94	26.21	7.46	0.96	0.59	0.75	39.32
RC-350 (5.00-5.35)	Head	26.90	7.30	1.00	0.63	0.82	40.23	26.79	7.32	1.01	0.65	0.84	39.93
RC-351 (0.00-1.00)	Head	3.61	64.99	1.16	1.81	1.90	11.95	3.83	65.40	1.14	1.76	1.81	12.08
RC-351 (1.00-2.00)	Head	7.39	49.89	1.17	1.28	1.01	23.29	7.30	49.57	1.16	1.23	1.01	21.68
RC-351 (2.00-3.00)	Head	19.38	20.61	1.73	1.28	1.29	32.34	18.98	21.03	1.71	1.27	1.28	30.17

116	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

		P2O5	Insol	MgO	Fe2O3	Al2O3	CaO	P2O5	Insol	MgO	Fe2O3	Al2O3	CaO
RC-351 (3.00-4.00)	Head	24.97	10.91	1.25	0.89	0.90	38.19	24.90	11.19	1.28	0.90	0.91	37.94
RC-351 (4.00-5.00)	Head	27.33	8.13	1.10	0.75	0.80	41.65	26.79	8.29	1.08	0.73	0.78	40.16
RC-351 (5.00-5.55)	Head	23.86	12.47	0.98	0.71	0.81	37.24	22.93	13.95	1.02	0.75	0.83	35.96
RC-352 (0.00-1.00)	Head	2.96	60.93	1.30	1.88	2.09	13.21	2.97	61.44	1.28	1.84	2.00	13.28
RC-352 (1.00-2.00)	Head	6.77	46.74	1.36	1.43	1.22	22.38	6.52	46.92	1.30	1.37	1.16	21.72
RC-352 (2.00-3.00)	Head	12.78	30.58	2.90	1.62	1.55	27.24	12.52	31.06	2.96	1.64	1.52	26.95
RC-352 (3.00-4.00)	Head	21.12	18.26	2.20	1.27	1.31	34.19	21.08	17.77	2.13	1.26	1.30	34.25
RC-352 (4.00-5.00)	Head	24.66	11.78	1.45	0.89	0.92	37.88	24.19	11.97	1.44	0.89	0.92	38.01
RC-352 (5.00-5.59)	Head	26.37	9.84	1.20	0.73	0.80	39.98	26.86	9.38	1.20	0.72	0.78	40.56
RC-362 (0.00-.037)	Head	4.40	57.00	1.45	1.88	2.15	14.51	4.32	57.23	1.46	1.92	2.20	14.53
RC-362 (0.37-1.00)	Head	5.25	58.55	1.26	1.70	1.71	15.95	5.53	57.95	1.23	1.69	1.64	16.36
RC-362 (1.00-1.88)	Head	11.83	36.31	0.98	1.02	0.75	29.01	11.85	35.62	0.96	1.00	0.73	29.69
RC-362 (1.88-2.35)	Head	23.59	16.37	1.16	0.88	0.86	37.49	23.22	17.39	1.15	0.87	0.85	37.24
RC-362 (2.35-3.35)	Head	22.85	17.03	1.09	0.78	0.87	36.55	22.60	16.12	1.09	0.73	0.86	34.95
RC-362 (3.35-4.27)	Head	24.84	10.03	1.13	0.63	0.96	35.95	25.17	9.34	1.07	0.61	0.86	37.48
RC-362 (4.27-5.16)	Head	26.09	8.13	1.12	0.67	0.86	39.35	26.84	7.81	1.13	0.60	0.86	39.92
RC-363 (0.00-0.80)	Head	4.76	59.36	1.08	1.63	1.58	14.90	4.70	59.10	1.07	1.65	1.55	15.31
RC-363 (0.80-1.54)	Head	6.32	43.02	0.84	1.09	0.80	24.82	5.85	45.07	0.93	1.21	0.96	22.92
RC-363 (1.54-1.94)	Head	12.90	33.61	1.84	1.38	1.31	24.96	13.19	32.15	1.72	1.33	1.24	25.95
RC-363 (1.94-2.73)	Head	15.77	26.98	1.80	1.39	1.31	28.09	16.74	27.33	1.80	1.32	1.31	29.28
RC-363 (2.73-3.28)	Head	19.06	22.62	1.81	1.29	1.36	31.16	19.16	21.51	1.72	1.26	1.27	31.78
RC-363 (3.28-3.85)	Head	21.35	18.46	1.68	1.11	1.10	34.73	21.46	18.28	1.74	1.12	1.13	35.36
RC-363 (3.85-4.64)	Head	25.15	10.88	1.30	0.84	0.85	40.67	25.18	10.81	1.30	0.84	0.85	40.79
RC-363 (4.64-5.56)	Head	24.79	13.08	1.10	0.72	0.80	37.57	25.02	12.43	1.08	0.70	0.77	37.86
RC-294 (0.00-1.00)	Head	1.25	62.96	1.70	2.28	2.39	10.75	1.23	62.79	1.71	2.28	2.40	10.58
RC-294 (1.00-2.00)	Head	4.84	65.05	1.19	1.75	1.86	12.45	4.86	65.17	1.22	1.77	1.88	12.40
RC-294 (2.00-3.00)	Head	21.83	18.48	1.13	0.83	0.80	36.83	22.42	17.62	1.14	0.82	0.81	37.41
RC-294 (3.00-4.00)	Head	25.38	12.56	1.06	0.77	0.84	39.44	25.00	11.61	0.98	0.78	0.76	40.92
RC-294 (4.00-4.80)	Head	27.73	5.83	0.73	0.48	0.46	43.99	27.86	4.81	0.73	0.48	0.46	43.86
RC-282 (0.00-1.00)	Head	0.81	83.98	0.53	0.82	0.77	5.75	0.82	83.87	0.53	0.82	0.76	5.85
RC-282 (1.00-2.00)	Head	1.85	84.77	0.49	0.82	0.69	5.99	1.89	84.80	0.50	0.82	0.70	6.10

117	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

		P2O5	Insol	MgO	Fe2O3	Al2O3	CaO	P2O5	Insol	MgO	Fe2O3	Al2O3	CaO
RC-282 (2.00-3.00)	Head	7.72	49.52	0.82	0.75	0.58	23.15	7.57	48.97	0.84	0.76	0.58	23.31
RC-282 (3.00-4.00)	Head	3.91	81.65	0.38	0.42	0.48	6.48	4.01	81.38	0.39	0.42	0.47	6.57
RC-284 (0.00-1.00)	Head	5.73	58.47	1.06	1.24	1.15	16.43	5.42	58.87	1.09	1.26	1.20	16.42
RC-280 (0.00-1.00)	Head	11.67	45.77	0.85	0.98	0.73	24.25	11.50	45.23	0.86	0.98	0.72	25.09
RC-280 (1.00-2.12)	Head	20.80	17.60	1.06	0.82	0.68	36.28	19.93	17.77	1.09	0.82	0.66	36.48
RC-281 (0.00-1.00)	Head	3.54	74.14	0.65	0.83	0.87	9.68	3.46	73.69	0.68	0.87	0.95	9.72
RC-281 (1.00-2.00)	Head	7.80	67.52	0.57	0.71	0.57	13.83	7.47	67.72	0.57	0.71	0.58	13.33
RC-281 (2.00-3.00)	Head	11.73	47.81	0.92	0.85	0.69	23.43	12.00	49.54	0.93	0.85	0.67	23.59
RC-281 (3.00-3.80)	Head	2.01	87.30	0.65	0.90	0.78	2.43	1.92	87.05	0.68	0.91	0.81	2.36
RC-285 (0.00-1.00)	Head	5.31	58.38	1.16	1.31	1.20	16.34	5.82	57.03	1.11	1.27	1.10	17.65
RC-285 (1.00-2.00)	Head	7.13	49.86	2.19	2.12	1.98	16.01	7.16	50.78	2.22	2.07	1.94	15.78
RC-285 (2.00-2.88)	Head	5.39	50.78	2.80	2.64	2.35	13.30	5.24	51.15	2.94	2.68	2.43	13.35
RC-339 (0.00-1.00)	Head	7.68	40.16	1.14	1.37	0.80	26.75	7.99	40.29	1.12	1.36	0.77	27.04
RC-339 (1.00-2.14)	Head	4.20	32.35	1.68	2.30	1.57	28.01	4.12	33.35	1.72	2.36	1.63	27.97
RC-338 (0.00-1.00)	Head	5.01	65.40	0.88	1.14	1.10	13.76	5.04	65.30	0.87	1.14	1.11	13.72
RC-338 (1.00-2.00)	Head	7.56	46.98	1.75	1.99	1.75	19.33	7.41	47.09	1.81	2.02	1.77	19.34
RC-338 (2.00-3.00)	Head	9.38	40.20	1.92	2.09	2.01	21.89	9.61	39.94	1.94	2.05	1.97	22.46
RC-338 (3.00-3.95)	Head	9.57	38.14	2.47	2.18	2.05	20.25	9.87	37.45	2.50	2.15	2.08	20.28
RC-337 (0.00-1.00)	Head	4.38	65.75	0.96	1.26	1.28	12.88	4.40	65.52	0.94	1.24	1.25	12.87
RC-337 (1.00-2.00)	Head	6.68	56.00	0.98	1.24	1.01	18.49	6.90	55.63	1.00	1.23	1.01	18.96
RC-337 (2.00-3.20)	Head	12.91	36.83	2.31	1.94	1.90	22.32	13.38	35.97	2.27	1.90	1.85	23.21
RC-337 (3.20-4.12)	Head	20.85	21.34	1.45	1.07	1.05	32.45	20.67	21.03	1.48	1.09	1.05	33.27
RC-343 (0.00-1.00)	Head	1.98	80.27	0.67	0.92	0.90	6.40	1.91	79.87	0.68	0.92	0.91	6.39
RC-308 (0.00-1.00)	Head	10.89	53.29	0.69	0.73	0.58	20.20	11.49	52.33	0.71	0.76	0.58	20.76
Lab Phase 3
RC-308 (1.00-1.60)	Head	6.23	59.96	0.45	0.36	0.30	17.32	6.53	58.57	0.50	0.42	0.35	18.71
RC-312 (0.00-0.76)	Head	10.77	37.42	1.83	0.42	0.42	27.82	10.04	39.15	1.95	0.45	0.44	26.71
RC-322 (0.00-1.00)	-65 +100	8.20	69.63	0.37	0.54	0.51	11.98	8.33	69.07	0.38	0.54	0.53	12.09
RC-322 (1.00-2.00)	-35 +48	28.67	3.86	0.86	0.53	0.55	43.36	28.77	4.04	0.82	0.53	0.51	43.42
RC-322 (2.00-3.00)	-65 +100	29.09	4.51	0.79	0.38	0.48	42.25	29.10	4.41	0.79	0.39	0.45	42.87
RC-322 (3.00-4.07)	-48 +65	27.81	9.40	0.68	0.23	0.51	40.69	27.86	9.20	0.68	0.23	0.50	41.06

118	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

		P2O5	Insol	MgO	Fe2O3	Al2O3	CaO	P2O5	Insol	MgO	Fe2O3	Al2O3	CaO
RC-364 (0.78-1.78)	-65 +100	15.59	42.20	0.78	0.95	0.70	24.06	15.12	43.38	0.77	0.92	0.62	23.52
RC-364 (1.78-2.78)	-48 +65	28.28	4.90	0.89	0.53	0.62	42.80	28.46	4.85	0.91	0.53	0.65	42.12
RC-364 (2.78-3.78)	-35 +48	30.71	0.76	0.86	0.37	0.41	45.55	30.87	0.70	0.85	0.37	0.41	44.71
RC-364 (3.78-4.14)	-35 +48	31.34	0.76	0.85	0.36	0.38	45.38	31.21	0.78	0.83	0.36	0.39	44.87
RC-364 (4.14-4.88)	-48 +65	30.30	1.73	0.82	0.43	0.45	45.20	30.57	1.75	0.83	0.43	0.43	45.02
RC-364 (4.88-5.86)	-48 +65	30.47	2.22	0.82	0.42	0.42	45.06	30.64	1.85	0.82	0.43	0.43	44.94
RC-208 (0.00-1.00)	-65 +150	1.61	93.10	0.10	0.17	0.21	1.75	1.60	93.37	0.10	0.17	0.20	1.72
RC-209 (0.00-1.00)	-48 +65	18.31	33.84	0.61	0.62	0.44	29.43	18.57	33.20	0.62	0.64	0.50	30.36
RC-209 (1.00-2.00)	-20 +36	15.87	7.17	1.01	0.41	0.28	43.65	15.30	7.47	1.07	0.42	0.29	42.84
RC-321 (0.00-1.00)	-65 +150	6.35	75.41	0.31	0.48	0.38	9.70	6.46	75.25	0.32	0.48	0.36	9.74
RC-321 (1.00-2.00)	-48 +65	25.30	13.76	0.80	0.57	0.67	37.57	24.78	15.03	0.78	0.56	0.69	36.96
RC-321 (2.00-3.00)	-35 +48	29.38	1.77	0.82	0.44	0.56	43.23	29.45	1.70	0.81	0.47	0.56	43.70
RC-321 (3.00-4.00)	-65 +150	23.74	18.40	0.79	0.60	0.93	35.22	23.65	18.54	0.81	0.59	0.93	35.63
RC-321 (4.00-4.66)	-65 +150	24.58	17.01	0.74	0.45	0.68	36.42	24.15	17.79	0.76	0.45	0.73	35.71
RC-383 (0.00-1.20)	-65 +150	17.15	40.68	0.70	0.54	0.72	25.18	17.46	39.43	0.69	0.55	0.67	25.98
RC-383 (1.20-2.40)	-48 +65	28.65	4.21	0.89	0.57	0.81	41.52	28.59	4.25	0.87	0.56	0.78	41.34
RC-384 (0.00-1.00)	+20	4.07	9.70	0.81	0.31	0.21	44.32	4.28	9.35	0.73	0.30	0.21	44.05
RC-384 (1.00-2.00)	-150 +200	4.63	78.52	0.57	0.52	0.79	7.29	4.59	78.42	0.55	0.51	0.75	7.19
RC-384 (2.00-2.58)	-65 +150	19.00	35.04	0.64	0.48	0.75	26.90	19.04	34.03	0.65	0.47	0.74	27.53
RC-379 (0.00-1.20)	-48 +65	26.30	13.47	0.78	0.40	0.72	39.02	26.20	12.90	0.77	0.40	0.71	39.05
RC-379 (1.20-2.40)	-48 +65	27.79	9.44	0.78	0.38	0.61	41.16	27.65	9.35	0.77	0.38	0.59	40.65
RC-379 (2.40-3.60)	-65 +150	25.36	16.21	0.73	0.41	0.69	36.55	25.34	16.18	0.73	0.42	0.72	36.58
RC-379 (3.60-4.80)	-48 +65	30.71	2.43	0.83	0.34	0.41	43.72	30.79	2.03	0.83	0.34	0.42	43.51
RC-379 (4.80-6.00)	-35 +48	30.71	1.74	0.80	0.26	0.36	45.23	30.68	1.84	0.80	0.27	0.37	45.62
RC-380 (0.00-1.20)	-48 +65	27.34	8.60	0.79	0.41	0.57	41.53	27.73	7.66	0.80	0.41	0.62	41.40
RC-380 (1.20-2.40)	-35 +48	29.09	4.73	0.82	0.37	0.54	44.01	29.48	4.45	0.82	0.36	0.56	43.47
RC-380 (2.40-3.50)	-65 +150	25.32	17.76	0.68	0.34	0.66	37.32	25.00	18.42	0.68	0.35	0.65	37.18
RC-380 (3.50-4.53)	-65 +150	27.34	11.49	0.72	0.34	0.64	40.28	27.13	12.13	0.73	0.34	0.64	40.45
RC-381 (0.00-1.20)	-48 +65	25.62	15.25	0.67	0.32	0.57	35.81	25.58	15.19	0.68	0.33	0.58	36.37
RC-381 (1.20-2.40)	-35 +48	30.78	2.08	0.75	0.24	0.30	44.01	31.00	1.82	0.73	0.24	0.27	43.92
RC-381 (2.40-3.60)	-48 +65	29.15	6.06	0.77	0.35	0.56	41.93	29.26	5.86	0.77	0.35	0.53	41.82

119	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

		P2O5	Insol	MgO	Fe2O3	Al2O3	CaO	P2O5	Insol	MgO	Fe2O3	Al2O3	CaO
RC-381 (3.60-4.30)	-48 +65	22.73	25.36	0.56	0.30	0.54	32.36	22.11	27.64	0.55	0.28	0.54	31.32
RC-423 (0.00-1.20)	-65 +150	4.79	81.27	0.25	0.42	0.50	6.74	4.94	81.01	0.26	0.42	0.49	6.92
RC-423 (1.20-2.20)	-48 +65	26.77	10.91	0.78	0.75	0.63	38.52	26.67	11.14	0.77	0.75	0.60	38.76
RC-418 (0.00-1.20)	-65 +150	8.59	68.45	0.34	0.51	0.51	12.13	9.36	66.32	0.36	0.53	0.52	13.04
RC-418 (1.20-2.40)	-65 +150	26.38	10.93	0.75	0.48	0.52	40.87	26.42	11.09	0.74	0.46	0.58	39.30
RC-418 (2.40-3.21)	-65 +150	28.23	6.24	0.74	0.37	0.47	42.04	28.21	6.43	0.76	0.37	0.52	42.14
RC-419 (0.00-1.10)	-48 +65	14.96	46.14	0.54	0.60	0.63	22.67	15.76	43.44	0.57	0.61	0.60	24.62
RC-419 (1.27-2.40)	-35 +48	30.26	0.55	0.82	0.26	0.30	46.54	30.34	0.64	0.80	0.25	0.29	45.95
RC-419 (2.40-3.60)	-35 +48	31.00	0.30	0.76	0.19	0.26	44.98	31.11	0.27	0.77	0.19	0.26	45.14
RC-419 (3.60-4.57)	-48 +65	30.47	1.00	0.80	0.25	0.32	47.79	30.89	1.02	0.75	0.24	0.32	44.86
RC-420 (0.00-1.20)	-65 +150	5.99	76.62	0.28	0.40	0.43	8.79	5.88	76.87	0.28	0.39	0.44	8.58
RC-420 (1.20-2.40)	-35 +48	29.62	2.03	0.78	0.36	0.45	43.38	29.70	1.94	0.77	0.36	0.46	43.00
RC-420 (2.40-3.40)	-35 +48	29.61	2.93	0.77	0.31	0.47	42.89	29.57	3.18	0.77	0.31	0.47	43.41
RC-420 (3.40-3.97)	-20 +36	30.91	0.17	0.80	0.22	0.25	46.36	30.78	0.34	0.81	0.23	0.26	46.02
RC-421 (0.00-1.00)	+20	3.33	9.70	0.87	0.55	0.33	44.19	3.18	9.62	0.88	0.55	0.34	44.53
RC-421 (1.00-1.85)	-48 +65	26.40	8.99	0.80	0.52	0.80	39.02	26.57	8.66	0.81	0.53	0.81	39.28
RC-422 (0.00-1.00)	-65 +150	3.69	81.87	0.27	0.46	0.42	6.38	4.09	81.41	0.27	0.46	0.41	6.51
RC-422 (1.00-1.61)	-65 +150	17.48	34.06	0.75	0.64	0.73	27.19	17.63	33.73	0.74	0.64	0.70	27.56
RC-426 (0.00-1.20)	-48 +65	13.34	50.20	0.60	0.87	0.53	21.19	12.96	51.17	0.57	0.85	0.49	20.80
RC-426 (1.20-2.40)	+20	4.44	8.64	0.92	0.86	0.29	45.24	4.31	8.88	0.98	0.86	0.30	40.63
RC-426 (2.40-3.58)	-65 +150	17.14	38.28	0.87	0.69	0.82	25.71	16.78	38.75	0.88	0.69	0.81	25.87
RC-427 (0.00-1.00)	-65 +150	4.59	81.31	0.26	0.48	0.42	6.90	4.30	81.73	0.25	0.47	0.40	6.76
RC-427 (1.00-1.93)	-65 +150	10.82	58.34	0.56	0.61	0.75	15.68	10.74	59.06	0.56	0.60	0.75	15.52
RC-425 (1.00-2.00)	-65 +150	5.33	78.97	0.33	0.39	0.51	6.06	5.45	78.50	0.33	0.39	0.49	6.50
RC-425 (2.00-3.00)	-48 +65	28.15	3.35	0.81	0.47	0.58	41.61	28.24	3.70	0.80	0.47	0.58	41.38
RC-425 (3.00-3.90)	-48 +65	24.33	15.53	0.75	0.55	0.80	36.90	24.66	14.74	0.76	0.55	0.79	37.82
RC-424 (1.20-2.40)	-150 +200	1.83	91.24	0.32	0.38	0.46	2.18	1.82	91.25	0.34	0.39	0.49	2.21
RC-424 (2.40-3.60)	-35 +48	28.20	3.70	0.80	0.45	0.65	42.45	28.21	3.54	0.81	0.45	0.65	42.88
RC-428 (0.00-1.20)	-150 +200	1.62	93.32	0.20	0.37	0.49	1.49	1.47	93.47	0.20	0.37	0.50	1.48
RC-428 (1.20-2.20)	-48 +65	27.17	9.27	0.77	0.36	0.57	40.92	26.83	10.16	0.75	0.36	0.58	40.60
RC-429 (0.00-1.20)	-65 +150	6.70	74.26	0.35	0.43	0.49	10.16	6.88	73.60	0.34	0.43	0.48	10.40

120	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

		P2O5	Insol	MgO	Fe2O3	Al2O3	CaO	P2O5	Insol	MgO	Fe2O3	Al2O3	CaO
RC-429 (1.20-2.37)	-48 +65	21.74	27.79	0.55	0.30	0.56	32.25	21.54	28.04	0.55	0.30	0.52	32.78
RC-430 (1.20-2.40)	-65 +150	2.24	88.14	0.21	0.33	0.49	3.89	2.79	87.56	0.21	0.32	0.47	4.06
RC-400 (0.00-1.00)	+20	5.32	11.17	1.01	0.53	0.28	43.18	5.00	12.04	1.02	0.54	0.30	42.70
RC-401 (1.00-1.64)	-150 +200	6.33	73.40	0.46	0.56	0.64	9.92	6.66	73.15	0.46	0.55	0.61	10.13
RC-398 (1.20-2.40)	-150 +200	3.53	83.56	0.49	0.44	0.59	5.53	3.52	83.80	0.50	0.44	0.62	5.42
RC-398 (2.40-3.60)	-48 +65	28.86	2.85	0.83	0.56	0.55	44.57	28.68	3.45	0.83	0.55	0.56	44.34
RC-398 (3.60-4.60)	-35 +48	30.25	1.51	0.82	0.44	0.46	44.98	30.14	1.49	0.83	0.44	0.46	45.31
RC-397 (0.00-1.00)	-65 +150	4.68	82.09	0.25	0.44	0.36	6.78	4.70	82.07	0.25	0.45	0.39	6.71
RC-397 (1.00-2.00)	-35 +48	29.28	2.61	0.81	0.45	0.46	43.92	29.68	2.32	0.82	0.45	0.46	44.63
RC-397 (2.00-2.84)	-35 +48	30.54	0.83	0.83	0.35	0.36	46.10	30.33	0.85	0.83	0.35	0.36	45.70
RC-394 (1.20-2.40)	-48 +65	18.57	33.96	0.67	0.73	0.68	28.99	18.94	32.79	0.69	0.75	0.76	29.58
RC-394 (2.40-3.60)	-65 +150	9.55	67.34	0.28	0.22	0.35	13.45	9.36	67.32	0.28	0.21	0.32	13.62
RC-396 (1.20-2.40)	-48 +65	27.17	8.29	0.82	0.85	0.61	41.33	27.06	8.46	0.83	0.86	0.63	41.78
RC-396 (2.40-3.60)	-48 +65 R	15.12	47.48	0.44	0.45	0.60	22.18	15.11	47.96	0.45	0.46	0.63	22.89
RC-395 (2.40-3.60)	-65 +150	4.46	82.83	0.27	0.42	0.60	6.09	4.33	83.28	0.26	0.41	0.55	5.98
Lab Phase 4
RC-728 (0.00-1.00)	-35 +48	24.64	18.62	0.69	0.32	0.64	38.85	24.72	17.92	0.70	0.32	0.61	39.69
RC-728 (1.00-2.00)	-48 +65	27.52	11.23	0.78	0.34	0.55	44.38	27.86	11.54	0.78	0.34	0.55	44.02
RC-728 (2.00-3.00)	-65 +150	4.79	83.05	0.16	0.19	0.31	7.12	4.90	82.88	0.16	0.20	0.31	7.32
RC-729 (0.00-1.00)	-48 +65	21.82	26.64	0.75	0.44	0.75	35.48	22.45	24.53	0.77	0.45	0.80	36.31
RC-729 (1.00-2.00)	-48 +65	26.61	10.94	0.80	0.43	0.84	43.42	26.24	11.81	0.79	0.43	0.84	42.76
RC-729 (2.00-3.00)	-35 +48	30.15	1.16	0.82	0.33	0.48	49.51	30.52	1.20	0.83	0.33	0.48	49.78
RC-729 (3.00-4.00)	-48 +65	29.66	3.62	0.86	0.41	0.59	48.14	29.50	3.35	0.87	0.40	0.58	48.51
RC-730 (0.00-1.00)	+20	6.02	2.95	0.62	0.21	0.17	50.84	6.22	3.03	0.62	0.20	0.18	51.20
RC-730 (1.00-2.00)	-65 +150	2.25	91.25	0.12	0.16	0.22	3.34	2.03	91.72	0.13	0.17	0.21	3.19
RC-732 (0.00-1.00)	-48 +65	26.98	12.43	0.77	0.35	0.56	41.96	26.95	12.58	0.76	0.35	0.52	42.34
RC-732 (1.00-2.00)	-35 +48	28.82	6.74	0.74	0.25	0.45	43.50	28.61	6.73	0.74	0.25	0.45	43.46
RC-733 (0.00-1.00)	+20	4.09	7.63	0.58	0.23	0.20	48.21	4.07	7.68	0.58	0.24	0.20	48.17
RC-733 (1.00-2.00)	-48 +65	29.45	4.04	0.81	0.41	0.70	44.87	29.44	4.20	0.81	0.40	0.69	44.41
RC-733 (2.00-2.50)	-48 +65	28.77	5.81	0.79	0.39	0.68	44.46	28.99	5.61	0.80	0.39	0.67	44.76
RC-734 (0.00-1.00)	-48 +65	14.99	45.98	0.57	0.51	0.63	24.52	14.88	46.51	0.57	0.50	0.57	24.78

121	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

		P2O5	Insol	MgO	Fe2O3	Al2O3	CaO	P2O5	Insol	MgO	Fe2O3	Al2O3	CaO
RC-734 (1.00-2.00)	-65 +150	22.24	26.12	0.83	0.63	0.85	34.17	22.23	25.54	0.85	0.64	0.87	34.27
RC-734 (2.00-2.50)	-65 +150	21.59	26.70	0.77	0.58	0.86	33.35	21.50	26.52	0.78	0.57	0.80	33.76
RC-736 (0.00-1.00)	-65 +150	14.21	49.55	0.60	0.54	0.63	22.43	14.50	49.24	0.59	0.54	0.62	22.74
RC-737 (0.00-1.00)	-65 +150	15.73	43.95	0.60	0.54	0.65	24.59	16.23	43.66	0.63	0.55	0.69	25.28
RC-737 (1.00-2.00)	-65 +150	23.14	22.21	0.75	0.65	0.89	34.90	23.17	22.04	0.75	0.64	0.81	35.20
RC-737 (2.00-3.00)	-65 +150	24.57	18.85	0.77	0.60	0.84	37.30	23.89	19.33	0.77	0.60	0.82	37.03
RC-739 (0.00-1.00)	-65 +150	17.19	39.97	0.65	0.60	0.71	27.05	17.54	39.65	0.65	0.61	0.71	27.72
RC-739 (1.00-2.00)	-48 +65	24.92	16.18	0.79	0.66	0.87	37.81	25.00	16.13	0.80	0.66	0.83	38.33
RC-739 (2.00-3.00)	-65 +150	17.50	39.30	0.67	0.59	0.65	27.27	17.67	39.72	0.68	0.59	0.67	27.27
RC-740 (0.00-1.00)	-65 +150	6.29	76.50	0.27	0.39	0.29	10.21	6.46	76.27	0.27	0.39	0.29	10.43
RC-740 (1.00-2.00)	-65 +150	9.61	64.42	0.41	0.45	0.46	15.26	10.04	64.10	0.41	0.45	0.46	15.91
RC-740 (2.00-3.00)	-150 +200	4.18	82.05	0.52	0.39	0.56	6.77	4.28	81.82	0.49	0.38	0.56	6.79
RC-740 (3.00-4.00)	-48 +65	22.15	24.83	0.70	0.44	0.80	33.09	22.16	24.66	0.71	0.44	0.73	34.02
RC-740 (4.00-5.00)	-48 +65	28.92	5.67	0.75	0.38	0.66	42.62	28.32	6.27	0.75	0.38	0.65	42.46
RC-741 (0.00-1.00)	-35 +48	30.33	2.96	0.75	0.28	0.32	44.95	30.27	3.16	0.75	0.28	0.33	45.54
RC-741 (1.00-2.00)	-48 +65	28.43	10.01	0.70	0.32	0.57	41.52	28.32	9.43	0.69	0.31	0.54	41.48
RC-741 (2.00-3.00)	-65 +150	27.72	11.54	0.70	0.41	0.60	40.19	28.53	11.54	0.71	0.41	0.61	41.01
RC-741 (3.00-3.70)	-48 +65	13.89	53.44	0.34	0.23	0.38	20.11	13.70	53.90	0.33	0.23	0.40	19.60
RC-742 (0.00-1.00)	-65 +150	19.47	35.43	0.52	0.36	0.48	29.25	19.72	34.94	0.52	0.36	0.49	29.10
RC-742 (1.00-2.00)	-48 +65	29.45	4.17	0.72	0.31	0.37	44.29	30.07	4.05	0.71	0.31	0.38	44.18
RC-742 (2.00-3.00)	-35 +48	30.84	0.88	0.72	0.22	0.25	46.51	31.64	0.90	0.71	0.22	0.24	46.54
RC-742 (3.00-3.70)	-48 +65	29.74	4.90	0.73	0.29	0.48	42.82	30.22	4.76	0.73	0.29	0.45	43.01
RC-743 (0.00-1.00)	-48 +65	21.51	25.35	0.68	0.61	0.71	33.20	20.98	26.83	0.69	0.61	0.61	33.14
RC-743 (1.00-2.00)	-35 +48	29.29	5.05	0.77	0.37	0.54	42.55	29.28	5.02	0.78	0.38	0.55	42.44
RC-743 (2.00-3.00)	-35 +48	30.30	3.21	0.75	0.28	0.47	44.03	29.60	3.19	0.74	0.29	0.51	43.29
RC-743 (3.00-4.00)	-48 +65	29.21	5.73	0.72	0.31	0.45	43.24	29.87	5.60	0.76	0.31	0.44	44.26
RC-743 (4.00-5.00)	-35 +48	31.05	1.81	0.75	0.27	0.35	46.53	31.08	1.71	0.76	0.27	0.35	46.09
RC-743 (5.00-5.70)	-35 +48	30.67	2.97	0.73	0.29	0.39	46.04	30.47	2.98	0.72	0.29	0.44	45.22
RC-744 (0.00-1.00)	-65 +150	11.38	58.53	0.45	0.51	0.47	18.72	10.59	59.66	0.44	0.50	0.42	17.97
RC-745 (0.00-1.00)	-65 +150	12.95	54.03	0.53	0.46	0.57	20.03	12.53	55.34	0.52	0.46	0.55	19.58
RC-745 (1.00-2.00)	-150 +200	5.23	80.92	0.34	0.30	0.46	7.83	4.86	81.37	0.34	0.31	0.47	7.60

122	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

		P2O5	Insol	MgO	Fe2O3	Al2O3	CaO	P2O5	Insol	MgO	Fe2O3	Al2O3	CaO
RC-745 (2.00-3.00)	-48 +65	29.80	2.91	0.81	0.38	0.55	45.79	29.72	3.40	0.80	0.38	0.59	44.78
RC-745 (3.00-4.00)	-48 +65	28.95	5.83	0.78	0.38	0.70	42.17	28.54	6.00	0.78	0.39	0.64	42.65
RC-745 (4.00-4.60)	-65 +150	26.04	14.69	0.72	0.42	0.76	37.64	25.80	15.00	0.71	0.43	0.69	37.54
RC-746 (0.00-1.00)	-48 +65	26.23	13.40	0.71	0.38	0.60	38.46	26.27	13.75	0.68	0.38	0.55	38.11
RC-746 (1.00-2.00)	-65 +150	25.39	16.12	0.66	0.33	0.55	37.76	25.34	16.30	0.64	0.33	0.60	37.15
RC-746 (2.00-3.00)	-65 +150	28.34	8.35	0.68	0.33	0.52	40.58	28.34	8.64	0.69	0.34	0.51	40.41
RC-746 (3.00-4.00)	-65 +150	28.80	7.38	0.73	0.44	0.53	42.52	28.71	7.46	0.74	0.44	0.58	41.83
RC-746 (4.00-4.50)	-48 +65	27.47	11.25	0.68	0.33	0.61	40.48	27.27	12.18	0.69	0.33	0.53	41.57
RC-751 (0.00-1.00)	-65 +150	6.98	73.58	0.34	0.47	0.54	11.26	6.57	74.52	0.34	0.48	0.55	10.94
RC-751 (1.00-2.00)	-48 +65	28.71	4.11	0.78	0.35	0.47	44.93	28.67	4.05	0.78	0.35	0.51	44.19
RC-751 (2.00-3.00)	-35 +48	28.99	1.88	0.82	0.39	0.41	46.50	29.28	2.17	0.82	0.39	0.43	45.58
RC-751 (3.00-4.00)	-35 +48	28.94	4.03	0.83	0.43	0.64	43.54	29.38	4.05	0.84	0.43	0.65	44.71
RC-751 (4.00-5.00)	-35 +48	31.13	1.21	0.80	0.25	0.34	47.04	31.43	1.20	0.79	0.25	0.34	46.01
RC-753 (0.00-0.70)	-35 +48	27.55	7.13	0.87	0.95	0.59	42.77	28.03	7.01	0.88	0.95	0.61	42.48
RC-759 (1.00-2.00)	-48 +65	20.69	31.13	0.56	0.33	0.77	31.22	20.49	31.96	0.55	0.32	0.64	31.77
RC-764 (1.00-2.00)	-65 +150	19.49	33.93	0.66	0.59	0.73	29.45	19.11	34.81	0.65	0.58	0.74	29.10
RC-764 (2.00-3.00)	-35 +48	29.51	2.33	0.84	0.46	0.49	44.85	29.33	2.25	0.84	0.47	0.56	44.91
RC-764 (3.00-4.00)	-35 +48	30.07	1.51	0.81	0.26	0.43	45.89	30.10	1.53	0.81	0.26	0.34	46.60
RC-764 (4.00-5.00)	-65 +150	24.12	20.48	0.69	0.32	0.58	37.38	24.11	20.23	0.68	0.32	0.70	37.00
RC-770 (2.00-3.00)	-65 +150	24.58	14.42	0.84	0.68	0.92	38.56	24.61	14.06	0.84	0.67	0.76	39.70
RC-771 (1.00-2.00)	-48 +65	29.17	3.73	0.86	0.53	0.43	45.12	28.78	3.83	0.84	0.53	0.48	44.50
RC-771 (2.00-3.00)	-65 +150	9.12	68.36	0.26	0.21	0.35	13.46	8.81	69.50	0.26	0.22	0.39	12.96
RC-773 (0.00-1.00)	-48 +65	28.39	5.77	0.90	0.75	0.58	43.79	28.65	5.79	0.92	0.76	0.54	43.96
RC-773 (1.00-2.00)	-48 +65	25.68	16.17	0.77	0.44	0.74	38.56	26.17	16.19	0.76	0.42	0.66	39.28
Lab Phase 5
RC-773 (2.00-3.00)	-48 +65	16.43	44.56	0.44	0.24	0.57	24.32	17.02	43.44	0.46	0.24	0.63	25.32
RC-774 (0.00-1.00)	-65 +150	5.92	75.48	0.38	0.69	0.60	9.79	5.93	75.67	0.37	0.66	0.57	9.79
RC-775 (0.00-1.00)	-65 +150	8.27	66.98	0.48	0.74	0.66	13.48	8.33	66.83	0.47	0.73	0.63	13.42
RC-775 (1.00-2.00)	-48 +65	26.37	11.25	0.83	0.59	0.71	40.62	27.41	11.72	0.81	0.57	0.71	41.16
RC-775 (2.00-3.00)	-48 +65	27.48	6.83	0.71	0.51	0.64	39.50	27.55	6.74	0.72	0.50	0.62	39.73
RC-775 (3.00-3.60)	-48 +65	28.25	5.09	0.73	0.47	0.49	41.50	28.59	4.89	0.73	0.47	0.53	41.07

123	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

		P2O5	Insol	MgO	Fe2O3	Al2O3	CaO	P2O5	Insol	MgO	Fe2O3	Al2O3	CaO
RC-776 (0.00-1.00)	-65 +150	12.66	52.37	0.58	0.85	0.72	20.77	12.89	51.59	0.57	0.84	0.65	21.36
RC-776 (1.00-2.00)	-65 +150	20.14	30.21	0.69	0.67	0.91	31.66	20.48	30.08	0.68	0.67	0.86	32.31
RC-776 (2.00-3.00)	-35 +48	30.92	1.70	0.83	0.37	0.37	47.41	30.28	1.79	0.82	0.37	0.36	47.21
RC-776 (3.00-3.80)	-35 +48	30.89	2.02	0.79	0.24	0.34	47.22	30.68	2.03	0.78	0.23	0.31	46.85
RC-780 (0.00-1.00)	-48 +65	20.21	30.00	0.76	0.80	0.95	31.27	20.46	29.99	0.72	0.46	0.80	31.56
RC-780 (1.00-2.00)	-48 +65	28.01	6.96	0.88	0.68	0.64	43.31	27.97	7.09	0.86	0.67	0.49	43.89
RC-781 (0.00-1.00)	-65 +150	9.23	64.75	0.49	0.75	0.65	15.66	9.42	63.96	0.49	0.77	0.71	15.56
RC-781 (1.00-2.00)	-48 +65	21.47	26.12	0.77	0.74	0.91	33.55	21.81	25.82	0.78	0.74	0.93	34.24
RC-781 (2.00-2.70)	-48 +65	17.21	40.22	0.55	0.48	0.80	27.26	17.14	40.58	0.55	0.47	0.69	27.44
RC-782 (0.00-1.00)	-48 +65	24.11	17.93	0.82	0.75	0.84	37.76	24.15	18.53	0.82	0.75	0.71	38.72
RC-782 (1.00-2.00)	-65 +150	19.65	31.75	0.65	0.59	0.76	31.34	19.65	32.25	0.64	0.58	0.65	30.92
RC-782 (2.00-3.00)	-48 +65	26.75	11.80	0.71	0.31	0.69	41.21	27.02	11.69	0.72	0.30	0.65	41.29
RC-783 (0.00-1.00)	-65 +150	7.83	69.45	0.46	0.71	0.67	13.05	7.84	69.48	0.44	0.68	0.61	13.23
RC-783 (1.00-2.00)	-65 +150	8.72	68.18	0.42	0.61	0.60	14.00	8.71	68.32	0.42	0.62	0.58	14.09
RC-785 (1.00-2.00)	-48 +65	26.12	14.99	0.81	0.75	0.73	40.13	26.25	14.96	0.82	0.77	0.72	40.60
RC-239 (1.00-2.00)	-65 +150	20.04	33.07	0.73	0.64	0.80	30.73	20.73	32.89	0.75	0.66	0.87	31.37
RC-239 (2.00-2.71)	-48 +65	24.36	16.89	0.80	0.57	0.93	37.14	25.18	16.47	0.80	0.58	0.90	38.27
RC-246 (2.00-2.28)	-48 +65	28.59	4.08	0.81	0.83	0.55	44.60	28.54	4.24	0.83	0.86	0.58	44.93
RC-283 (1.00-2.00)	-65 +150	22.50	21.17	0.76	0.65	0.79	35.63	22.15	22.10	0.77	0.67	0.91	35.41
RC-283 (2.00-3.04)	-65 +150	23.37	18.65	0.73	0.65	0.76	37.91	23.13	19.39	0.74	0.66	0.73	36.83
RC-286 (1.00-2.00)	-48 +65	25.93	10.12	0.81	0.65	0.79	40.49	26.04	9.79	0.81	0.64	0.78	40.49
RC-286 (2.00-3.00)	-35 +48	30.16	1.05	0.82	0.47	0.38	46.51	30.40	1.12	0.82	0.48	0.39	46.59
RC-286 (3.00-4.16)	-48 +65	26.72	10.74	0.76	0.59	0.76	41.56	26.66	10.63	0.77	0.59	0.69	42.06
RC-287 (1.00-2.00)	-65 +150	7.39	74.71	0.35	0.55	0.50	11.10	6.88	73.71	0.35	0.57	0.57	10.88
RC-287 (2.00-3.00)	-48 +65	28.28	6.08	0.74	0.34	0.52	43.38	28.34	6.29	0.75	0.33	0.52	43.46
RC-287 (3.00-4.19)	-48 +65	13.33	53.98	0.52	0.22	0.47	20.41	13.56	53.32	0.54	0.22	0.42	21.41
RC-310 (0.00-1.00)	-48 +65	22.87	22.01	0.76	0.65	0.69	35.75	22.70	22.70	0.76	0.65	0.65	35.29
RC-310 (1.00-2.00)	-48 +65	19.18	34.11	0.76	0.59	0.69	30.00	19.09	34.65	0.75	0.61	0.79	29.11
RC-310 (2.00-3.00)	-65 +150	20.69	29.18	0.76	0.64	0.86	31.86	20.64	29.77	0.76	0.65	0.92	31.77
RC-310 (3.00-4.00)	-65 +150	20.91	29.84	0.68	0.60	0.77	32.22	21.47	29.59	0.71	0.62	0.77	34.29
RC-324 (2.00-3.00)	-35 +48	27.81	6.66	0.86	0.89	0.68	43.69	27.79	6.66	0.85	0.90	0.71	44.14

124	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

		P2O5	Insol	MgO	Fe2O3	Al2O3	CaO	P2O5	Insol	MgO	Fe2O3	Al2O3	CaO
RC-324 (3.00-4.00)	-65 +150	16.41	44.16	0.57	0.82	0.83	25.99	16.51	43.67	0.58	0.83	0.83	25.79
RC-328 (3.00-4.13)	-48 +65	28.84	2.90	0.84	0.52	0.64	43.27	28.87	2.94	0.83	0.51	0.61	42.99
RC-366 (0.00-1.20)	-48 +65	26.46	13.74	0.70	0.39	0.70	38.67	26.39	14.01	0.70	0.39	0.64	38.25
RC-366 (1.20-2.40)	-35 +48	28.56	9.01	0.70	0.30	0.49	40.81	28.48	8.97	0.71	0.30	0.55	40.94
RC-366 (2.40-3.55)	-35 +48	30.47	4.29	0.72	0.27	0.46	43.38	30.43	4.60	0.74	0.28	0.43	44.23
RC-371 (2.00-3.00)	-65 +150	15.00	47.05	0.58	0.49	0.77	23.15	14.81	47.72	0.58	0.50	0.79	22.75
RC-371 (3.00-3.76)	-65 +150	16.63	42.39	0.61	0.50	0.81	25.53	17.21	42.43	0.61	0.49	0.74	26.62
RC-373 (1.20-2.40)	-65 +150	14.44	48.45	0.85	0.60	0.74	22.23	14.18	48.77	0.85	0.60	0.74	22.02
RC-373 (2.40-3.40)	-48 +65	27.70	8.24	0.82	0.63	0.75	41.74	27.86	8.10	0.82	0.63	0.80	41.68
RC-373 (3.40-4.33)	-48 +65	28.08	6.99	0.82	0.61	0.87	41.54	27.85	7.30	0.84	0.61	0.87	41.83
RC-378 (1.20-2.00)	-48 +65	27.15	9.57	0.80	0.54	0.70	41.78	27.75	9.43	0.81	0.55	0.71	41.98
RC-414 (1.20-2.40)	-48 +65	23.12	21.84	0.68	0.50	0.90	35.67	22.55	23.87	0.65	0.50	0.72	34.65
RC-414 (2.40-3.60)	-35 +48	30.31	1.46	0.79	0.33	0.52	45.85	30.58	1.51	0.77	0.34	0.51	45.97
RC-414 (3.60-4.44)	-35 +48	29.18	3.19	0.77	0.32	0.53	44.00	28.98	3.34	0.80	0.33	0.64	44.22
RC-432 (1.20-2.40)	-35 +48	29.11	1.88	0.85	0.57	0.39	44.93	29.18	1.93	0.84	0.57	0.39	44.93
RC-432 (2.40-3.60)	-48 +65	28.55	5.39	0.79	0.50	0.58	43.27	28.06	5.44	0.80	0.50	0.51	44.15
RC-432 (3.60-4.71)	-48 +65	28.41	6.03	0.76	0.32	0.44	45.26	29.06	5.99	0.75	0.31	0.44	43.54
RC-434 (1.00-2.00)	-48 +65	28.94	2.01	0.85	0.58	0.59	44.29	28.55	2.00	0.85	0.57	0.57	44.93
RC-434 (2.00-2.83)	-48 +65	28.07	5.06	0.80	0.60	0.68	43.55	28.08	5.05	0.79	0.60	0.63	43.63
RC-436 (1.20-2.40)	-35 +48	29.77	3.35	0.79	0.27	0.40	44.66	29.89	3.37	0.78	0.28	0.40	44.43
RC-436 (2.40-3.60)	-65 +150	8.55	69.07	0.57	0.21	0.38	13.24	8.37	69.27	0.69	0.21	0.38	13.03
RC-439 (1.20-2.40)	-35 +48	28.90	5.14	0.81	0.42	0.51	44.31	28.71	5.36	0.80	0.41	0.58	42.91
RC-440 (1.00-2.00)	-35 +48	29.60	1.55	0.82	0.51	0.44	44.87	30.10	1.73	0.80	0.50	0.45	44.04
RC-440 (2.00-3.02)	-35 +48	29.99	1.79	0.81	0.50	0.40	44.41	30.03	1.81	0.81	0.49	0.41	43.60
RC-447 (0.00-1.20)	-35 +48	28.56	4.51	0.89	0.66	0.49	42.87	28.68	4.47	0.88	0.65	0.48	43.39
RC-447 (1.20-2.40)	-48 +65	27.26	9.80	0.79	0.51	0.70	40.60	27.78	9.79	0.79	0.50	0.57	41.73
RC-447 (2.40-3.60)	-35 +48	27.71	9.58	0.74	0.32	0.50	41.52	28.19	9.37	0.75	0.33	0.55	41.86
RC-448 (0.00-1.20)	-48 +65	20.39	23.25	0.88	1.15	0.63	34.79	20.43	23.37	0.91	1.19	0.64	34.90
RC-448 (1.20-2.40)	-150 +200	13.41	47.41	0.69	0.74	0.70	21.99	13.81	46.74	0.70	0.75	0.72	22.44
RC-448 (2.40-3.60)	-65 +150	22.57	19.87	0.85	0.76	0.81	35.68	22.70	19.16	0.87	0.78	0.92	36.18
RC-448 (3.60-4.33)	-35 +48	29.50	1.04	0.86	0.57	0.46	46.66	30.02	1.11	0.86	0.58	0.46	46.35

125	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

		P2O5	Insol	MgO	Fe2O3	Al2O3	CaO	P2O5	Insol	MgO	Fe2O3	Al2O3	CaO
RC-451 (0.00-1.20)	-35 +48	29.10	4.38	0.83	0.64	0.42	42.93	29.31	4.12	0.83	0.65	0.43	43.30
RC-451 (1.20-2.40)	-35 +48	29.80	5.50	0.76	0.28	0.41	45.21	29.26	5.40	0.76	0.29	0.43	44.60
RC-452 (0.00-1.20)	-35 +48	29.76	1.46	0.93	0.79	0.31	47.05	29.52	1.55	0.93	0.78	0.32	47.31
RC-453 (0.00-1.20)	-48 +65	24.71	18.82	0.77	0.93	0.65	37.13	23.91	19.05	0.78	0.93	0.68	36.60
Lab Phase 6
RC-516 (1.20-2.40)	-65 +150	11.09	56.48	1.14	0.59	0.67	18.85	10.87	56.48	1.07	0.59	0.70	18.13
RC-516 (2.40-3.40)	-48 +65	26.77	9.35	0.79	0.61	0.78	41.16	26.76	9.88	0.80	0.62	0.75	41.30
RC-516 (3.40-4.27)	-48 +65	25.07	15.42	0.73	0.60	0.93	38.11	24.64	16.17	0.70	0.58	0.81	37.03
RC-517 (0.00-1.20)	-48 +65	28.42	7.56	0.76	0.61	0.57	42.64	28.37	7.55	0.75	0.60	0.57	42.52
RC-517 (1.20-2.40)	-48 +65	22.26	24.15	0.60	0.30	0.73	34.75	22.31	24.39	0.60	0.31	0.60	35.06
RC-535 (0.00-1.20)	-65 +150	7.22	73.59	0.30	0.34	0.43	11.68	7.20	73.70	0.32	0.35	0.42	11.69
RC-535 (1.20-2.40)	-48 +65	22.83	21.80	0.66	0.42	0.86	35.25	21.90	22.11	0.63	0.42	0.76	34.38
RC-535 (2.40-3.40)	-48 +65	24.18	18.54	0.68	0.41	0.77	36.55	24.24	18.02	0.67	0.40	0.62	37.38
RC-535 (3.40-4.14)	-48 +65	24.32	17.22	0.67	0.39	0.77	37.42	24.36	17.51	0.69	0.39	0.62	37.99
RC-538 (1.20-2.40)	-65 +150	17.39	37.88	0.66	0.48	0.80	27.82	17.86	37.87	0.68	0.47	0.68	29.01
RC-538 (2.40-3.60)	-48 +65	26.19	11.89	0.73	0.40	0.84	40.81	26.16	11.92	0.73	0.39	0.78	40.88
RC-538 (4.80-5.41)	-35 +48	28.24	6.65	0.78	0.36	0.58	45.43	28.12	6.71	0.77	0.36	0.65	45.31
RC-540 (1.00-2.00)	-48 +65	26.82	4.19	0.78	0.56	0.63	41.57	26.80	4.18	0.80	0.58	0.66	42.24
RC-540 (2.00-3.00)	-48 +65	19.68	27.42	0.69	0.53	0.67	29.96	19.67	27.66	0.71	0.55	0.70	30.80
RC-542 (0.00-1.00)	-48 +65	25.25	10.30	0.75	0.50	0.56	37.88	25.21	10.43	0.75	0.50	0.55	37.97
RC-542 (1.00-1.94)	-48 +65	21.35	27.24	0.59	0.36	0.44	31.91	21.30	27.15	0.59	0.35	0.47	31.68
RC-543 (1.20-2.40)	-48 +65	24.98	14.99	0.71	0.49	0.71	37.94	24.37	14.64	0.72	0.49	0.66	37.86
RC-543 (2.40-3.24)	-35 +48	25.92	9.54	0.69	0.35	0.55	38.36	26.59	9.53	0.71	0.34	0.58	38.87
RC-545 (0.00-1.00)	-48 +65	13.93	46.80	0.50	0.46	0.52	22.88	13.33	46.80	0.50	0.47	0.52	21.85
RC-545 (1.00-2.00)	-65 +150	15.05	44.60	0.54	0.49	0.58	22.56	15.43	44.23	0.56	0.50	0.64	22.63
RC-545 (2.00-2.83)	-150 +200	5.28	80.92	0.37	0.42	0.56	7.83	5.29	80.65	0.38	0.42	0.60	7.88
RC-563 (0.00-1.20)	-48 +65	20.49	26.67	0.72	0.59	0.74	33.59	19.82	26.81	0.72	0.59	0.73	32.79
RC-563 (1.20-2.20)	-48 +65	23.33	18.96	0.77	0.60	0.89	36.17	22.86	19.34	0.75	0.58	0.85	35.32
RC-563 (2.20-3.19)	-48 +65	22.80	20.49	0.69	0.50	0.84	34.82	22.09	21.37	0.68	0.50	0.88	33.73

126	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

		P2O5	Insol	MgO	Fe2O3	Al2O3	CaO	P2O5	Insol	MgO	Fe2O3	Al2O3	CaO
Lab Phase 7
RC-251 (1.00-2.00)	-65+150	22.45	21.24	0.83	0.67	0.87	35.06	22.46	21.76	0.82	0.67	0.79	35.40
RC-251 (2.00-2.65)	-48+65	29.00	4.93	0.82	0.52	0.65	43.58	29.06	4.94	0.87	0.54	0.65	44.91
RC-260 (3.00-4.00)	-48+65	24.53	18.57	0.77	0.55	0.79	37.03	24.25	18.87	0.75	0.55	0.77	36.85
RC-260 (4.00-5.00)	-35+48	31.15	1.34	0.84	0.37	0.41	45.52	31.22	1.54	0.82	0.37	0.41	45.44
RC-260 (5.00-5.44)	-35+48	30.32	0.96	0.81	0.36	0.42	46.96	30.34	0.98	0.83	0.35	0.40	46.94
RC-262 (1.00-2.00)	-48+65	25.08	14.70	0.81	0.62	0.74	39.31	25.75	14.64	0.83	0.63	0.75	40.90
RC-262 (2.00-2.63)	-35+48	30.61	1.50	0.79	0.24	0.40	46.62	30.43	1.44	0.80	0.24	0.40	46.44
RC-344 (2.28-3.20)	-48+65 Rep	29.37	3.72	0.82	0.38	0.54	44.57	29.56	3.60	0.82	0.37	0.51	44.74
RC-344 (3.40-4.40)	-65+150	30.25	2.46	0.79	0.27	0.53	46.32	30.35	2.36	0.81	0.26	0.49	46.42
RC-344 (4.40-5.00)	-48+65	30.53	1.34	0.77	0.25	0.36	47.57	30.44	1.30	0.77	0.24	0.33	46.64
RC-345 (3.00-4.00)	-48+65 Rep	28.23	7.01	0.76	0.37	0.65	42.53	28.51	6.48	0.77	0.37	0.62	43.27
RC-345 (4.00-4.69)	-65+150	28.13	9.21	0.72	0.32	0.50	42.44	28.29	8.92	0.72	0.32	0.49	43.16
RC-346 (4.00-4.90)	-65+150	24.42	15.34	1.16	0.36	0.67	38.96	24.41	15.00	1.11	0.36	0.73	38.05
RC-348 (3.00-4.20)	-48+65	21.46	28.04	0.73	0.74	0.84	33.63	21.09	28.78	0.69	0.70	0.67	33.32
RC-355 (3.00-4.00)	-48+65	26.48	9.43	0.80	0.52	0.69	41.80	26.32	10.07	0.81	0.52	0.62	42.23
RC-355 (4.00-5.00)	-48+65	29.25	2.64	0.84	0.43	0.63	45.30	29.66	2.56	0.84	0.42	0.59	45.73
RC-355 (5.00-5.55)	-35+48	31.05	0.71	0.79	0.36	0.43	46.00	31.18	0.64	0.81	0.36	0.45	46.32
RC-356 (3.60-4.60)	-48+65	28.94	4.31	0.84	0.47	0.67	44.79	28.80	4.41	0.82	0.46	0.65	44.74
RC-356 (4.60-5.55)	-35+48	29.45	0.95	0.82	0.35	0.38	46.54	29.60	0.72	0.83	0.35	0.31	47.44
RC-359 (5.00-5.71)	-48+65	30.44	2.73	0.79	0.34	0.37	44.52	30.03	3.01	0.85	0.37	0.43	47.11
RC-455 (0.00-1.20)	-48+65	25.07	6.07	1.07	1.18	0.67	44.17	25.27	5.79	1.05	1.16	0.64	44.06
RC-455 (1.20-2.40)	-35+48	29.59	1.17	0.84	0.45	0.48	46.83	29.64	1.10	0.86	0.45	0.50	47.24
RC-455 (2.40-3.60)	-35+48	29.90	1.53	0.81	0.41	0.43	45.32	29.73	1.54	0.79	0.41	0.40	46.05
RC-455 (3.60-4.60)	-48+65	28.18	5.55	0.78	0.47	0.65	44.19	28.37	5.46	0.80	0.48	0.67	44.76
RC-455 (4.60-5.23)	-48+65	27.15	9.65	0.75	0.36	0.65	42.10	27.83	9.12	0.76	0.36	0.66	43.32
RC-456 (0.00-1.00)	-35+48	22.56	6.07	1.05	1.12	0.57	45.80	22.70	6.19	1.08	1.16	0.61	45.07
RC-456 (1.00-2.00)	-20+35	28.57	1.17	0.87	0.46	0.50	46.18	28.44	1.15	0.87	0.45	0.50	46.40
RC-456 (2.00-3.00)	-48+65	28.82	2.63	0.83	0.48	0.48	44.89	29.40	2.67	0.85	0.48	0.46	45.50
RC-456 (3.00-4.00)	-35+48	29.30	4.05	0.82	0.47	0.49	44.58	29.25	4.14	0.82	0.47	0.50	44.13

127	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

		P2O5	Insol	MgO	Fe2O3	Al2O3	CaO	P2O5	Insol	MgO	Fe2O3	Al2O3	CaO
RC-456 (4.00-5.20)	-48 +65	28.42	5.35	0.79	0.44	0.52	43.17	28.60	5.17	0.79	0.44	0.52	43.38
RC-457 (1.00-2.00)	-48 +65	27.52	2.09	0.90	0.62	0.56	44.84	27.53	2.18	0.90	0.62	0.55	45.01
RC-457 (2.00-2.98)	-35 +48	28.05	1.52	0.82	0.47	0.48	45.50	28.75	1.47	0.84	0.47	0.50	45.42
RC-458 (3.00-4.00)	-65 +150	23.00	16.48	0.85	0.71	0.74	37.20	23.08	16.38	0.85	0.71	0.81	36.82
RC-458 (4.00-5.16)	-48 +65	28.84	4.02	0.85	0.48	0.66	42.93	28.48	4.13	0.87	0.48	0.58	44.75
RC-590 (2.95-3.95)	-48 +65	13.14	54.50	0.42	0.38	0.58	19.70	12.20	54.90	0.40	0.38	0.50	18.59
RC-591 (1.20-2.40)	-65 +150	9.04	66.80	0.45	0.64	0.63	14.39	9.11	66.95	0.45	0.63	0.58	14.27
RC-591 (2.40-3.60)	-48 +65	29.10	5.94	0.73	0.32	0.51	41.90	29.06	6.02	0.72	0.32	0.49	42.06
RC-593 (1.20-2.40)	-65 +150	22.49	20.75	0.86	0.60	0.73	34.19	22.45	20.70	0.87	0.60	0.75	34.12
RC-593 (2.40-3.60)	-48 +65	29.08	1.39	0.83	0.42	0.46	45.33	28.97	1.24	0.84	0.43	0.47	46.35
RC-593 (3.60-4.65)	-35 +48	29.56	1.40	0.84	0.41	0.49	46.49	29.71	1.47	0.85	0.43	0.50	47.17
RC-594 (1.20-2.40)	-65 +150	17.56	33.76	0.74	0.83	0.74	31.77	17.63	33.23	0.73	0.84	0.75	32.11
RC-594 (2.40-3.60)	-65 +150	19.54	26.36	1.08	0.65	0.81	33.40	19.82	25.79	1.08	0.67	0.95	33.66
RC-594 (3.60-4.63)	-35 +48	28.90	2.29	0.85	0.42	0.64	45.29	28.88	2.57	0.85	0.42	0.63	45.61
RC-595 (2.40-3.61)	-48 +65	21.68	21.77	0.86	0.62	0.91	35.93	21.95	20.87	0.87	0.62	0.83	36.37
RC-596 (0.00-1.20)	-48 +65	20.00	29.20	0.82	0.93	0.83	32.71	19.81	29.65	0.81	0.92	0.73	32.49
RC-596 (1.20-2.40)	-35 +48	29.97	1.28	0.82	0.45	0.39	46.20	29.70	1.31	0.83	0.45	0.39	46.23
RC-596 (2.40-3.60)	-35 +48	30.30	2.23	0.81	0.36	0.48	46.25	30.00	2.58	0.80	0.36	0.47	45.54
RC-596 (3.60-4.83)	-35 +48	29.87	2.94	0.76	0.25	0.40	45.59	29.54	2.88	0.76	0.25	0.40	45.95
RC-598 (0.00-1.20)	-35 +48	27.98	1.67	0.97	0.83	0.44	47.30	27.89	1.63	0.96	0.83	0.43	46.76
RC-598 (1.20-2.40)	-48 +65	28.55	5.11	0.80	0.50	0.64	45.05	28.05	6.77	0.81	0.53	0.72	45.10
RC-598 (2.40-3.60)	-35 +48	29.35	3.55	0.77	0.29	0.43	45.22	29.70	2.74	0.77	0.29	0.40	45.95
RC-598 (3.60-4.80)	-35 +48	30.97	0.42	0.79	0.22	0.25	49.03	30.99	0.46	0.77	0.22	0.27	49.06
RC-600 (0.00-1.20)	-48 +65	25.29	14.33	0.83	0.76	0.71	39.27	25.88	12.61	0.85	0.76	0.72	40.50
RC-600 (1.20-2.40)	-48 +65	28.71	6.19	0.75	0.34	0.52	43.80	28.93	5.64	0.76	0.33	0.49	44.72
RC-600 (2.40-3.45)	-35 +48	29.92	2.07	0.76	0.23	0.30	47.33	30.17	2.04	0.74	0.23	0.31	46.64
RC-603 (1.20-2.20)	-48 +65	27.73	8.66	0.78	0.61	0.49	42.93	28.01	8.15	0.82	0.63	0.53	44.52

128	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

31.2     BLANK ASSAYS

A sample for blank assays was dispersed throughout the samples submitted for chemical analysis and analyzed for P2O5, Fe2O3, Al2O3, MgO and CaO. The following table reports the blank sample results for Laboratory Phases 3, 4, 5, 6 and7. The conclusion is that the blank samples provided appropriate Quality Assurance and Quality Control.

	P2O5	Insol	MgO	Fe2O2	Al2O2	CaO
Phase 3
RC-308 (0.00-1.00)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-308 (1.00-1.60)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-312 (0.00-0.76)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-322 (1.00-2.00)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-322 (3.00-4.07)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-364 (1.78-2.78)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-364 (3.78-4.14)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-364 (4.88-5.86)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-209 (0.00-1.00)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-209 (1.00-2.00)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-321 (1.00-2.00)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-321 (4.00-4.66)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-383 (1.20-2.40)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-384 (1.00-2.00)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-384 (2.00-2.58)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-379 (1.20-2.40)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-379 (3.60-4.80)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-380 (1.20-2.40)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-380 (3.50-4.53)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-381 (1.20-2.40)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-381 (3.60-4.30)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-423 (1.20-2.40)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-418 (0.00-1.20)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-418 (2.40-3.21)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-419 (1.27-2.40)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-420 (0.00-1.20)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-420 (2.40-3.40)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-421 (0.00-1.00)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-421 (1.00-1.85)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-422 (1.00-1.61)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-426 (2.40-3.58)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-427 (0.00-1.00)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-425 (1.00-2.00)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-425 (2.00-3.00)	<0.01		<0.01	<0.02	<0.03	<0.2

129	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

	P2O5	Insol	MgO	Fe2O2	Al2O2	CaO
RC-424 (1.20-2.40)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-428 (0.00-1.20)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-429 (0.00-1.20)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-430 (1.20-2.40)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-400 (0.00-1.00)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-401 (1.00-1.64)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-398 (3.60-4.60)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-397 (0.00-1.00)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-397 (2.00-2.84)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-394 (1.20-2.40)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-394 (2.40-3.60)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-396 (2.40-3.60)	<0.01		<0.01	<0.02	<0.03	<0.2
RC-395 (2.40-3.60)	<0.01		<0.01	<0.02	<0.03	<0.2
Phase 4
RC-728 (0.00-1.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-729 (0.00-1.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-729 (2.00-3.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-730 (1.00-2.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-732 (1.00-2.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-733 (0.00-1.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-733 (2.00-2.50)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-734 (1.00-2.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-736 (0.00-1.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-737 (0.00-1.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-737 (2.00-3.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-739 (1.00-2.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-740 (0.00-1.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-740 (2.00-3.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-740 (3.00-4.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-741 (0.00-1.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-741 (2.00-3.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-742 (0.00-1.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-742 (2.00-3.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-743 (0.00-1.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-743 (2.00-3.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-743 (4.00-5.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-744 (0.00-1.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-745 (1.00-2.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-745 (2.00-3.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-745 (3.00-4.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-746 (0.00-1.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-746 (2.00-3.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-746 (4.00-4.50)	<0.01		<0.01	<0.02	<0.03	<0.03

130	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

	P2O5	Insol	MgO	Fe2O2	Al2O2	CaO
RC-751 (2.00-3.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-751 (4.00-5.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-764 (1.00-2.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-764 (3.00-4.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-771 (1.00-2.00)	<0.01		<0.01	<0.02	<0.03	<0.03
RC-773 (1.00-2.00)	<0.01		<0.01	<0.02	<0.03	<0.03
Phase 5
RC-773 (2.00-3.00)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-775 (0.00-1.00)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-775 (2.00-3.00)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-776 (0.00-1.00)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-776 (2.00-3.00)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-780 (0.00-1.00)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-781 (0.00-1.00)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-781 (2.00-2.70)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-782 (1.00-2.00)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-783 (0.00-1.00)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-785 (1.00-2.00)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-239 (2.00-2.71)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-283 (1.00-2.00)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-286 (1.00-2.00)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-287 (2.00-3.00)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-310 (0.00-1.00)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-310 (2.00-3.00)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-324 (2.00-3.00)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-328 (3.00-4.13)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-366 (1.20-2.40)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-371 (2.00-3.00)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-371 (1.20-2.40)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-373 (3.40-4.33)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-414 (1.20-2.40)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-414 (3.60-4.44)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-432 (2.40-3.60)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-434 (1.00-2.00)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-436 (1.20-2.40)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-439 (1.20-2.40)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-440 (2.00-3.02)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-447 (1.20-2.40)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-448 (0.00-1.20)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-448 (2.40-3.60)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-451 (0.00-1.20)	<0.01		<0.01	<0.03	<0.04	<0.4
RC-451 (1.20-2.40)	<0.01		<0.01	<0.03	<0.04	<0.4

131	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

	P2O5	Insol	MgO	Fe2O2	Al2O2	CaO
Phase 6
RC-512 (2.40-3.60)	<0.01		<0.01	<0.02	<0.03	<0.15
RC-517 (1.20-2.40)	<0.01		<0.01	<0.02	<0.03	<0.15
RC-535 (0.00-1.20)	<0.01		<0.01	<0.02	<0.03	<0.15
RC-535 (2.40-3.60)	<0.01		<0.01	<0.02	<0.03	<0.15
RC-538 (1.20-2.40)	<0.01		<0.01	<0.02	<0.03	<0.15
RC-538 (4.80-5.41)	<0.01		<0.01	<0.02	<0.03	<0.15
RC-540 (2.00-3.00)	<0.01		<0.01	<0.02	<0.03	<0.15
RC-542 (1.00-1.94)	<0.01		<0.01	<0.02	<0.03	<0.15
RC-543 (2.40-3.24)	<0.01		<0.01	<0.02	<0.03	<0.15
RC-545 (1.00-2.00)	<0.01		<0.01	<0.02	<0.03	<0.15
RC-563 (0.00-1.20)	<0.01		<0.01	<0.02	<0.03	<0.15
RC-563 (2.20-3.19)	<0.01		<0.01	<0.02	<0.03	<0.15
Phase 7
RC-251 (1.00-2.00)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-262 (1.00-2.00)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-344 (3.40-4.40)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-345 (4.00-4.69)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-346 (4.00-4.90)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-355 (3.00-4.00)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-355 (3.00-4.00)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-356 (3.60-4.60)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-359 (5.00-5.71)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-455 (1.20-2.40)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-455 (3.60-4.60)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-456 (0.00-1.00)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-456 (2.00-3.00)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-456 (4.00-5.20)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-457 (2.00-2.98)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-458 (4.00-5.16)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-590 (2.95-3.95)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-591 (1.20-2.40)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-591 (2.40-3.60)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-593 (1.20-2.40)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-593 (3.60-4.65)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-594 (2.40-3.60)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-594 (3.60-4.63)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-596 (1.20-2.40)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-596 (3.60-4.83)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-598 (1.20-2.40)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-598 (2.40-3.60)	<0.01		<0.01	<0.01	<0.04	<0.30

132	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

	P2O5	Insol	MgO	Fe2O2	Al2O2	CaO
RC-600 (0.00-1.20)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-600 (2.40-3.45)	<0.01		<0.01	<0.01	<0.04	<0.30
RC-603 (1.20-2.20)	<0.01		<0.01	<0.01	<0.04	<0.30

133	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

31.3     CHECK SAMPLE

The following data and statistics were derived for the Check 22 sample supplied by the Association of Fertilizer and Phosphate Chemists and dispersed through the assays for Laboratory Phases 3, 4, 5, 6 and 7.

134	Mineral Resource Associates

Revised Assessment of the West Don Diego Phosphorite Deposit

June 2014

FIPR Lab Statistics	P2O5	Insol	MgO	Fe2O3	Al2O3	CaO
Average	33.33	3.20	0.35	1.07	1.39	45.75
Std. Dev.	0.52	0.11	0.01	0.06	0.06	1.42
Maximum	34.58	3.58	0.37	1.51	1.59	49.89
Minimum	31.24	2.88	0.32	0.95	1.24	41.41
Count	150	150	150	150	150	150
AFPC Statistics
Average	33.06	3.19	0.35	1.10	1.42	47.74
Std. Dev.	0.17	0.26	0.01	0.03	0.03	0.38

	P2O5	Insol	MgO	Fe2O3	Al2O3	CaO
Lab Phase 3
RC-308 (0.00-1.00)	33.37	3.33	0.34	1.04	1.36	44.43
RC-308 (1.00-1.60)	33.18	3.49	0.34	1.03	1.37	44.08
RC-312 (0.00-0.76)	33.69	3.27	0.35	1.04	1.44	44.65
RC-322 (0.00-1.00)	33.13	3.26	0.36	1.11	1.42	45.58
RC-322 (2.00-3.00)	33.61	3.18	0.35	1.06	1.39	44.53
RC-364 (0.78-1.78)	33.98	3.22	0.35	1.04	1.41	44.00
RC-364 (2.78-3.78)	33.78	3.30	0.36	1.10	1.45	47.41
RC-364 (4.14-4.88)	33.49	3.28	0.33	1.05	1.34	44.85
RC-209 (0.00-1.00)	33.49	3.28	0.34	1.04	1.38	44.29
RC-209 (1.00-2.00)	33.61	3.14	0.33	1.02	1.29	43.47
RC-321 (0.00-1.00)	33.79	3.34	0.34	1.03	1.36	44.31
RC-321 (2.00-3.00)	33.04	3.33	0.35	1.05	1.41	44.68
RC-383 (0.00-1.20)	33.75	3.16	0.35	1.06	1.33	45.04
RC-383 (1.20-2.40)	32.97	3.12	0.34	1.05	1.36	44.56
RC-384 (0.00-1.00)	33.37	3.33	0.32	0.99	1.24	42.76
RC-379 (0.00-1.20)	33.48	3.33	0.34	1.05	1.33	44.63
RC-379 (2.40-3.60)	33.38	3.26	0.35	1.03	1.35	43.87
RC-379 (4.80-6.00)	33.01	3.29	0.36	1.08	1.38	45.26
RC-380 (2.40-3.50)	32.73	3.36	0.36	1.11	1.39	47.28
RC-381 (2.40-3.60)	33.67	3.13	0.35	1.04	1.33	43.77
RC-423 (0.00-1.20)	33.41	3.14	0.35	1.05	1.44	44.39
RC-423 (1.20-2.20)	33.72	3.18	0.35	1.06	1.33	43.96
RC-419 (0.00-1.10)	33.12	3.30	0.34	1.07	1.37	45.87
RC-419 (2.40-3.60)	33.09	3.30	0.35	1.03	1.59	44.57
RC-420 (1.20-2.40)	33.08	3.51	0.33	1.01	1.29	43.84
RC-420 (3.40-3.97)	33.11	2.99	0.34	1.04	1.37	44.57
RC-422 (0.00-1.00)	33.27	3.16	0.35	1.07	1.39	45.36
RC-426 (0.00-1.20)	33.29	3.31	0.34	1.04	1.32	44.74
RC-427 (0.00-1.00)	32.74	3.35	0.34	1.06	1.35	44.97
RC-427 (1.00-1.93)	32.94	3.25	0.34	1.05	1.31	44.22

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	P2O5	Insol	MgO	Fe2O3	Al2O3	CaO
RC-425 (2.00-3.00)	32.69	3.49	0.33	1.02	1.33	42.76
RC-425 (3.00-3.90)	33.13	3.11	0.34	1.06	1.33	45.27
RC-428 (1.20-2.20)	32.93	3.31	0.34	1.06	1.33	44.74
RC-429 (1.20-2.37)	33.10	3.21	0.34	1.05	1.30	43.96
RC-401 (1.00-1.64)	33.17	3.34	0.35	1.07	1.31	45.25
RC-398 (1.20-2.40)	32.54	3.12	0.33	1.04	1.31	44.60
RC-397 (0.00-1.00)	33.11	3.33	0.34	1.08	1.34	45.91
RC-397 (1.00-2.00)	32.95	3.27	0.34	1.07	1.33	45.62
RC-394 (1.20-2.40)	33.09	3.25	0.33	1.04	1.31	44.67
RC-394 (2.40-3.60)	32.92	3.23	0.34	1.06	1.32	45.04
RC-396 (1.20-2.40)	33.17	3.16	0.34	1.06	1.33	45.47
RC-395 (2.40-3.60)	33.00	2.88	0.35	1.09	1.36	45.33
Lab Phase 4
RC-728 (0.00-1.00)	32.65	3.30	0.37	1.12	1.50	49.10
RC-728 (2.00-3.00)	32.98	3.19	0.36	1.11	1.43	48.51
RC-729 (2.00-3.00)	32.98	3.22	0.37	1.51	1.48	49.62
RC-730 (0.00-1.00)	33.12	3.24	0.36	1.11	1.46	47.26
RC-732 (1.00-2.00)	32.93	3.12	0.35	1.12	1.41	48.32
RC-733 (1.00-2.00)	33.46	3.27	0.35	1.08	1.41	47.34
RC-734 (1.00-2.00)	33.80	3.23	0.34	1.08	1.34	47.00
RC-737 (0.00-1.00)	33.22	3.16	0.35	1.09	1.41	46.81
RC-737 (2.00-3.00)	33.25	3.17	0.35	1.09	1.41	46.88
RC-739 (1.00-2.00)	33.11	3.19	0.33	1.04	1.31	44.48
RC-739 (2.00-3.00)	33.46	3.33	0.34	1.10	1.35	46.83
RC-740 (1.00-2.00)	32.91	3.28	0.33	1.06	1.34	45.30
RC-741 (1.00-2.00)	33.23	3.18	0.34	1.05	1.34	45.28
RC-741 (3.00-3.70)	32.90	3.11	0.32	1.04	1.27	44.56
RC-742 (1.00-2.00)	33.03	3.17	0.33	1.04	1.28	45.93
RC-742 (3.00-3.70)	33.15	3.18	0.34	1.04	1.38	44.48
RC-743 (3.00-4.00)	33.55	3.23	0.34	1.09	1.36	46.64
RC-743 (5.00-5.70)	33.13	3.28	0.36	1.08	1.42	46.55
RC-745 (1.00-2.00)	33.31	3.23	0.36	1.08	1.44	46.60
RC-745 (3.00-4.00)	32.54	3.26	0.34	1.05	1.33	44.97
RC-746 (1.00-2.00)	32.93	3.14	0.33	1.02	1.30	44.13
RC-746 (3.00-4.00)	32.63	3.25	0.34	1.08	1.37	46.76
RC-751 (1.00-2.00)	32.39	3.25	0.36	1.10	1.45	46.54
RC-751 (3.00-4.00)	33.75	3.20	0.35	1.08	1.40	45.88
RC-759 (1.00-2.00)	34.58	3.34	0.35	1.08	1.40	45.98
RC-764 (2.00-3.00)	33.17	3.07	0.35	1.09	1.40	46.69
RC-770 (2.00-3.00)	33.46	3.17	0.36	1.08	1.43	46.11

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	P2O5	Insol	MgO	Fe2O3	Al2O3	CaO
Lab Phase 5
RC-771 (2.00-3.00)	34.11	3.09	0.36	1.12	1.44	46.23
RC-773 (2.00-3.00)	33.26	3.11	0.34	1.06	1.39	45.31
RC-775 (0.00-1.00)	33.55	3.12	0.34	1.06	1.38	45.54
RC-775 (2.00-3.00)	32.87	3.27	0.32	1.01	1.27	43.40
RC-776 (0.00-1.00)	33.14	3.16	0.35	1.08	1.39	47.33
RC-776 (2.00-3.00)	33.61	3.12	0.34	1.08	1.37	46.73
RC-780 (0.00-1.00)	33.60	3.18	0.37	1.08	1.37	45.89
RC-781 (0.00-1.00)	33.64	3.16	0.35	1.08	1.42	46.35
RC-781 (2.00-2.70)	33.58	3.10	0.35	1.07	1.39	46.85
RC-782 (1.00-2.00)	33.92	3.18	0.35	1.09	1.40	46.96
RC-783 (0.00-1.00)	33.63	3.15	0.36	1.09	1.44	47.21
RC-785 (1.00-2.00)	34.07	3.21	0.37	1.13	1.49	49.89
RC-239 (2.00-2.71)	33.08	3.20	0.35	1.07	1.39	45.91
RC-283 (1.00-2.00)	32.97	3.06	0.35	1.08	1.42	46.03
RC-286 (1.00-2.00)	33.26	3.10	0.35	1.09	1.39	47.83
RC-286 (3.00-4.16)	33.18	3.08	0.35	1.11	1.41	47.67
RC-287 (2.00-3.00)	33.02	3.02	0.35	1.06	1.38	46.19
RC-310 (0.00-1.00)	34.04	3.13	0.35	1.07	1.44	46.37
RC-310 (2.00-3.00)	33.91	3.21	0.36	1.08	1.48	46.62
RC-324 (2.00-3.00)	34.32	3.07	0.36	1.11	1.45	47.21
RC-328 (3.00-4.13)	33.80	3.03	0.34	1.05	1.36	45.12
RC-366 (1.20-2.40)	33.93	3.23	0.34	1.04	1.39	43.84
RC-371 (2.00-3.00)	33.58	3.19	0.35	1.07	1.37	45.72
RC-373 (1.20-2.40)	33.67	3.10	0.34	1.06	1.34	45.72
RC-373 (3.40-4.33)	34.42	3.02	0.34	1.05	1.39	45.89
RC-414 (1.20-2.40)	34.34	3.18	0.34	1.06	1.34	46.37
RC-414 (3.60-4.44)	33.39	3.28	0.35	1.06	1.44	45.67
RC-432 (2.40-3.60)	33.07	3.17	0.35	1.10	1.43	47.98
RC-434 (1.00-2.00)	32.76	3.10	0.35	1.09	1.42	46.66
RC-436 (1.20-2.40)	33.73	3.06	0.36	1.08	1.42	44.95
RC-439 (1.20-2.40)	34.02	3.07	0.34	1.03	1.40	44.20
RC-440 (2.00-3.02)	31.24	3.21	0.34	1.03	1.35	44.16
RC-447 (1.20-2.40)	34.16	3.25	0.34	1.06	1.42	45.37
RC-448 (0.00-1.20)	34.38	3.09	0.33	1.04	1.36	44.77
RC-448 (2.40-3.60)	33.46	3.05	0.36	1.30	1.39	46.06
RC-451 (1.20-2.40)	33.70	3.08	0.35	1.41	1.38	46.17
Lab Phase 6
RC-516 (1.20-2.40)	33.78	3.14	0.34	1.07	1.39	46.09
RC-516 (3.40-4.27)	34.08	3.05	0.34	1.07	1.41	46.60
RC-517 (1.20-2.40)	33.65	3.14	0.35	1.07	1.40	45.96
RC-535 (1.20-2.40)	33.93	3.12	0.35	1.06	1.41	45.32
RC-535 (2.40-3.40)	33.90	3.12	0.35	1.05	1.41	45.28
RC-535 (3.40-4.14)	33.27	3.05	0.35	1.05	1.41	46.26

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June 2014

	P2O5	Insol	MgO	Fe2O3	Al2O3	CaO
RC-538 (2.40-3.60)	33.35	3.03	0.36	1.11	1.51	49.21
RC-540 (1.00-2.00)	32.43	3.13	0.34	1.01	1.35	43.91
RC-540 (2.00-3.00)	32.31	3.22	0.32	0.95	1.28	41.41
RC-543 (1.20-2.40)	32.95	3.30	0.34	1.01	1.33	43.76
RC-545 (0.00-1.00)	33.31	3.23	0.33	0.98	1.29	43.16
RC-545 (2.00-2.83)	32.82	3.33	0.35	1.08	1.45	46.67
RC-563 (1.20-2.20)	33.33	3.58	0.34	1.01	1.39	44.42

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June 2014

32.0     APPENDIX H: STRATA CALCULATION PROCEDURE AND REPORTS

Due to the lengthy content of Appendix H, it will be published in a separate volume.

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June 2014

33.0     APPENDIX I: HOLE COMPOSITE CALCULATION PROCEDURE AND REPORTS

Due to the lengthy content of Appendix I, it will be published in a separate volume.

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June 2014

34.0     APPENDIX J: RESOURCE CALCULATION PROCEDURES AND TABLES

Due to the lengthy content of Appendix J, it will be published in a separate volume.

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